                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) of the
                        Securities Exchange Act of 1934

    Filed by the Registrant[X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SOFTWARE SPECTRUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $0.01 per share, and options to purchase Common Stock
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         3,170,912 shares of Common Stock and 690,490 options to purchase shares of Common Stock
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee was determined by multiplying 0.000092 by the sum of:
         (x) the product of 3,170,912 shares of Common Stock outstanding and the merger consideration of $37.00 per share in cash plus (y) $15,468,908, which is the aggregate amount anticipated to be paid to certain persons holding options to purchase shares of Common Stock in consideration of cancellation of such options.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         $132,792,652
--------------------------------------------------------------------------------

     (5) Total fee paid:

         $12,216.92
--------------------------------------------------------------------------------

     [X] Fee previously paid with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

NOTICE OF SPECIAL MEETING
ON JUNE 18, 2002
AND PROXY STATEMENT

                                                                 [SPECTRUM LOGO]

                            SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

                                  MAY 21, 2002

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of Software Spectrum, Inc. to be held on Tuesday, June 18, 2002, at 10:00 a.m., local time, at Software Spectrum's offices located at 2140 Merritt Drive, Garland, Texas.

    At the special meeting you will be asked to consider and vote upon a proposal to approve a merger agreement, among Software Spectrum, Level 3 Communications, Inc. and its subsidiary, Eldorado Acquisition Three, Inc. If the merger agreement is approved and we complete the merger, Software Spectrum will become a subsidiary of Level 3 and you will receive $37 in cash for each share of Software Spectrum common stock you own.

    The Board of Directors has unanimously approved the merger agreement and the merger. The Board of Directors believes that the merger agreement and the proposed merger are fair to and in the best interests of Software Spectrum's shareholders. Therefore, the Board of Directors recommends that you vote in favor of the approval of the merger agreement and the merger. In making its recommendation, our Board of Directors considered, among other things, the written opinion of SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., Software Spectrum's financial advisor, that, as of the date of the opinion, the $37 per share cash consideration to be offered to our shareholders was fair to our shareholders from a financial point of view. We have included a copy of SunTrust Robinson Humphrey's written opinion as Appendix B to the accompanying proxy statement, and urge you to read it in its entirety.

    The proposed merger is an important decision for Software Spectrum and its shareholders. We cannot complete the merger unless holders of at least 66 2/3% of all of the outstanding shares of Software Spectrum common stock vote to approve the merger agreement and the merger. Shares of Software Spectrum common stock representing approximately 30% of the voting power of Software Spectrum have been committed to be voted in favor of approving the merger agreement and the merger.

    The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

    Whether or not you plan to attend the special meeting, I urge you to sign, date, and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting. Failure to return an executed proxy card will constitute, in effect, a vote against approval of the merger agreement and the merger.

                                          Sincerely,

                                          /s/ JUDY C. ODOM
                                          --------------------------------------
                                          Judy C. Odom
                                          Chief Executive Officer

                            SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE:                        Tuesday, June 18, 2002

TIME:                        10:00 a.m., local time

PLACE:                       Software Spectrum's offices located at 2140 Merritt
                             Drive, Garland, Texas

ITEMS OF BUSINESS:           1. To consider and vote upon a proposal to approve
                                the Agreement and Plan of Merger, dated as of May 1, 2002, by and among Level 3 Communications, Inc., Eldorado Acquisition Three, Inc., and Software Spectrum, Inc., and to approve the merger of Eldorado Acquisition with and into Software Spectrum. In the merger each share of Software Spectrum's common stock, par value $0.01, outstanding immediately prior to the merger (other than shares held by Level 3 and its subsidiaries and Software Spectrum and its subsidiaries, which will be canceled, and other than shares held by shareholders of Software Spectrum common stock who perfect dissenters' rights of appraisal under Texas law), will be converted into the right to receive $37 per share in cash, without interest.

                             2. To transact such other business as may properly
                                come before the special meeting or any
                                adjournment(s) thereof.

RECORD DATE:                 Only those persons who were holders of record of
                             Software Spectrum's common stock at the close of business on May 20, 2002 are entitled to notice of, and to vote at, the special meeting or any adjournment(s) thereof. A complete list of the shareholders entitled to vote at the meeting will be open for inspection by any shareholder during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of Software Spectrum, 2140 Merritt Drive, Garland,
                             Texas.

APPRAISAL RIGHTS:            Under Texas law, appraisal rights will be available
                             to Software Spectrum's shareholders who do not vote in favor of the approval of the merger agreement and the merger. In order to exercise the appraisal rights, Software Spectrum shareholders must follow the procedures required by the Texas Business
                             Corporation Act, which are summarized under "The
                             Merger -- Appraisal Rights of Shareholders" in the accompanying proxy statement.

VOTING: Your vote is important. Whether or not you plan to attend the meeting, please ensure that your vote will be counted by signing, dating, and promptly returning the enclosed proxy card. If you hold your shares in "street name," please instruct your broker how to vote in accordance with your voting instruction form. Failure to return an executed proxy card will have the same effect as a vote against approval of the merger agreement and the merger.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT D. GRAHAM
                                          --------------------------------------
                                          Robert D. Graham
                                          Secretary

Garland, Texas
May 21, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    4
  Parties to the Merger.....................................    4
  Special Meeting of Shareholders...........................    4
  The Merger and the Merger Agreement.......................    5
  Opinion of Financial Advisor..............................    7
  Interests of Certain Persons in the Merger................    8
  Certain U.S. Federal Income Tax Consequences..............    9
  Voting Agreement..........................................    9
  Additional Information....................................    9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...   10
PARTIES TO THE MERGER.......................................   11
  Software Spectrum.........................................   11
  Level 3 Communications....................................   11
  Eldorado Acquisition......................................   11
SPECIAL MEETING OF SHAREHOLDERS.............................   12
  General...................................................   12
  Recommendation of our Board of Directors..................   12
  Record Date and Voting....................................   12
  Required Vote.............................................   12
  Proxies; Revocation.......................................   13
  Adjournments or Postponements.............................   13
PAYMENT OF CASH CONSIDERATION...............................   14
THE MERGER..................................................   15
  Background of the Merger..................................   15
  Purposes of the Merger; Certain Effects of the Merger.....   16
  Reasons for the Merger; Recommendation of the Board of
     Directors..............................................   17
  Opinion of Financial Advisor..............................   18
  Interests of Certain Persons in the Merger................   29
  Merger Financing; Source of Funds.........................   32
  Certain U.S. Federal Income Tax Consequences..............   32
  Accounting Treatment......................................   33
  Appraisal Rights of Shareholders..........................   33
  Voting Agreement..........................................   35

                                                              PAGE
                                                              ----
THE MERGER AGREEMENT........................................   36
  Structure and Effective Time..............................   36
  Merger Consideration......................................   36
  Payment Procedures........................................   36
  Treatment of Software Spectrum Stock Options..............   37
  Charter and By-Laws.......................................   37
  Directors and Officers....................................   37
  Representations and Warranties............................   37
  Covenants; Conduct of the Business of Software Spectrum
     Prior to the Merger....................................   37
  No Solicitation...........................................   38
  Employee Benefits.........................................   38
  Indemnification and Insurance.............................   38
  Software Spectrum's Board Recommendation; Shareholder's
     Meeting................................................   39
  Conditions to the Merger..................................   39
  Termination...............................................   40
  Termination Fee...........................................   40
  The Rights Agreement......................................   41
CERTAIN FINANCIAL PROJECTIONS...............................   42
REGULATORY APPROVALS........................................   43
PRICE RANGE OF STOCK AND DIVIDENDS..........................   44
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS...................   45
STOCK OWNERSHIP OF MANAGEMENT...............................   46
FUTURE SHAREHOLDER PROPOSALS................................   47
WHERE YOU CAN FIND MORE INFORMATION.........................   48
  Appendix A Merger Agreement
  Appendix B Fairness Opinion
  Appendix C Articles 5.11, 5.12 and 5.13 of the Texas
     Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO ADDRESS SOME COMMONLY ASKED QUESTIONS REGARDING THE MERGER. THESE QUESTIONS AND ANSWERS MAY NOT ADDRESS ALL QUESTIONS THAT MAY BE IMPORTANT TO YOU AS A SOFTWARE SPECTRUM SHAREHOLDER. PLEASE REFER TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES TO THIS PROXY STATEMENT, AND THE DOCUMENTS REFERRED TO OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

A: Our Board of Directors is furnishing this proxy statement to our shareholders in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or at any adjournment of the special meeting.

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Level 3 Communications, Inc. will acquire Software Spectrum, Inc. by causing the merger of Eldorado Acquisition Three, Inc., an indirect wholly owned subsidiary of Level 3, with and into Software Spectrum with Software Spectrum shareholders to receive $37 per share in cash. Software Spectrum will be the surviving corporation in the merger. Following this merger, Software Spectrum will be an indirect wholly owned subsidiary of Level 3, and Software Spectrum's shares will cease to be publicly traded.

Q: WHO ARE LEVEL 3 AND ELDORADO ACQUISITION?

A: Level 3 is a publicly held Delaware corporation engaged in the business of international fiber optics communications and information services, including IP (Internet Protocol) services, broadband transport, and colocation services. One of Level 3's subsidiaries, CorpSoft, Inc. (also known as Corporate Software) is engaged in the resale of software to businesses, similar to the business of Software Spectrum. Eldorado Acquisition is a Delaware corporation formed for the purpose of merging with Software Spectrum.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Shareholders of Software Spectrum, other than Level 3 and its subsidiaries, Software Spectrum and its subsidiaries and shareholders of Software Spectrum who perfect dissenters' rights of appraisal under Texas law, will be entitled to receive $37 in cash, without interest, for each share of Software Spectrum common stock owned by them. The $37 per share merger price represents a 122% premium over the $16.65 closing price of Software Spectrum's shares on May 1, 2002, the trading day prior to the announcement of the merger, and a 110% premium over the $17.57 average closing price of the shares for the 90 days prior to the announcement.

Q: WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS?

A: In the opinion of our Board of Directors, the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of Software Spectrum's shareholders. Our Board of Directors recommends that you vote FOR the approval of the merger agreement and the merger. Our Board of Directors has unanimously approved the merger agreement and the merger.

Q: WHAT FACTORS DID OUR BOARD CONSIDER IN MAKING ITS RECOMMENDATION?

A: In making its determination, our Board of Directors took into account, among other things, the cash consideration to be received by the holders of Software Spectrum common stock in the merger and the current and historical market prices of Software Spectrum common stock, Software Spectrum's ability to furnish information and conduct negotiations should it receive a superior proposal, the terms of the merger agreement, and the business, strategy and prospects of Software Spectrum. To review the background and reasons for the merger in greater detail, see pages 15 through 18.

Q: DID OUR BOARD OF DIRECTORS OBTAIN THE OPINION OF A FINANCIAL ADVISOR?

A: Our Board of Directors retained SunTrust Robinson Humphrey to provide a fairness opinion. In its fairness opinion SunTrust stated that, as of May 1, 2002, based upon and subject to the factors and assumptions set forth in their opinion, the $37 per share cash consideration to be received by you is fair from a financial point of view.

Q: WHAT ARE THE DISADVANTAGES TO ME OF MERGING WITH ELDORADO ACQUISITION?

A: Following the proposed merger, the current holders of Software Spectrum's common stock, other than Level 3 and its subsidiaries, will no longer have the opportunity to benefit from any earnings or growth of Software Spectrum.

Q: WHAT REGULATORY APPROVALS AND FILINGS ARE NEEDED TO COMPLETE THE MERGER?

A: Before we can complete the merger, the parties will be required to await the expiration or termination of the waiting period under any applicable foreign antitrust law.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect that the requisite regulatory approvals and closing conditions will be satisfied on or before June 18, 2002 and, assuming the merger is approved by Software Spectrum's shareholders and the other closing conditions are satisfied or waived, that the merger will be completed on or promptly after that date. However, we cannot assure you that such requirements will be satisfied (or waived where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived.

Q: WHAT ARE THE ADVANTAGES TO ME OF MERGING SOFTWARE SPECTRUM WITH ELDORADO ACQUISITION?

A: Shareholders will receive a significant premium over the market price of Software Spectrum's common stock prior to the announcement of the merger, and will not face the market and business risks associated with ownership of Software Spectrum's stock and the implementation of Software Spectrum's strategy.

Q: WHAT POTENTIAL CONFLICTS OF INTEREST DOES THE BOARD HAVE IN RECOMMENDING APPROVAL OF THE MERGER AGREEMENT AND THE MERGER?

A: Robert P. Lee, a member of our Board of Directors, is a Managing Member of and an owner of an equity interest in the parent company of Sheffield Merchant Banking Group, which we hired to assist us in negotiating the merger agreement. Sheffield will receive a $1.25 million fee plus reasonable expenses upon the consummation of the merger.

Under the merger agreement, the directors of Software Spectrum will be entitled to indemnification and insurance coverage rights after the consummation of the merger. Our directors who hold options (whether vested or unvested) to purchase shares of our common stock will be entitled to receive, for each share subject to an option, an amount in cash equal to the excess of $37 over the exercise price of the option.

Under pre-existing management continuity agreements, our directors who are also executive officers of Software Spectrum will receive a special bonus if they remain employed for at least one year following approval of the merger, and they will be entitled to receive special severance benefits if their employment is terminated under certain circumstances within two years after the approval of the merger. The executives will also be guaranteed their existing level of compensation and benefits for two years after the approval of the merger (assuming continued employment).

Q: WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE MERGER?

A: The holders of at least 66 2/3% of all outstanding shares of Software Spectrum's common stock must vote to approve the merger agreement and the merger. Shares of Software Spectrum common stock representing approximately 30% of the voting power of Software Spectrum are committed to vote in favor of approving the merger agreement and the merger.

Q: WHEN AND WHERE IS THE SPECIAL MEETING AND WHO CAN ATTEND?

A: The special meeting will take place at our offices at 2140 Merritt Drive, Garland, Texas, on June 18, 2002, at 10:00 a.m., local time. Only shareholders as of the May 20, 2002 record date for voting shares at the shareholders meeting, their proxy holders, and invited guests may attend the special meeting. If you wish to vote in person and your shares are held by a stockbroker, you need to obtain a proxy from the broker authorizing you to vote your shares held in the broker's name.

Q: HOW MANY SHARES ARE OUTSTANDING AND HOW MANY SHARES CAN I VOTE?

A: As of the close of business on May 20, 2002, 3,171,412 shares of common stock were issued and outstanding. Every shareholder is entitled to one (1) vote for each share of common stock held. In addition, as of the close of business on May 20, 2002, options to purchase 689,990 shares of common stock were outstanding but had not been exercised; holders of unexercised options are not permitted to vote the shares underlying such options.

Q: DO I HAVE DISSENTERS' RIGHTS OF APPRAISAL?

A: Under Texas law, you are entitled to dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights, as described under "The Merger -- Appraisal Rights of Shareholders" on page 33 and Appendix C to this proxy statement, you may receive payment of the "fair value" of your Software Spectrum common stock.

Q: HOW DO I GET PAID?

A: If the merger is approved and consummated, you will be mailed instructions, which will explain how to exchange your share certificates for the merger consideration. Do not send in your share certificates now.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: In general, upon the exchange of Software Spectrum shares for cash pursuant to the merger, you will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and your adjusted tax basis in your Software Spectrum shares. Provided you hold your Software Spectrum shares as a capital asset, that gain or loss will generally be capital gain or loss. You are urged to consult with your tax advisor with respect to the particular U.S. federal, state, local, and foreign income tax or other tax consequences of the merger to you.

Q: WHEN WAS THIS PROXY STATEMENT MAILED?

A: This proxy statement was first mailed to shareholders on or about May 21, 2002.

                       WHO CAN HELP ANSWER MY QUESTIONS?

If you have more questions about this proxy statement or the merger, you should contact:

                               Investor Relations
                            Software Spectrum, Inc.
                               2140 Merritt Drive
                              Garland, Texas 75041
                                 (972) 840-6600
                                       or
                        The Company's Information Agent

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                                 (800) 628-8510

                                    SUMMARY

     This summary, together with the preceding Questions and Answers About the Merger section, highlights selected information in this proxy statement and does not contain all of the information that might be important to you. You should carefully read the entire proxy statement to fully understand the merger agreement. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

PARTIES TO THE MERGER (PAGE 11)

Software Spectrum

     - We are incorporated under the laws of the State of Texas. Our executive offices are located at 2140 Merritt Drive, Garland, Texas 75041. Our telephone number is (972) 840-6600.

     - Software Spectrum is a global business-to-business software services provider, marketer and reseller with sales locations, operations and contact centers located in North America, Europe and Asia/ Pacific.

     - Software Spectrum's common stock has traded on the Nasdaq National Market since 1991 under the symbol "SSPE."

Level 3 Communications

     - Level 3 Communications, Inc. is incorporated under the laws of the State of Delaware. Its executive offices are located at 1025 Eldorado Blvd., Broomfield, Colorado 80021. Its telephone number is (720) 888-1000.

     - Level 3 is engaged in the business of international fiber optic communications and information services, including IP (Internet Protocol) services, broadband transport, and colocation services. One of Level 3's subsidiaries, CorpSoft, Inc. (also known as Corporate Software) is engaged in the resale of software to businesses similar to the business of Software Spectrum.

     - Level 3's common stock has traded on the Nasdaq National Market since 1998 under the symbol "LVLT."

Eldorado Acquisition

     - Eldorado Acquisition is a Delaware corporation and an indirect wholly owned subsidiary of Level 3. Eldorado Acquisition has not engaged in any business activity other than in connection with the merger and the related transactions.

SPECIAL MEETING OF SHAREHOLDERS

General (page 12)

     The special meeting will be held on June 18, 2002, at 10:00 a.m., local time, at 2140 Merritt Drive, Garland, Texas. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger and the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

Record Date and Voting (page 12)

     The close of business on May 20, 2002 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting. On the record date, there were 3,171,412 shares of Software Spectrum common stock entitled to vote at the special meeting.

Required Vote (page 12)

     An affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock must be cast FOR the approval of the merger agreement and the merger in order for the merger to be completed. Each share of our common stock is entitled to one vote.

     If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the approval of the merger agreement and the merger.

     Judy C. Odom, Chairman of the Board and Chief Executive Officer of Software Spectrum, and Private Capital Management, L.P. (or PCM), have committed to vote FOR the approval of the merger agreement and the merger. The shares of Software Spectrum common stock beneficially owned by Ms. Odom and over which PCM has voting authority represent approximately 30% of the outstanding shares of common stock of Software Spectrum.

Proxies; Revocation (page 13)

     You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person. Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the approval of the merger agreement and the merger.

     You may revoke your proxy at any time before the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the secretary of Software Spectrum at 2140 Merritt Drive, Garland, Texas 75041, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

     Please do not send us any of your stock certificates at this time. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

THE MERGER AND THE MERGER AGREEMENT

What You Will Receive in the Merger

     You will receive $37 per share in cash in exchange for each share of our common stock that you own. The $37 per share represents a significant premium over the market price for our shares prevailing before the public announcement of the merger agreement.

Background of the Merger (page 15)

     For a description of the events leading to the approval of the merger agreement by the Board of Directors and the reasons for such approval, you should refer to "The Merger -- Background of the Merger" and "-- Reasons for the Merger; Recommendation of the Board of Directors."

Purposes of the Merger; Certain Effects of the Merger (page 16)

     The principal purpose of the merger is to enable Level 3 to acquire all of the equity interest in Software Spectrum and provide you the opportunity to receive a cash payment for your shares at a significant premium over the market prices at which the common stock traded before the public announcement of the merger agreement. Following closing, Software Spectrum will integrate its operations with Corporate Software, a subsidiary of Level 3 that is engaged in the resale of software to businesses similar to the business of Software Spectrum.

     The merger will terminate all equity interests in Software Spectrum held by public shareholders, and Level 3 will be the sole beneficiary of any earnings and growth of Software Spectrum following the merger. Upon completion of the merger, our common stock will be delisted from the Nasdaq National Market and will no longer be publicly traded.

Reasons for the Merger; Recommendation of the Board of Directors (page 17)

     Our Board of Directors has determined that the merger agreement and the merger are advisable and fair to you and in your best interests and recommends that you vote "FOR" the approval of the merger agreement and the merger. In making this determination, our Board of Directors took into account, among other things, the opinion of our financial advisor, SunTrust Robinson Humphrey, to the effect that, as of the date of the merger agreement and based upon and subject to the factors and assumptions explained to the Board of Directors and set forth in the opinion, the cash consideration to be received by you in the merger is fair from a financial point of view.

Merger Financing; Source of Funds (page 32)

     Level 3 has informed us that the aggregate consideration to be paid to our shareholders and holders of options to purchase our shares will be financed through cash on hand.

Appraisal Rights of Shareholders (page 33)

     Our shareholders are entitled to dissenters rights under Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act ("TBCA"). Holders of record must follow the steps summarized under "The Merger -- Appraisal Rights of Shareholders" properly and in a timely manner to perfect dissenters' rights. Persons having a beneficial interest in common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to take any of these required steps.

     Under the TBCA, the shareholders who do not wish to accept the merger consideration provided for in the merger agreement and who follow the procedures set forth in Article 5.12 of the TBCA will be entitled to have their common stock appraised and to receive payment in cash of the "fair value" of their common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by a court. The "fair value" may be more or less than the merger consideration. The full text of Articles 5.11, 5.12, and 5.13 is reprinted in its entirety as Appendix C to this proxy statement.

Conditions to the Merger (page 39)

     Each party's obligation to complete the merger depends on the satisfaction of the following conditions:

     - all waiting periods under U.S. or applicable foreign antitrust laws have expired or been terminated;

     - there is no injunction or other governmental order restraining or prohibiting the merger; and

     - the merger has been approved by holders of at least two-thirds of our outstanding common stock.

     In addition, the obligation of Level 3 to complete the merger is subject to certain additional conditions including, among other things, the accuracy of our representations and warranties, our compliance with material obligations (including obligations related to our indebtedness and our foreign subsidiaries), the absence of an order imposing material limitations on Level 3's acquisition, ownership or operation of Software Spectrum and the absence of a banking moratorium or limitations by a U.S. governmental authority on the extension of credit.

     The obligation of Level 3 to complete the merger is not subject to a financing condition or any additional corporate proceedings by Level 3, such as the approval of its shareholders.

     On May 15, 2002, Software Spectrum and Level 3 were notified that they had received early termination of the Hart-Scott-Rodino waiting period.

Termination (page 40)

     The merger agreement may be terminated by mutual written consent of Level 3 and Software Spectrum or by either Level 3 or Software Spectrum upon a final permanent injunction, upon a failure to approve the merger by our shareholders, or if the merger is not consummated by September 3, 2002.

     The merger agreement may be terminated by Level 3 if there is a tender or exchange offer for Software Spectrum and our Board of Directors fails to recommend against such offer; if we have entered into an agreement for an alternative transaction; if our Board recommends an alternative transaction or withdraws or adversely modifies its recommendation of the Level 3 merger; or if we breach representations, warranties or covenants in the merger agreement.

     The merger agreement may be terminated by Software Spectrum if Level 3 breaches its representations, warranties or covenants in the merger agreement in a manner that would have a material adverse effect on its ability to consummate the merger.

Termination Fee (page 40)

     We must pay to Level 3 a termination fee of $5 million plus reasonable expense reimbursement of up to $1 million, if Level 3 terminates the merger agreement because Software Spectrum has entered into, or our Board of Directors has recommended, an alternative transaction involving a merger, a sale of more than 10% of the consolidated assets of Software Spectrum and its subsidiaries, the issuance, sale or disposition of securities representing more than 10% of our voting power, or a transaction in which a person acquires beneficial ownership of 15% or more of our outstanding common stock.

     We must pay one-half of the $5 million termination fee plus the reimbursement expense under the circumstances described below. Additionally, if within nine months following the occurrence of any of the events described below, Software Spectrum enters into a definitive agreement providing for or consummates an alternative transaction involving more than 33% of our consolidated assets, voting power or outstanding common stock, then upon the closing of such transaction, Software Spectrum must pay to Level 3 the other half of the termination fee.

     - Level 3 terminates the merger agreement because any person has commenced a tender or exchange offer to purchase shares representing more than 33% of the outstanding shares of Software Spectrum, and our Board of Directors fails to recommend against acceptance of such offer within ten business days.

     - Level 3 terminates the merger agreement because our Board of Directors has withdrawn or adversely modified its recommendation of the merger.

     - Level 3 terminates the merger agreement because Software Spectrum is in breach of the merger agreement.

     - Software Spectrum terminates the merger agreement for any reason (other than because Level 3 is in breach of the merger agreement) at a time when Level 3 could have terminated the merger agreement because Software Spectrum is in breach of the merger agreement.

     - After the date of the merger agreement, there is a publicly disclosed takeover proposal involving more than 10% of our consolidated assets, voting power or outstanding common stock, and thereafter Level 3 or Software Spectrum terminates the merger agreement because our shareholders fail to approve the merger or because the merger is not consummated by September 3, 2002.

OPINION OF FINANCIAL ADVISOR (PAGE 18)

     SunTrust Robinson Humphrey delivered an opinion on May 1, 2002 to our Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion and reviewed with our Board of Directors, the consideration to be received by you in the transactions contemplated by the merger agreement is fair to you from a financial point of view. The opinion of

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

SunTrust is dated May 1, 2002, and opines as to the fairness as of that date only. SunTrust is not obligated to update its opinion after the date thereof. Events could occur prior to the date of the special meeting which could result in a different valuation or conclusion if the opinion was reissued on that date. In the event that there are material changes to the terms of the proposed transactions or other material changes or conditions affecting Software Spectrum or its business, our Board of Directors will consider the advisability of requesting an updated fairness opinion at that time. As of the date of this proxy statement, our Board of Directors does not believe any such material changes have occurred.

     SunTrust will receive $300,000 for its preparation and delivery of a fairness opinion. The full text of the written opinion of SunTrust, which sets forth a description of assumptions made, matters considered and limitations on its review, is attached as Appendix B to this proxy statement. You are urged to read this opinion carefully in its entirety.

     Software Spectrum has also engaged the services of Sheffield Merchant Banking Group, to act as its financial advisor and to render aid and assistance in negotiating the merger agreement. Robert P. Lee, a member of our Board of Directors, is a Managing Member of and an owner of an equity interest in the parent company of Sheffield. Under the terms of our agreement with Sheffield, Sheffield will be entitled to a transaction fee equal to $1,250,000 upon consummation of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 29)

     In considering the recommendation of our Board of Directors with respect to the merger, you should be aware that some of our executive officers and members of the Board of Directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in making its recommendation. These interests of our executive officers and members of the Board of Directors include the following:

     - Pursuant to pre-existing management continuity agreements, our executive officers will receive a payment equal to their annual salary and bonus if they remain employed for at least one year following approval of the merger, and they will be entitled to special severance payments if their employment is terminated under certain circumstances within two years after approval of the merger. The executives will also be guaranteed their existing level of compensation and benefits for two years after approval of the merger (assuming continued employment).

     - Mr. Lee, a member of our Board of Directors, is a Managing Member of and an owner of an equity interest in the parent company of Sheffield. Sheffield has been engaged by Software Spectrum to provide financial advisory services in connection with the merger. Sheffield will be entitled to a transaction fee equal to $1,250,000 upon consummation of the merger.

     - After the merger, our directors and officers will be indemnified for events that occurred prior to the merger to the fullest extent permitted under applicable law, and the indemnification provisions of our articles of incorporation and by-laws may not be amended for six years. In addition, our directors and officers will be entitled to liability insurance coverage comparable to their existing coverage for a period of three years, subject to certain conditions.

     - Following the merger, Software Spectrum will integrate its operations with Corporate Software, a subsidiary of Level 3. It is anticipated that Ms. Odom will serve as the Chief Executive Officer of the integrated company and Keith Coogan will serve as President and Chief Operating Officer of the integrated company.

     - As soon as practicable after the merger, holders of options to purchase Software Spectrum common stock (whether vested or unvested) will be entitled to receive, for each share subject to an option, an amount in cash equal to the excess, of $37 over the exercise price of the option. Our directors and executive officers are option holders.

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

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 32)

     The exchange of Software Spectrum shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes, and accordingly you will recognize gain or loss equal to the difference between the cash received and your tax basis in the Software Spectrum shares exchanged in the merger. In general, you must calculate gain or loss separately for each block of Software Spectrum shares that is exchanged in the merger. Provided you hold your Software Spectrum shares as a capital asset, this gain or loss will be capital gain or loss, which will be long-term capital gain or loss if you have held your Software Spectrum shares for more than one year at the time of the merger.

     You are urged to consult with your tax advisor with respect to the particular U.S. federal, state, local, and foreign income tax or other tax consequences of the merger to you.

VOTING AGREEMENT (PAGE 35)

     PCM and Ms. Odom have entered into a voting agreement with Level 3 in which they have agreed to vote FOR the approval of the merger agreement and the merger. Ms. Odom is the Chairman of the Board and Chief Executive Officer of Software Spectrum. PCM is a financial management partnership which has revocable dispositive and/or voting power over Software Spectrum common stock held by its clients. PCM's obligation to vote for the approval of the merger agreement and the merger is subject to the right of its clients to revoke its voting authority. The shares of Software Spectrum common stock owned by Ms. Odom and those for which PCM has voting authority together represent approximately 30% of the votes entitled to be cast at the special meeting on the proposal to approve the merger agreement and the merger.

ADDITIONAL INFORMATION

     If you have additional questions about this proxy statement or the merger or would like additional copies of this proxy statement, you should call the information agent, D.F. King & Co., Inc. toll free at (800) 628-8510, or our investor relations department, at (972) 840-6600.

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

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement includes certain statements of Software Spectrum that may constitute "forward-looking statements" and information relating to Software Spectrum that are based upon the beliefs of management as well as assumptions made by and information currently available to Software Spectrum within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, and underlying assumptions and other statements that are other than statements of historical facts, including statements regarding completion of the proposed merger. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of Software Spectrum's management with respect to future events, including the completion of the proposed merger, and are subject to numerous risks, uncertainties, and assumptions. Many factors could cause the actual results, performance, or achievements of Software Spectrum to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among other things:

     - the failure of Software Spectrum shareholders to approve the merger agreement and the merger;

     - a material adverse change in the business operations, financial condition or prospects of Software Spectrum or its subsidiaries;

     - the failure of Software Spectrum to satisfy conditions to the merger; and

     - Software Spectrum's ability to continue to attract and retain highly-skilled technical and management personnel in an intensely competitive market.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Although Software Spectrum's management believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, Software Spectrum undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in Software Spectrum's expectations.

     The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended April 30, 2001 and our subsequent Quarterly Reports on Form 10-Q. Our Form 10-K and our Forms 10-Q are on file with the SEC, and copies are available without charge upon written request to Software Spectrum's Secretary at the address listed under Who Can Help Answer My Questions on page 3.

     All information contained in this proxy statement with respect to Level 3 and Eldorado Acquisition has been supplied or confirmed by Level 3.

                             PARTIES TO THE MERGER

SOFTWARE SPECTRUM

     Software Spectrum is a global business-to-business software services provider, marketer and reseller with sales locations, operations and contact centers located in North America, Europe and Asia/Pacific. Software Spectrum sells personal computer software through volume licensing and maintenance agreements, or right-to-copy arrangements and full-packaged PC software products. In addition, Software Spectrum provides contact center solutions to software publishers, Internet service providers, original equipment manufacturers and other organizations. Software Spectrum is a Texas corporation and was incorporated in 1983. Software Spectrum's executive offices are located at 2140 Merritt Drive, Garland, Texas 75041, telephone (972) 840-6600.

LEVEL 3 COMMUNICATIONS

     Level 3 is a publicly held Delaware corporation engaged in the business of international fiber optics communications and information services, including IP services, broadband transport and colocation services. Level 3 offers information services through its wholly owned subsidiaries. Level 3 was incorporated as Peter Kiewit Sons', Inc. in 1941. Level 3's executive offices are located at 1025 Eldorado Blvd., Broomfield, Colorado 80021, telephone (720) 888-1000.

ELDORADO ACQUISITION

     Eldorado Acquisition is an indirect wholly owned subsidiary of Level 3. Eldorado Acquisition was formed solely for the purpose of merging into Software Spectrum. Eldorado Acquisition has not engaged in any business activity other than in connection with the merger and the related transactions. Eldorado Acquisition is a Delaware corporation and was incorporated in 2002. The principal executive offices of Eldorado Acquisition are located at 1025 Eldorado Blvd., Broomfield, Colorado 80021, telephone (720) 888-1000.

                        SPECIAL MEETING OF SHAREHOLDERS

GENERAL

     This proxy statement is being furnished to Software Spectrum shareholders as part of the solicitation of proxies by the Software Spectrum Board of Directors for use at a special meeting to be held on Tuesday, June 18, 2002, starting at 10:00 a.m., local time, at Software Spectrum's corporate offices at 2140 Merritt Drive, Garland, Texas. The purpose of the special meeting is for the Software Spectrum shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 1, 2002, by and among Level 3, Eldorado Acquisition, and Software Spectrum and the merger. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to Software Spectrum shareholders on or about May 21, 2002.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors has unanimously approved the merger and the merger agreement and recommends that you vote FOR the approval of the merger agreement and the merger. See "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors."

RECORD DATE AND VOTING

     The holders of record of Software Spectrum's common stock as of the close of business on May 20, 2002, the record date, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 3,171,412 shares of Software Spectrum common stock outstanding.

     In order to carry on the business of the meeting, we must have a "quorum," or a majority of our outstanding shares represented at the meeting. The person with the right to vote the shares must be present at the meeting or represented by proxy. Shares owned by Software Spectrum (treasury shares) are not voted and do not count for this purpose. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. If we do not have a quorum at the meeting, shareholders entitled to vote have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is represented; however, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

REQUIRED VOTE

     Completion of the merger requires the approval of the merger agreement and the merger by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Software Spectrum common stock. Each share of Software Spectrum common stock outstanding on May 20, 2002 entitles the holder to one vote at the special meeting. You may vote by signing, dating, and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail or by attending the meeting and voting in person. We recommend you vote by proxy even if you plan to attend the meeting; you can always change your vote at the meeting if you desire. As of May 20, 2002, the directors and executive officers of Software Spectrum, including Judy Odom, owned, in the aggregate, 194,682 shares of Software Spectrum common stock entitled to vote at the special meeting, or approximately 6% of the outstanding shares of Software Spectrum on that date. The directors and executive officers of Software Spectrum have informed Software Spectrum that they intend to vote all of their shares of Software Spectrum common stock FOR the approval of the merger agreement and the merger.

     Under the rules of the Nasdaq National Market, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, these rules preclude brokers from exercising their voting discretion with respect to the approval of non-routine matters such as approval of the merger agreement and the merger and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote these shares with respect to the approval of non-routine proposals (i.e., "broker non-votes").

Abstentions and properly executed broker non-votes will have the same effect as votes against the approval of the merger agreement and the merger.

PROXIES; REVOCATION

     If you vote your shares of Software Spectrum common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Software Spectrum common stock will be voted FOR the approval of the merger agreement and the merger.

     You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Shares held for your account under Software Spectrum's Employee Stock Purchase Plan may be covered by a separate card. If you also hold shares through a broker or someone else, you may also get material from them asking how you want to vote. Please respond to all of these requests.

     You may revoke your proxy at any time before the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Corporate Secretary of Software Spectrum at 2140 Merritt Drive, Garland, Texas 75041, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy.

     The Board of Directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or there is any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     Officers and employees of Software Spectrum may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. Software Spectrum also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to, and obtain proxies from, those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Software Spectrum has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $7,500, plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS OR POSTPONEMENTS

     Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by the Software Spectrum Board of Directors. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by approval of the holders of a majority of the voting power represented by the outstanding shares of Software Spectrum stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Software Spectrum will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the shareholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies or for other reasons will allow Software Spectrum shareholders who have already sent in their proxies to revoke them at any time prior to their use.

                         PAYMENT OF CASH CONSIDERATION

     The merger will become effective at the date and time when a properly executed certificate of merger is filed with the Secretary of State of the State of Delaware and a certificate of merger is issued to the surviving corporation by the Secretary of State of the State of Texas, or at such later time as is specified in the respective certificates of merger. We expect the filing of the certificate of merger with the Secretary of State of the State of Delaware, the delivery of the articles of merger to the Secretary of State of the State of Texas and the effective time of the merger to occur as soon as practicable after the special meeting, subject to approval of the merger agreement and the merger by our shareholders and the satisfaction or waiver of the other conditions to completing the transactions provided in the merger agreement.

     We currently expect to complete the merger promptly following the special meeting, although there can be no assurance of the date by which the merger will be completed. See "The Merger Agreement -- Conditions to the Merger." Detailed instructions with respect to the surrender of your stock certificates, together with a transmittal form, will be forwarded to you promptly following the merger by the paying agent appointed by Eldorado Acquisition. You should not submit your stock certificates to the paying agent until you receive these materials. The paying agent will send the merger consideration to you as promptly as practicable following receipt by the paying agent of your certificates and other required documents. No interest will be paid on the merger consideration.

     YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A TRANSMITTAL FORM. We will send transmittal forms to shareholders shortly after the merger is completed. You should send your stock certificates only pursuant to instructions that will be set forth in the transmittal form.

     We strongly recommend that stock certificates and transmittal forms be transmitted only by registered U.S. mail, return receipt requested, appropriately insured for the risk of loss. Title to the certificates will pass only upon delivery of the certificates to the paying agent. Prior to receiving payment for their shares of Software Spectrum common stock, shareholders whose certificates are lost, wrongfully taken or destroyed will be required to supply an affidavit or other evidence that the certificate has been lost, wrongfully taken or destroyed, evidence that the person is the beneficial owner of the certificate claimed to be lost, wrongfully taken or destroyed and reasonable indemnity against the claims of any third party.

                                   THE MERGER

BACKGROUND OF THE MERGER

     The software reselling industry is characterized by declining gross profit margins and intense competition. Software Spectrum has responded to these pressures through a combination of internal growth, growth through acquisitions, and effective cost control. In recent years, business customers have required their software vendors to provide increased levels of customer service and web-based tools to help manage their organizations' software assets. In order to compete effectively, Software Spectrum has sought to continue to lower its operating costs as a percentage of sales, provide broader geographic coverage and maintain a high level of customer service and technology that business customers require. There has been increased consolidation within the industry as increased operating efficiency and rapid growth have been required to maintain profitability.

     In January 2002, a representative of (i)Structure, a subsidiary of Level 3, contacted Software Spectrum to express an interest in a possible business combination with Software Spectrum. At a meeting at Software Spectrum's offices held on January 8, 2002, the parties had a preliminary discussion regarding the potential strategic merits of a combination. Following that meeting, no other meetings or discussions with (i)Structure were held.

     In late February 2002, following a public announcement by Level 3 of its agreement to acquire Corporate Software, Howard Diamond, Chief Executive Officer of Corporate Software and Keith Coogan, our President, scheduled a meeting to discuss a possible combination of the two companies.

     Level 3 completed its acquisition of Corporate Software on March 13, 2002. On March 27, 2002, Ms. Odom and Mr. Coogan attended a meeting with Mr. Diamond, together with Erik Moreno, Vice President Global Corporate Development of Level 3, and Jim Goodwin, an outside financial advisor to Level 3. At the March 27(th) meeting, the representatives of Level 3 indicated that, subject to due diligence and the negotiation of a definitive merger agreement, Level 3 was prepared to offer $30 per share for all outstanding shares of Software Spectrum. Over the next ten days, Software Spectrum and Level 3 negotiated with respect to the value of Software Spectrum and the terms of a confidentiality agreement.

     Following the March 27(th) meeting, Software Spectrum engaged Sheffield Merchant Banking Group, an investment banking firm, to provide financial advisory services to Software Spectrum in connection with the proposed transaction. Sheffield Merchant Banking Group is a boutique investment banking firm providing merger and acquisition advice to middle market companies, and currently has seven managing directors, all from nationally recognized investment banking firms. Robert Lee, a member of our Board of Directors, is a Managing Member of and an owner of an equity interest in the parent company of Sheffield, CRT Capital Group LLC. Prior to joining CRT and forming Sheffield Merchant Banking Group, Mr. Lee was a Managing Director in the Mergers, Acquisitions & Restructuring Department of Morgan Stanley Dean Witter. In 1996 Mr. Lee advised Software Spectrum in its acquisition of the Corporate, Government and Education division of Egghead, Inc.

     During the week of April 1, 2002, representatives of Level 3, Software Spectrum and Sheffield engaged in negotiations concerning the structure of the possible transaction and the price that Level 3 would be prepared to offer, assuming that the parties could reach a definitive agreement. Software Spectrum and its representatives provided additional financial analysis to Level 3. Further negotiations between the parties and their financial advisors resulted in a proposal from Level 3 of $37 per fully diluted outstanding share of Software Spectrum's common stock, subject to the resolution of a number of significant issues including review of Software Spectrum's operations, the structure of the transaction, obtaining support for the transaction from key shareholders and the conditions and terms to be included in a definitive merger agreement. On April 9, 2002, Level 3 and Software Spectrum entered into a confidentiality and standstill letter agreement whereby Software Spectrum agreed to provide certain information to Level 3, which Level 3 agreed to hold confidential. As part of this agreement, and as a condition to Level 3's willingness to negotiate the terms of a definitive agreement, Software Spectrum agreed not to solicit other proposals for a period of at least 21 days and Level 3 agreed not to commence a tender offer during the same 21 day period or to take certain other steps to acquire Software Spectrum for a period of twelve months.

     During the ensuing three weeks, Software Spectrum and Level 3 and their respective outside legal advisors negotiated the terms of the merger agreement and Level 3 conducted its due diligence review of Software Spectrum's business and operations. As part of that process, the parties also negotiated the terms of the voting agreement with PCM and Ms. Odom.

     Ms. Odom provided periodic updates concerning the progress of negotiations to our outside board members during this time. On April 11, 2002, at a regularly scheduled meeting of our Board of Directors, our Board of Directors was briefed on developments relating to the negotiations that had taken place through that date. In addition, at this meeting, representatives of Sheffield discussed its preliminary financial analysis of the proposed transaction. Software Spectrum retained SunTrust Robinson Humphrey on April 15, 2002, to provide the Board of Directors with an opinion as to the fairness of any transaction from a financial point of view. SunTrust Robinson Humphrey had provided investment banking services to Software Spectrum in 2000 and early 2001, and was familiar with Software Spectrum's business.

     On April 18, 2002, Ms. Odom met with James Crowe, Level 3's Chief Executive Officer, and other executives of Level 3 to discuss the proposed transaction and the potential benefits of a combination of Software Spectrum with Corporate Software. On that date, Ms. Odom also met with Mr. Diamond to discuss organizational issues and potential benefits of the proposed transaction.

     On April 30, 2002, our Board of Directors met to discuss the proposed merger and to evaluate the terms of the proposed transaction. At that meeting, SunTrust Robinson Humphrey reviewed in detail its evaluation of the proposed merger from a financial point of view. In addition, Software Spectrum's outside legal advisor discussed the Board's fiduciary duties, reviewed the terms of the proposed merger agreement, and described the matters remaining to be negotiated. The Board authorized our management to seek to resolve the remaining open issues relating to the merger agreement. Following additional discussion, the meeting was adjourned with another meeting scheduled for the afternoon of May 1, 2002.

     During the evening of April 30, 2002 and continuing on May 1, 2002, the parties and their respective outside legal advisors discussed and resolved the remaining open issues relating to the merger agreement. Later on May 1, 2002, our Board of Directors met to determine whether to approve the acquisition of Software Spectrum by Level 3. At that meeting our outside legal advisor described the matters that had been resolved since the Board's April 30 meeting. SunTrust Robinson Humphrey delivered its oral and written opinion that the transaction was fair to the shareholders of Software Spectrum from a financial point of view. Following that presentation, our Board of Directors unanimously adopted and approved the merger and the definitive merger agreement on behalf of Software Spectrum. The definitive merger agreement and voting agreement were signed and delivered during the evening of May 1, 2002. Level 3 and Software Spectrum publicly announced the signing of the definitive agreement on the morning of May 2, 2002.

PURPOSES OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable Level 3 to acquire all of the equity interest in Software Spectrum and afford our public shareholders the opportunity to receive a cash price for their shares that represents a significant premium over the market price for our shares prevailing before the public announcement of the merger. The acquisition of the equity interest in Software Spectrum by Level 3 will be accomplished by a merger of Eldorado Acquisition with and into Software Spectrum, with Software Spectrum as the surviving corporation. In the merger, each of the shares of Software Spectrum common stock held by our shareholders (other than shares held by Software Spectrum and its subsidiaries, Level 3 and its subsidiaries and other than shares held by shareholders who perfect dissenters' rights of appraisal under Texas law) will be converted into the right to receive $37 per share in cash.

     The merger will terminate all equity interests in Software Spectrum held by our shareholders and Level 3 will be the sole beneficiary of any earnings and growth of Software Spectrum following the merger. Upon completion of the merger, our common stock will be delisted from the Nasdaq National Market and will no longer be publicly traded.

     Following the closing of the merger, Software Spectrum will integrate its operations with Corporate Software, a reseller of software to businesses similar to the business of Software Spectrum that was acquired by Level 3 earlier this year.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At a special Board meeting on May 1, 2002, the Software Spectrum Board of Directors determined that the merger is advisable, fair to, and in the best interests of, Software Spectrum and its shareholders, and unanimously approved the merger agreement and the merger. The Software Spectrum Board of Directors unanimously recommends that holders of Software Spectrum common stock vote FOR the approval of the merger agreement and the merger.

     In reaching its decision to approve the merger agreement and the merger and to recommend that holders of Software Spectrum common stock vote to approve the merger agreement and the merger, the Software Spectrum Board of Directors considered a number of factors, including the following:

     - the business, competitive position, strategy and prospects of Software Spectrum (as well as the risks involved in achieving these prospects), the nature of the software and related services industry in which Software Spectrum competes, and current industry, economic and market conditions;

     - the amount of consideration to be received by holders of Software Spectrum common stock in the merger;

     - the current and historical market prices of Software Spectrum common stock, including the fact that the $37 per share merger consideration represents: (i) a 122% premium over the closing price of Software Spectrum common stock on the last trading day prior to the public announcement of the merger, (ii) a 110%, 109%, 110%, 170% and 109% premium, respectively, over the average closing prices of Software Spectrum's common stock for the 30, 60, and 90 day and one and three year periods prior to the public announcement of the merger, and (iii) a 9% and a 510% premium, respectively, over the highest and the lowest closing prices of Software Spectrum's common stock, as reported on the Nasdaq consolidated reporting system since Software Spectrum's initial public offering on July 11, 1991;

     - the terms of the merger agreement, including:

          - the absence of financing condition; and

          - Software Spectrum's ability, should it receive a superior acquisition proposal, to furnish information to and conduct negotiations with a third party and enter into an agreement relating to a superior proposal, as more fully described under "The Merger Agreement -- No Solicitation," "-- Termination" and " -- Termination Fee";

     - the financial presentation by SunTrust Robinson Humphrey, including the opinion of SunTrust Robinson Humphrey that, as of May 1, 2002, and based on and subject to the matters set forth in that opinion, the $37 per share in cash to be received by holders of Software Spectrum common stock under the merger agreement was fair from a financial point of view to such holders. See "The Merger -- Opinion of Financial Advisor"; and

     - the potential shareholder value that might result from remaining independent or pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives.

     The Software Spectrum Board of Directors also considered possible negative factors in its deliberations concerning the merger. In particular, our Board of Directors considered the following:

     - Software Spectrum will no longer exist as an independent company and its shareholders will forego any increased value that might result from Software Spectrum's growth; and

     - under the terms of the merger agreement, Software Spectrum cannot solicit other acquisition proposals and must pay to Level 3 a termination fee if the merger agreement is terminated under certain circumstances, which might potentially discourage other parties from proposing an alternative transaction that might be more advantageous to shareholders of Software Spectrum.

     Our Board of Directors also considered in its deliberations concerning the merger the interests of directors and executive officers of Software Spectrum in the merger described under "The Merger -- Interests of Certain Persons in the Merger", the effects of the merger on Software Spectrum's employees and other constituencies and the terms of the merger agreement relating to these matters.

     The foregoing discussion addresses the material information and factors considered by the Software Spectrum's Board of Directors in its consideration of the merger. After considering these factors, Software Spectrum's Board of Directors concluded that the positive factors described above substantially outweighed the negative factors described above. In view of the variety of factors and the amount of information considered, our Board of Directors did not assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to approve the merger agreement and the merger was made after consideration of all of the factors and analyses as a whole. In addition, individual members of our Board of Directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

General

     Pursuant to an engagement letter dated April 15, 2002, SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey division was retained by Software Spectrum to render an opinion with respect to the fairness, from a financial point of view, to Software Spectrum common shareholders (other than Level 3 or any "affiliate" as defined in Rule 405 promulgated under the Securities Act), on the merger consideration to be received in the proposed transaction. At a meeting of the Board of Directors of Software Spectrum on April 30, 2002, SunTrust Robinson Humphrey reviewed its financial analysis. On May 1, 2002, SunTrust Robinson Humphrey delivered its oral and written opinion that, as of the date of such opinion and based upon and subject to various considerations therein, the merger consideration to be offered in the proposed transaction is fair to the common shareholders of Software Spectrum from a financial point of view.

     THE FULL TEXT OF THE OPINION OF SUNTRUST ROBINSON HUMPHREY WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY THIS REFERENCE. THE SUMMARY OF THE SUNTRUST ROBINSON HUMPHREY OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SUNTRUST ROBINSON HUMPHREY OPINION. SOFTWARE SPECTRUM SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

     THE OPINION OF SUNTRUST ROBINSON HUMPHREY IS DIRECTED TO THE SOFTWARE SPECTRUM BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO BE OFFERED IN THE PROPOSED TRANSACTION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO MATTERS RELATING TO THE MERGER. THE CONSIDERATION TO BE RECEIVED BY SOFTWARE SPECTRUM SHAREHOLDERS IN THE MERGER WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN SOFTWARE SPECTRUM AND LEVEL 3 AND WAS APPROVED BY THE SOFTWARE SPECTRUM BOARD OF DIRECTORS.

Material and Information Considered with Respect to the Proposed Transaction

     In arriving at its opinion, SunTrust Robinson Humphrey, among other things, reviewed and analyzed:

     - a draft of the merger agreement dated April 30, 2002 and a draft of the voting agreement dated April 30, 2002;

     - publicly available information concerning Software Spectrum which SunTrust Robinson Humphrey believed to be relevant to its analysis;

     - financial and operating information with respect to the business, operations and prospects of Software Spectrum furnished to SunTrust Robinson Humphrey by Software Spectrum;

     - the trading history of the common stock of Software Spectrum from July 12, 1991 to the present and a comparison of that trading history with those of other companies which SunTrust Robinson Humphrey deemed relevant;

     - a comparison of the historical financial results and present financial condition of Software Spectrum with those of certain publicly traded reference companies which it deemed relevant;

     - a comparison of the financial terms of the proposed transaction with the publicly available financial terms of certain other recent reference transactions which SunTrust Robinson Humphrey deemed relevant;

     - certain historical data relating to percentage premiums paid in acquisitions of publicly traded companies from January 1, 2001 to the present;

     - certain financial analyses with respect to Software Spectrum's projected future operating performance; and

     - certain other financial statistics as well as certain other analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

     In addition, SunTrust Robinson Humphrey held discussions with the management of Software Spectrum concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

     In rendering its opinion, SunTrust Robinson Humphrey has assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by SunTrust Robinson Humphrey in arriving at its opinion. With respect to the financial forecasts of Software Spectrum provided to or discussed with SunTrust Robinson Humphrey, it was assumed, at the direction of the management of Software Spectrum, and without independent verification or investigation, that such forecasts have been reasonably prepared on a basis reflecting the best currently available information, estimates and judgments of the management of Software Spectrum as to the future financial performance of Software Spectrum.

     The SunTrust Robinson Humphrey opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to SunTrust Robinson Humphrey, as of the date of its opinion. The financial markets in general and the markets for the common stock of Software Spectrum, in particular, are subject to volatility, and SunTrust Robinson Humphrey's opinion did not purport to address potential developments in the financial markets or the market for the common stock of Software Spectrum after the date of their opinion. SunTrust Robinson Humphrey assumed that the merger would be consummated on the terms described in the merger agreement.

     In preparing its opinion, SunTrust Robinson Humphrey performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying SunTrust Robinson Humphrey's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Accordingly, SunTrust Robinson Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, SunTrust Robinson Humphrey made numerous assumptions with respect to Software Spectrum and industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Software Spectrum. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. SunTrust Robinson Humphrey's opinion and analyses were only one of several factors considered by the board of directors of Software Spectrum in its evaluation of the proposed transaction and should not be viewed as determinative of the views of Software Spectrum's Board of Directors or management with respect to the consideration to be received by Software Spectrum shareholders in the proposed transaction. The following is a summary of the material financial and comparative analyses performed by SunTrust Robinson Humphrey in arriving at the SunTrust Robinson Humphrey opinion.

Analysis of Software Spectrum

  Historical Stock Price Analysis

     SunTrust Robinson Humphrey analyzed the prices at which the shares traded since July 12, 1991, the date of Software Spectrum's initial public offering. The high closing price for Software Spectrum's common stock since Software Spectrum's IPO was $34.00 on March 13, 2000 and the low closing price was $6.06 on December 29, 2000. In addition, SunTrust Robinson Humphrey observed the average closing price for the common stock over the past 12 and 36-month periods prior to the date of its opinion to be $13.70 and $13.88, respectively. The average closing price for the periods ending 5, 30, 60 and 90 days prior to the date of the opinion were $16.93, $17.64, $17.66 and $17.57, respectively.

  Market Analysis of Public Reference Companies

     SunTrust Robinson Humphrey reviewed and compared selected publicly available financial data, market information and trading multiples for Software Spectrum with other selected publicly-traded companies in the technology reseller and distribution and teleservices industries which SunTrust Robinson Humphrey deemed comparable to Software Spectrum. SunTrust Robinson Humphrey also performed a sum-of-the-parts analysis based on Software Spectrum's product sales and contact services business lines. In addition, SunTrust Robinson Humphrey analyzed the public reference companies whose gross profit margins were 10.3% or less and the public reference companies whose enterprise value was $500 million or less. These groups of 27 publicly-traded companies were divided into Technology Resellers and Distributors and Teleservice Companies and included:

Technology Resellers and Distributors
       -  Arrow Electronics, Inc.                       -  IKON Office Solutions, Inc.
       -  Avnet, Inc.                                   -  Ingram Micro, Inc.
       -  Bell Microproducts, Inc.                      -  Insight Enterprises, Inc.
       -  Brightpoint, Inc.                             -  PC Connection, Inc.
       -  CDW Computer Centers, Inc.                    -  Pioneer-Standard Electronices, Inc.
       -  CompuCom Systems, Inc.                        -  Pomeroy Computer Resources, Inc.
       -  Daisytek International Corporation            -  Tech Data Corporation
       -  Danka Business Systems, PLC                   -  United Stationers, Inc.
       -  Global Imaging Systems, Inc.
Teleservices Companies
       -  APAC Customer Services, Inc.                  -  StarTek, Inc.
       -  ICT Group, Inc.                               -  Sykes Enterprises, Inc.
       -  Innotrac, Inc.                                -  Teletech Holdings, Inc.
       -  RMH Teleservices, Inc.                        -  West Corporation
       -  SITEL Corporation                             -  Zomax, Inc.

     For the publicly traded reference companies, SunTrust Robinson Humphrey compared, among other things, enterprise value (defined as market capitalization plus debt less cash and cash equivalents) as a multiple of latest twelve months revenues, latest twelve months gross profit, latest twelve months EBITDA (earnings before interest, taxes, depreciation and amortization), latest twelve months EBIT (earnings before interest and taxes) and equity value as a multiple of latest twelve months net income, estimated calendar 2002 net income, estimated calendar 2003 net income and latest twelve months book value. All multiples were based on closing stock prices as of April 29, 2002. Revenues, gross profit, EBITDA and EBIT, net income and book value results for the reference companies were based on historical financial information available in public filings of the reference companies. Earnings per share estimates were based on First Call consensus estimates as of April 29, 2002. First Call is an information provider that publishes a compilation of estimates of projected financial performance for public companies produced by equity research analysts at leading investment banking firms. To accurately reflect values for statistical purposes, SunTrust Robinson Humphrey excluded certain outlying values that differed from the relative groupings of the other values. SunTrust Robinson Humphrey believes that these outlying values for certain companies reflect market aberrations that can skew mean values. Weighted average value references refer to equal weighting on the Technology Resellers and Distributors with gross margins of 10.3% or less and all Technology Resellers and Distributors with enterprise values of $500 million or less of 20% for each of latest twelve months EBITDA, latest twelve months EBIT, latest twelve months net income, estimated calendar 2002 net income and estimated calendar 2003 net income. The following tables set forth the mean, median, high and low multiples indicated by this analysis for the public reference companies as of April 29, 2002 for the Technology Resellers and Distributors, Teleservices Companies, Technology Resellers and Distributors with gross margins of 10.3% or less and Technology Resellers and Distributors with enterprise values of $500 million or less:

Technology Resellers and Distributors:

                                                MEAN    MEDIAN   HIGH     LOW
                                                -----   ------   -----   -----
Enterprise Value to:
  Latest twelve months revenues...............  0.28x    0.29x   0.54x   0.02x
  Latest twelve months gross profit...........   2.26    2.62     3.61    0.15
  Latest twelve months EBITDA.................   9.0     9.2     14.7     1.0
  Latest twelve months EBIT...................   9.9     9.8     17.8     0.0

Price to:
  Latest twelve months net income.............  13.5x   14.8x    27.9x    0.0x
  Calendar 2002 estimated net income..........  19.6    15.5     37.2     8.2
  Calendar 2003 estimated net income..........  14.2    14.9     23.0     2.5
  Book value..................................   1.6     1.4      3.3     0.3

     Based upon the multiples derived from the Technology Resellers and Distributors analysis and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $7.49 and $95.10 per share and an average range of implied equity values between $7.03 and $79.76 per share, excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $43.40.

Teleservices Companies:

                                                MEAN    MEDIAN   HIGH     LOW
                                                -----   ------   -----   -----
Enterprise Value to:
  Latest twelve months revenues...............  0.73x    0.66x   1.18x   0.39x
  Latest twelve months gross profit...........   2.47    2.60     4.34    0.95
  Latest twelve months EBITDA.................   6.9     6.7     11.6     0.0
  Latest twelve months EBIT...................  12.1    14.3     17.2     0.0

Price to:
  Latest twelve months net income.............  30.8x   33.9x    44.9x   13.6x
  Calendar 2002 estimated net income..........  22.1    21.1     31.3    15.5
  Calendar 2003 estimated net income..........  16.6    17.8     20.4    11.8
  Book value..................................   2.6     2.7      4.6     1.0

     Based upon the multiples derived from the sum-of-the-parts analysis that included Software Spectrum's product sales and contact services business lines and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $9.91 and $124.38 per share and an average range of implied equity values between $7.75 and $95.08 per share excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $51.42.

Technology Resellers and Distributors with gross margins of 10.3% or less:

                                                MEAN    MEDIAN   HIGH     LOW
                                                -----   ------   -----   -----
Enterprise Value to:
  Latest twelve months revenues...............  0.17x    0.17x   0.28x   0.08x
  Latest twelve months gross profit...........   2.31    2.67     3.16    1.01
  Latest twelve months EBITDA.................   8.2     9.2     10.6     3.7
  Latest twelve months EBIT...................  10.4    11.7     17.8     0.0

Price to:
  Latest twelve months net income.............   8.7x    7.4x    19.8x    0.0x
  Calendar 2002 estimated net income..........  22.1    17.3     37.2     8.2
  Calendar 2003 estimated net income..........  13.1    14.9     20.7     2.5
  Book value..................................   1.3     1.4      2.0     0.3

     Based upon the multiples derived from the public reference Technology Resellers and Distributors with gross margins of 10.3% or less and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $15.32 and $71.49 per share and an average range of implied equity values between $13.10 and $66.70 per share excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $39.90.

     In addition, SunTrust Robinson Humphrey analyzed the implied equity values solely based on the mean multiples derived from the public reference Technology Resellers and Distributors with gross margins of 10.3% or less and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges. The calculated range of implied equity values for Software Spectrum as performed by SunTrust Robinson Humphrey was between $21.26 and $70.15 per share with a weighted average value of $41.61 per share.

Technology Resellers and Distributors with Enterprise Values of $500 million or less:

                                                MEAN    MEDIAN   HIGH     LOW
                                                -----   ------   -----   -----
Enterprise Value to:
  Latest twelve months revenues...............  0.18x    0.21x   0.31x   0.02x
  Latest twelve months gross profit...........   1.83    2.07     3.01    0.15
  Latest twelve months EBITDA.................   7.1     5.8     14.7     1.0
  Latest twelve months EBIT...................   6.6     8.1     12.9     0.0

Price to:
  Latest twelve months net income.............  10.7x   11.2x    27.7x    0.0x
  Calendar 2002 estimated net income..........  19.3    13.3     34.3     8.2
  Calendar 2003 estimated net income..........  11.9    13.8     16.6     2.5
  Book value..................................   1.1     1.3      1.6     0.3

     Based upon the multiples derived from the public reference Technology Resellers and Distributors with enterprise values of $500 million or less, Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $7.49 and $72.84 per share and an average range of implied equity values between $7.03 and $66.34 per share excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $36.69.

     In addition, SunTrust Robinson Humphrey analyzed the implied equity values solely based on the mean multiples derived from the public reference Technology Resellers and Distributors with an enterprise value of $500 million or less and Software Spectrum's adjusted historical and projected results, adjusted to eliminate the impact of non-recurring charges. The calculated range of implied equity values for Software Spectrum as performed by SunTrust Robinson Humphrey was between $21.20 and $70.86 per share with a weighted average value of $36.28 per share.

     SunTrust Robinson Humphrey noted that none of the companies used in the analysis of comparable public companies was identical to Software Spectrum and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

Analysis of Reference Merger and Acquisition Transactions

     SunTrust Robinson Humphrey reviewed and analyzed the consideration paid in 29 selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry since January 1, 1998. The transactions reviewed were:

    DATE
  ANNOUNCED                        TARGET NAME                                 ACQUIROR NAME
  ---------                        -----------                                 -------------
    04/25/02   Comark Inc.                                          Insight Enterprises Inc.
    02/25/02   CorpSoft Inc. (Corporate Software)                   Level 3 Communications Inc.
    09/03/01   Action PLC                                           Insight Enterprises Inc.
    08/21/01   Lynx Group PLC (Cisco Distribution Business)         Ingram Micro Inc.
    12/19/00   VerticalNet Inc. (NECX Inc.)                         Converge Inc.
    11/29/00   Lanier Worldwide Inc.                                Ricoh Co Ltd
    09/18/00   Merisel Inc. (Merisel Open Computing Alliance Inc.)  Arrow Electronics Inc.
    08/07/00   E.ON AG (EBV Group)                                  Avnet Inc.
    08/07/00   E.ON AG (Wyle Components/Wyle Systems)               Arrow Electronics

    DATE
  ANNOUNCED                        TARGET NAME                                 ACQUIROR NAME
  ---------                        -----------                                 -------------
    07/18/00   InterX PLC (Ideal Hardware PLC)                      Bell Microproducts Inc.
    05/09/00   Interface Electronics Corp.                          Jaco Electronics Inc.
    04/13/00   Jakob Hatteland Electronic AS                        Arrow Electronics Inc.
    03/27/00   Ultracom Communications Holdings Ltd.                Terayon Communications Systems Inc.
    03/02/00   Savoir Technology Group Inv.                         Avnet Inc.
    07/13/99   Corporate Express Inc.                               Buhrmann NV
    06/28/99   Marshall Industries (Avnet Inc.)                     Avnet Inc.
    05/11/99   Entex Info-Tech Avquisition                          CompuCom Systems Inc. (Safeguard)
    03/22/99   Lewan & Associates Inc.                              Global Imaging Systems Inc.
    11/19/98   Capitol Office Products Inc.                         Global Imaging Systems Inc.
    10/31/98   Dataworks Corp.                                      Platinum Software Corp.
    10/01/98   Bell Inds-Electn Distn Group                         Arrow Electronics Inc.
    10/01/98   Richey Electronics Inc. (Arrow)                      Arrow Electronics Inc.
    09/16/98   Carr Business Systems Inc.                           Global Imaging Systems Inc.
    04/10/98   Dataflex Corp.                                       CompuCom Systems Inc. (Safeguard)
    03/19/98   Computer Integration Corp.                           CompuCom Systems Inc. (Safeguard)
    03/17/98   Scientific and Business Minicomputers, Inc.          Gates-Arrow Distributing Inc.
    03/05/98   Intelligent Electronics Inc.                         Xerox Corp.
    02/10/98   Abitibi-Consolidated-Azerty, AP                      United Stationers Supply
    02/06/98   Apollo Presentation Products                         Acco World (Fortune Brands Inc)

     For the selected transactions, SunTrust Robinson Humphrey compared, among other things, enterprise value as a multiple of latest twelve months revenues, latest twelve months EBITDA, and latest twelve months EBIT and equity value as a multiple of latest twelve months net income and book value. Revenues, EBITDA, EBIT, net income and book values were based on historical financial information available in public filings of the target companies involved in the selected transactions. To accurately reflect average values for statistical purposes, SunTrust Robinson Humphrey excluded certain outlying values that differed from the relative groupings of the other values. SunTrust Robinson Humphrey believes that these outlying values for certain companies reflect market aberrations that can skew mean values. For this discussion regarding Analysis of Reference Merger and Acquisition Transactions, weighted average value refers to a weighting of 33.3% each for the latest twelve months EBITDA, latest twelve months EBIT and latest twelve months net income implied values. The following table sets forth the mean, median, high and low multiples indicated by the selected mergers and acquisitions:

                                                              MEAN    MEDIAN    HIGH     LOW
                                                              -----   ------   ------   -----
Enterprise Value to:
  Latest twelve months revenues.............................  0.32x   0.37x     0.92x   0.05x
  Latest twelve months EBITDA...............................  5.6     5.9      11.0     0.0
  Latest twelve months EBIT.................................  7.3     7.0      15.2     0.0
Equity Value to:
  Latest twelve months net income...........................  7.9x    6.5x     24.2x    0.0x
  Book value................................................  1.6     1.3       4.5     0.0

     Based upon the multiples derived from this analysis and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $5.26 and $125.99 per share based on adjusted results and between $1.53 and $71.80 per share excluding the enterprise value to latest twelve month revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $36.67.

     In addition, SunTrust Robinson Humphrey analyzed the implied equity values solely based on the mean multiples derived from selected completed and pending merger and acquisition transactions involving companies in the technology reseller and distributor industry since January 1, 1998 and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges. The calculated range of implied equity values for Software Spectrum as performed by SunTrust Robinson Humphrey was between $19.43 and $121.25 per share with a weighted average value of $31.07 per share.

     SunTrust Robinson Humphrey also reviewed and analyzed the consideration paid in 24 selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry with an enterprise value of $500 million or less since January 1, 1998. The transactions reviewed were:

    DATE
  ANNOUNCED                        TARGET NAME                                 ACQUIROR NAME
  ---------                        -----------                                 -------------
    04/25/02   Comark Inc.                                          Insight Enterprises Inc.
    02/25/02   CorpSoft Inc. (Corporate Software)                   Level 3 Communications Inc.
    09/03/01   Action PLC                                           Insight Enterprises Inc.
    08/21/01   Lynx Group PLC (Cisco Distribution Business)         Ingram Micro Inc.
    12/19/00   VerticalNet Inc. (NECX Inc.)                         Converge Inc.
    09/18/00   Merisel Inc. (Merisel Open Computing Alliance Inc.)  Arrow Electronics Inc.
    07/18/00   InterX PLC (Ideal Hardware PLC)                      Bell Microproducts Inc.
    05/09/00   Interface Electronics Corp.                          Jaco Electronics Inc.
    04/13/00   Jakob Hatteland Electronic AS                        Arrow Electronics Inc.
    03/27/00   Ultracom Communications Holdings Ltd.                Terayon Communications Systems Inc.
    03/02/00   Savoir Technology Group Inv.                         Avnet Inc.
    05/11/99   Entex Info-Tech Avquisition                          CompuCom Systems Inc. (Safeguard)
    03/22/99   Lewan & Associates Inc.                              Global Imaging Systems Inc.
    11/19/98   Capitol Office Products Inc.                         Global Imaging Systems Inc.
    10/31/98   Dataworks Corp.                                      Platinum Software Corp.
    10/01/98   Bell Inds-Electn Distn Group                         Arrow Electronics Inc.
    10/01/98   Richey Electronics Inc. (Arrow)                      Arrow Electronics Inc.
    09/16/98   Carr Business Systems Inc.                           Global Imaging Systems Inc.
    04/10/98   Dataflex Corp.                                       CompuCom Systems Inc. (Safeguard)
    03/19/98   Computer Integration Corp.                           CompuCom Systems Inc. (Safeguard)
    03/17/98   Scientific and Business Minicomputers, Inc.          Gates-Arrow Distributing Inc.
    03/05/98   Intelligent Electronics Inc.                         Xerox Corp.
    02/10/98   Abitibi-Consolidated-Azerty, AP                      United Stationers Supply
    02/06/98   Apollo Presentation Products                         Acco World (Fortune Brands Inc)

     The following table sets forth the mean, median, high and low multiples indicated by the selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry with an enterprise value of $500 million or less since January 1, 1998:

                                                              MEAN    MEDIAN    HIGH     LOW
                                                              -----   ------   ------   -----
Enterprise Value to:
  Latest twelve months revenues.............................  0.30x   0.26x     0.92x   0.05x
  Latest twelve months EBITDA...............................  5.1     5.5      11.0     0.0
  Latest twelve months EBIT.................................  6.2     7.0      13.8     0.0

                                                              MEAN    MEDIAN    HIGH     LOW
                                                              -----   ------   ------   -----
Equity Value to:
  Latest twelve months net income...........................  7.5x    6.0x     24.2x    0.0x
  Book value................................................  1.6     1.0       4.5     0.0

     Based upon the multiples derived from this analysis and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $5.26 and $124.81 per share and between $1.53 and $70.33 per share excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $35.93.

     In addition, SunTrust Robinson Humphrey analyzed the implied equity values solely based on the mean multiples derived from selected completed and pending merger and acquisition transactions involving companies in the technology reseller and distributor industry with an enterprise value of $500 million or less since January 1, 1998 and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges. The calculated range of implied equity values for Software Spectrum as performed by SunTrust Robinson Humphrey was between $18.39 and $113.83 per share with a weighted average value of $27.93 per share.

     SunTrust Robinson Humphrey also reviewed and analyzed the consideration paid in 14 selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry since January 1, 2000. The transactions reviewed were:

    DATE
  ANNOUNCED                        TARGET NAME                                 ACQUIROR NAME
  ---------                        -----------                                 -------------
    04/25/02   Comark Inc.                                          Insight Enterprises Inc.
    02/25/02   CorpSoft Inc. (Corporate Software)                   Level 3 Communications Inc.
    09/03/01   Action PLC                                           Insight Enterprises Inc.
    08/21/01   Lynx Group PLC (Cisco Distribution Business)         Ingram Micro Inc.
    12/19/00   VerticalNet Inc. (NECX Inc.)                         Converge Inc.
    11/29/00   Lanier Worldwide Inc.                                Ricoh Co Ltd
    09/18/00   Merisel Inc. (Merisel Open Computing Alliance Inc.)  Arrow Electronics Inc.
    08/07/00   E.ON AG (EBV Group)                                  Avnet Inc.
    08/07/00   E.ON AG (Wyle Components/Wyle Systems)               Arrow Electronics
    07/18/00   InterX PLC (Ideal Hardware PLC)                      Bell Microproducts Inc.
    05/09/00   Interface Electronics Corp.                          Jaco Electronics Inc.
    04/13/00   Jakob Hatteland Electronic AS                        Arrow Electronics Inc.
    03/27/00   Ultracom Communications Holdings Ltd.                Terayon Communications Systems Inc.
    03/02/00   Savoir Technology Group Inv.                         Avnet Inc.

     The following table sets forth the mean, median, high and low multiples indicated by the selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry since January 1, 2000:

                                                       MEAN    MEDIAN    HIGH     LOW
                                                       -----   ------   ------   -----
Enterprise Value to:
  Latest twelve months revenues......................  0.25x   0.17x     0.52x   0.05x
  Latest twelve months EBITDA........................  2.7     2.4       6.7     0.0
  Latest twelve months EBIT..........................  3.4     2.2      10.3     0.0
Equity Value to:
  Latest twelve months net income....................  6.8x    5.2x     16.3x    0.0x
  Book value.........................................  0.9     0.7       2.2     0.0

     Based upon the multiples derived from this analysis and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges, SunTrust Robinson Humphrey calculated an average range of implied equity values for Software Spectrum between $5.26 and $73.92 per share and between $1.53 and $43.70 per share excluding the enterprise value to latest twelve months revenues multiple. The mean implied equity value per share excluding the enterprise value to latest twelve months revenues multiple was $22.62.

     In addition, SunTrust Robinson Humphrey analyzed the implied equity values solely based on the mean multiples derived from selected completed and pending merger and acquisition transactions in the technology reseller and distributor industry since January 1, 2000 and Software Spectrum's historical and projected results, adjusted to eliminate the impact of non-recurring charges. The calculated range of implied equity values for Software Spectrum as performed by SunTrust Robinson Humphrey was between $16.75 and $94.19 per share with a weighted average value of $18.28 per share.

Analysis of Premiums Paid

     SunTrust Robinson Humphrey analyzed the transaction premiums paid in closed mergers of publicly traded companies with transaction values between $50 million and $150 million, effected since January 1, 2001 based on the target company's stock price one day, five days and 30 days prior to public announcement of the transaction. To accurately reflect average values for statistical purposes, SunTrust Robinson Humphrey excluded certain outlying values that differed from the relative groupings of the other values. SunTrust Robinson Humphrey believes that these outlying values for certain companies reflect market aberrations that can skew mean values. This analysis indicated the following premiums paid in the selected transactions:

                                                              PURCHASE PRICE PREMIUM
                                                               PRIOR TO ANNOUNCEMENT
                                                             -------------------------
                                                             1 DAY    5 DAYS   30 DAYS
                                                             ------   ------   -------
Mean.......................................................    37.2%    42.5%    61.8%
Median.....................................................    31.6     33.1     53.3
High.......................................................   167.9    233.3    368.8
Low........................................................   (66.3)   (64.9)   (63.3)

     --------------------

      Source: Mergerstat as of April 28, 2002.

     SunTrust Robinson Humphrey calculated mean implied equity per share values for Software Spectrum of $22.91, $24.51 and $28.46 per share based upon the one day, five day and 30 day premiums, respectively.

     SunTrust Robinson Humphrey calculated median implied equity per share values for Software Spectrum of $21.97, $22.89 and $26.97 per share based upon one day, five day and 30 day premiums, respectively.

     In addition, SunTrust Robinson Humphrey analyzed the transaction premiums paid in closed cash mergers of publicly traded companies with transaction values between $50 million and $150 million, effected since January 1, 2001 based on the target company's stock price one day, one week and four weeks prior to public announcement of the transaction. To accurately reflect average values for statistical purposes, SunTrust Robinson Humphrey excluded certain outlying values that differed from the relative groupings of the other values. SunTrust Robinson Humphrey believes that these outlying values for certain companies reflect market aberrations that can skew mean values. This analysis indicated the following premiums paid in the selected transactions:

                                                              PURCHASE PRICE PREMIUM
                                                               PRIOR TO ANNOUNCEMENT
                                                             -------------------------
                                                             1 DAY    5 DAYS   30 DAYS
                                                             ------   ------   -------
Mean.......................................................    37.2%    44.5%    68.1%
Median.....................................................    31.3     33.5     59.4
High.......................................................   167.9    233.3    368.8
Low........................................................   (51.5)   (53.5)   (51.4)

     --------------------

      Source: Mergerstat as of April 28, 2002.

     SunTrust Robinson Humphrey calculated mean implied equity per share values for Software Spectrum of $22.92, $24.85 and $29.57 per share based upon one day, five day and 30 day premiums, respectively.

     SunTrust Robinson Humphrey calculated median implied equity per share values for Software Spectrum of $21.92, $22.96 and $28.04 per share based upon one day, five day and 30 day premiums, respectively.

Discounted Cash Flow Analysis

     SunTrust Robinson Humphrey performed a discounted cash flow analysis of Software Spectrum based upon projected results provided by Software Spectrum management for fiscal 2003 through fiscal 2007 to estimate the net present equity value per share of Software Spectrum. SunTrust Robinson Humphrey calculated a range of net present equity values for Software Spectrum based on its projected free cash flow (earnings before interest and after taxes plus depreciation and amortization expense minus capital expenditures and changes in working capital) for the fiscal years ending April 30, 2003 through April 30, 2007, inclusive, using discount rates ranging from 12.0% to 20.0% and terminal value multiples of fiscal year 2007 EBITDA ranging from 3.5x to 7.5x and terminal value multiples of fiscal year 2007 EBIT ranging from 5.5x to 9.5x. SunTrust Robinson Humphrey observed that the valuation based on the EBITDA terminal valuation methodology produced a range of values from $26.68 to $57.70 per share. SunTrust Robinson Humphrey also observed that the valuation based on the EBIT terminal valuation methodology produced a range of values from $28.31 to $53.32 per share.

     In addition, SunTrust Robinson Humphrey calculated Software Spectrum's terminal value in the year 2007 based on terminal growth rates ranging from 2.0% to 4.0%. SunTrust Robinson Humphrey observed that the implied valuation based on this methodology produced a range of values from $21.75 to $44.21.

     In order to analyze the sensitivity of this discounted cash flow analysis to gross margin growth rates ranging from 0.0% to 10.0% and terminal value multiples of fiscal 2007 EBITDA terminal ranging from 3.0x to 8.0x, SunTrust Robinson Humphrey calculated the range of implied equity values assuming a discount rate of 16%. SunTrust Robinson Humphrey observed that the valuation based on the parameters set forth in this sensitivity analysis produced a range of implied equity values from $23.89 to $49.97 per share.

Other Factors and Comparative Analyses

     In rendering its opinion, SunTrust Robinson Humphrey considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the historical and projected financial results of Software Spectrum and (ii) the history of trading prices and volume of shares of Software Spectrum and the relationship of movements of such common stock and movements of the common stock of various other technology resellers and distribution companies.

Information Regarding Software Spectrum's Financial Advisor

     The Software Spectrum Board of Directors selected SunTrust Robinson Humphrey to render a fairness opinion because SunTrust Robinson Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with Software Spectrum, its business and its industry. SunTrust Robinson Humphrey has from time to time rendered, and may in the future render, investment banking, financial advisory and other services to Software Spectrum for which it has received, or will receive, customary compensation. SunTrust Robinson Humphrey is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated April 15, 2002 Software Spectrum has agreed to pay SunTrust Robinson Humphrey a fee equal to $300,000 which was payable upon delivery of the fairness opinion. The fees paid or payable to SunTrust Robinson Humphrey are not contingent upon the contents of the opinion delivered. In addition, Software Spectrum has agreed to reimburse SunTrust Robinson Humphrey for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify SunTrust Robinson Humphrey and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, SunTrust Robinson Humphrey may actively trade in the securities of Software Spectrum for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Management Continuity Agreements

     Software Spectrum has previously entered into a management continuity agreement with each of the following executive officers: Judy C. Odom, Carrie C. Adams, James W. Brown, Lorraine Castorina, Keith R. Coogan, Robert D. Graham, Gary Hanson, Roger J. King, Robert B. Mercer, Toni Portmann, Lisa M. Stewart and Melissa Womack. These agreements were entered into in order to encourage the executive's full attention and dedication to our business, particularly in the event of any pending or threatened change of control, and to provide the executive with compensation and benefits following a change of control which ensure that the executive's expectations will be satisfied and which are competitive with those of other corporations.

     The agreements are originally for a two-year term. However, on the first anniversary (and each anniversary thereafter), they automatically extend for an additional year unless we give the executive at least 60-days' advance notice that the agreement will not be extended for an additional year. As of the date of this proxy statement no agreement has been terminated and we do not anticipate that any such agreements will be terminated prior to the consummation of the merger. Level 3 has agreed in the merger agreement to honor all existing management continuity agreements.

     The agreements generally become operative only if and when a change of control occurs. Approval of the merger will constitute a change of control under the agreements. As more fully described below, the agreements impose various requirements regarding the level of compensation and benefits to be provided to the executives after a change of control, provide for special payments to be made if an executive remains employed with us for at least one year after a change of control, and provide special severance payments if an executive's employment is terminated under certain circumstances following a change of control.

     Pursuant to the agreements, subject to earlier termination as described below, each executive agrees to remain employed with us, and we agree to continue to employ the executive, for a two-year period beginning upon a change of control. The powers and duties of the executive during such period must be at least commensurate in all material respects with the most significant powers and duties of the executive during the 90-day period preceding the change of control. During the two-year period, we agree to provide the executive with:

     - an annual base salary at least equal to twelve times the highest monthly compensation (including quarterly and other periodic bonuses, other than annual bonuses, based on performance at 100% of plan) payable to the executive for the 12-month period preceding the month of the change of control;

     - for each of the two fiscal years ending during the two-year period, an annual bonus at least equal to the greater of (i) the average bonus for each of the three fiscal years immediately preceding the fiscal year in which the change of control occurs, or (ii) the bonus payable for the most recent fiscal year based on performance at 100% of plan; and

     - all incentive, retirement, savings and welfare benefits provided to other peer executives (but in no event less favorable in the aggregate than the most favorable of these benefits provided during the 90-day period preceding the change of control).

     If an executive remains employed by us or our affiliated companies for at least one year after a change of control, we will pay the executive a special bonus in cash equal to the sum of the executive's annual salary and bonus. This payment will be made without regard to any severance payments that might later become payable in accordance with the foregoing.

     An executive's employment will terminate automatically upon the executive's death. We may terminate the executive's employment at any time with or without cause or upon 30 days' notice if the executive becomes disabled. Cause for this purpose means either (i) conviction of the executive for a felony involving moral turpitude or (ii) a willful and material breach of the executive's obligations that is committed in bad faith or without reasonable belief that it is in our best interests and that is not remedied within a reasonable time after notice from us.

     An executive may terminate his or her employment at any time for good reason or alternatively for any reason during the 60-day period beginning four months after the change of control. Good reason for this purpose means the assignment to the executive of any duties or positions inconsistent with those contemplated under the agreement or a material diminution in the executive's powers and duties, any failure by us to pay or provide the compensation and benefits promised under the agreement, our requiring the executive to be based at a location different from that at which the executive was based immediately before the change of control (unless the new location is our headquarters and is less than 35 miles from the old location), any purported termination of the executive's employment by us that is not in accordance with the requirements of the agreement, or any failure to require a successor to us to assume the agreement.

     If the executive's employment is terminated during the two-year period beginning on the change of control, severance benefits will be paid to the executive as follows:

     - No severance is payable if the executive is terminated by us for cause or if the executive terminates his or her employment other than for good reason and other than during the special 60-day window period beginning four months after a change of control.

     - If we terminate the executive's employment other than for cause or disability (and other than for termination due to death), or if the executive terminates his or her employment for good reason or during the 60-day window period beginning four months after a change of control for any reason, the executive will be entitled to receive (i) a pro-rated annual bonus, (ii) a cash payment equal to 1 1/2 times the sum of his or her annual salary and bonus, and (iii) continued welfare benefits for the remainder of the two-year period.

     - If the executive's employment is terminated by reason of death or disability, the executive will be entitled to receive the greater of (i) 1 1/2 times the sum of his or her annual salary and bonus or (ii) any death benefits (or disability benefits, as the case may be) then provided by us.

     If an executive receives payments, whether or not under a management continuity agreement, that would subject him or her to any federal "golden parachute" excise taxes, we agree to make additional payments to the executive such that the executive will be made whole on an after-tax basis. Finally, we also agree to reimburse an executive for any legal expenses incurred in litigating his or her rights under the agreement, regardless of whether the litigation ultimately proves successful.

Financial Advisor

     Software Spectrum has also engaged the services of Sheffield Merchant Banking Group, to act as a financial advisor and to render aid and assistance in negotiating the merger agreement and the merger. Sheffield Merchant Banking Group is a business group of CRT Capital Group, LLC. Mr. Lee, a member of our Board of Directors, is a Managing Member of and an owner of an equity interest in CRT, the parent company of Sheffield. Under the terms of the Software Spectrum's agreement with Sheffield, Sheffield will be entitled to a transaction fee equal to $1,250,000 plus reimbursement for expenses upon consummation of the merger. Prior to joining CRT and forming Sheffield Merchant Banking Group, Mr. Lee was a Managing Director in the Mergers, Acquisitions & Restructuring Department of Morgan Stanley Dean Witter. In 1996, Mr. Lee advised Software Spectrum in its acquisition of the Corporate, Government and Education division of Egghead, Inc.

Indemnification and Insurance

     The merger agreement includes indemnification provisions whereby Software Spectrum as the surviving corporation is required to indemnify current and former directors and officers of Software Spectrum to the fullest extent permitted for any liability arising from actions or omissions prior to the merger. For a period of six years, the surviving corporation's by-laws and articles of incorporation may not be amended in any manner that would adversely affect the indemnification rights contained in those documents of directors and officers of Software Spectrum at the time of the consummation of the merger. In addition, for three years after the effective time, the surviving corporation is required to maintain directors' and officers' liability insurance not materially less favorable than the terms of our current policy, subject to certain conditions. See "The Merger Agreement -- Indemnification and Insurance."

Post-Closing Officers

     Following the consummation of the merger, Software Spectrum will integrate its operations with Corporate Software, a reseller of software to businesses similar to the business of Software Spectrum that was acquired by Level 3 earlier this year. We anticipate that Ms. Odom, the current Chairman and Chief Executive Officer of Software Spectrum, will serve as Chief Executive Officer and Keith Coogan will serve as President and Chief Operating Officer of the integrated company. We also anticipate that many of our executive officers will continue to serve in a capacity similar to their current capacity within the integrated company.

Voting Agreement

     Ms. Odom has entered into a voting agreement in connection with the execution and delivery of the merger agreement. The voting agreement is attached as Exhibit A to the merger agreement which is contained in Appendix A to this proxy statement. Pursuant to the voting agreement, Ms. Odom has agreed to vote all of her shares of common stock to approve the merger agreement and the merger and not to sell any of her shares, other than in the merger. The voting agreement relates to the 166,114 shares of Software Spectrum common stock owned by Ms. Odom and 796,542 shares of Software Spectrum common stock over which PCM has dispositive and voting power, subject to the right of PCM's clients to revoke such power, which together represent approximately 30% of the outstanding shares of Software Spectrum common stock. Level 3 required that Ms. Odom and PCM enter into the voting agreement as a condition of signing the merger agreement. No consideration was paid to either Ms. Odom or PCM for their execution of the voting agreement, aside from the consideration to be paid to all Software Spectrum shareholders upon consummation of the merger.

Stock Options

     Under the merger agreement, each outstanding stock option, whether or not then vested or exercisable, will be cancelled in exchange for the right to receive, for each share subject to an option, an amount in cash equal to the excess of $37 over the exercise price of the option net of applicable withholding taxes, and payable as soon as practicable after the effective time.

     As of the record date for the special meeting, Judy C. Odom, Chairman of the Board and Chief Executive Officer; Keith R. Coogan, President, Chief Operating Officer and a Director; Roger J. King, Executive Vice President and President of Product Services; Robert D. Graham, Vice President Strategic Relationships, General Counsel and Secretary; James W. Brown, Vice President and Chief Financial Officer, held a combination of vested and unvested options to acquire 115,000, 95,000, 75,000, 37,500, and 32,000 shares of Software Spectrum common stock, respectively, with a weighted average exercise price of $14.42, $14.93, $15.02, $16.18, and $15.25, respectively. All officers as a group held a combination of vested and unvested options to acquire 477,000 shares of Software Spectrum common stock, with a weighted average exercise price of $14.81. Brian
N. Dickie, a Director, Robert P. Lee, a Director, and Frank Tindle, a Director, held a combination of vested and unvested options to acquire 7,000, 3,000, and 11,000 shares of Software Spectrum common stock, respectively, with a weighted average exercise price of $11.83, $11.75, and $13.34 respectively.

MERGER FINANCING; SOURCE OF FUNDS

     Level 3 has informed us that the aggregate merger consideration to be paid to our shareholders and holders of options to purchase shares of Software Spectrum common stock will be financed through cash on hand. The merger is not conditioned upon obtaining financing from any outside sources.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the merger to shareholders. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and judicial interpretations thereof all in effect as of the date of this proxy statement, and all of which are subject to change after such date, possibly with retroactive effect. There can be no assurance that future legislative, judicial or administrative action will not affect the accuracy of the statements or conclusions in this proxy statement.

     This summary does not address all the U.S. federal income tax considerations that may be relevant to shares received pursuant to the exercise of employee stock options or otherwise as compensation or with respect to shareholders who are subject to special tax treatment under the Code, including without limitation persons who are non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, life insurance companies, regulated investment companies and financial institutions and may not apply to shareholders in light of individual circumstances, such as holding shares as a hedge or as part of a hedge, straddle, conversion, synthetic security integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax. It also does not address the tax consequences of the merger under foreign, state or local tax laws. Accordingly, shareholders are urged to consult with their tax advisor with respect to the particular U.S. federal, state, local or foreign income tax or other tax consequences of the merger to them.

     The exchange of Software Spectrum shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes, and accordingly a shareholder will recognize gain or loss equal to the difference between the cash received and such shareholder's adjusted tax basis in the Software Spectrum shares exchanged therefor. In general, a shareholder must calculate gain or loss separately for each block of Software Spectrum shares that is exchanged in the merger. Provided a shareholder holds his or her Software Spectrum shares as a capital asset, this gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the shareholder has held his or her Software Spectrum shares for more than one year at the time of the merger. A non-corporate shareholder is subject to a maximum U.S.

federal income tax rate of 20% on any net long-term capital gains. In addition, there are limits on the deductibility of capital losses.

     Unless a shareholder complies with certain reporting or certification procedures or is an "exempt recipient" (in general, corporations and certain other entities) under applicable provisions of the Code and Treasury regulations, such shareholder may be subject to a withholding tax of 30% with respect to any cash payments received pursuant to the merger. Backup withholding is not an additional tax. Any amount withheld under these rules will be credited against a shareholder's U.S. federal income tax liability provided such shareholder furnishes the required information to the IRS. If a shareholder does not comply with the backup withholding rules, such holder may be subject to penalties imposed by the IRS.

     THE PRECEDING SUMMARY IS GENERAL IN NATURE AND DOES NOT CONSIDER ANY PARTICULAR SHAREHOLDER'S INDIVIDUAL FACTS AND CIRCUMSTANCES. THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON HIS OR HER INDIVIDUAL FACTS AND CIRCUMSTANCES. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE MERGER.

ACCOUNTING TREATMENT

     The merger will be accounted for by Level 3 using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

APPRAISAL RIGHTS OF SHAREHOLDERS

     Any of our shareholders of record may exercise dissenters' rights in connection with the merger by properly complying with the requirements of Articles 5.11, 5.12, and 5.13 of the TBCA. The required procedure set forth in Articles 5.11, 5.12, and 5.13 of the TBCA must be followed exactly or you may lose your right to dissent from the merger. The information that follows is a general summary of dissenters' rights and, as a summary, is qualified by and not a substitute for the provisions of Articles 5.11, 5.12, and 5.13 of the TBCA. A copy of Articles 5.11, 5.12, and 5.13 of the TBCA are attached as Appendix C to this proxy statement. We encourage you to read these provisions carefully.

     Each holder of shares of Software Spectrum common stock that were outstanding as of the record date who follows the procedures set forth in Articles 5.11, 5.12, and 5.13 of the TBCA will be entitled to demand the purchase of such holder's shares of Software Spectrum common stock for a purchase price equal to the fair value of such holder's shares. Under Texas law, fair value of shares for purposes of the exercise of dissenters' rights is defined as the value of the shares as of the day immediately preceding the day the vote is taken authorizing the merger, excluding any increase or decrease in the value of the shares in anticipation of the proposed merger. Such fair value is determined by appraisers appointed by the court, who are directed to make such determination "upon such investigation as to them may seem proper."

     In order to be entitled to exercise your dissenters' rights, you must file a written objection to the merger with us prior to the special meeting. The written objection must state:

     - that you will exercise your right to dissent if the merger becomes effective; and

     - your address where notice of the effectiveness of the merger should be delivered or mailed.

     You should send this written objection to us at 2140 Merritt Drive, Garland, Texas 75041, Attention: Robert D. Graham, Corporate Secretary. Neither a proxy nor a vote against the merger are sufficient to constitute a written objection as required under the TBCA. Failure to vote against the merger will not affect your appraisal rights, but you may not vote in favor of the merger and later seek dissenters' rights.

     If the merger is approved by our shareholders and subsequently becomes effective, within ten days of the effectiveness of the merger, we must deliver or mail notice of the effectiveness of the merger to each dissenting shareholder that did not vote in favor of the merger. Any dissenting shareholder that did not vote in favor of the merger may then make a written demand on us for the payment of the fair value of the shareholder's shares within ten days of the delivery or mailing of the notice by us. Such demand must

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state the number of shares of common stock owned by the dissenting shareholder and the dissenting shareholder's estimate of the fair value of his or her common stock as of the day immediately prior to the meeting date, excluding any increase or decrease in value of the shares in anticipation of the proposed merger. Any shareholder that fails to make such a demand within the 10-day period will lose the right to dissent and will be bound by the terms of the merger. In order to preserve dissenters' rights, within 20 days of making a demand for payment, a dissenting shareholder holding certificated shares must also submit such share certificates to us for the appropriate notation of the demand. At our option, we may terminate the dissenting shareholder's rights under Article 5.12 of the TBCA for each holder of certificated shares who fails to submit the share certificates within the 20-day period unless a court of competent jurisdiction directs otherwise, upon a showing to the court by the shareholder that there is good and sufficient cause.

     Within 20 days of receipt of a proper demand for payment by a dissenting shareholder, we must deliver or mail to the dissenting shareholder written notice that either:

     - accepts the amount the dissenting shareholder claimed and agrees to pay the amount of the shareholder's demand within 90 days after the effectiveness of the merger and, in the case of shares represented by certificates, upon receipt of the dissenting shareholder's duly endorsed share certificates; or

     - contains our estimate of the fair value of the dissenting shareholder's common stock and offers to pay the amount of our estimate within 90 days after the effectiveness of the merger so long as the dissenting shareholder gives us notice within 60 days after the date of our notice that he or she agrees to accept our estimate and, in the case of shares represented by certificates, surrenders to us duly endorsed stock certificates.

     If we and the dissenting shareholder agree upon the value of the dissenting shareholder's shares within 60 days after the effectiveness of the merger, we will pay the amount of the agreed value to the dissenting shareholder within 90 days of the effectiveness of the merger and, in the case of shares represented by certificates, upon receipt of the dissenting shareholder's duly endorsed share certificates. Upon payment of the agreed value, the dissenting shareholder will no longer have any interest in those shares.

     If we and the dissenting shareholder do not agree upon the value of the dissenting shareholder's shares within 60 days after the effectiveness of the merger, then either the dissenting shareholder or we may, within 60 days after the expiration of such 60-day period, file a petition in a court of competent jurisdiction in Dallas County, Texas, seeking a determination of the fair value of the dissenting shareholder's common stock. We will file with the court a list of all shareholders who have demanded payment for their shares with whom an agreement as to value has not been reached within ten days following receipt of such a petition filed by a dissenting shareholder or upon the filing of such a petition by us. The clerk of the court will give notice of the hearing of any such petition to us and to all of the dissenting shareholders on the list provided by us. We and all dissenting shareholders notified in this manner will be bound by the final judgment of the court as to the value of the shares.

     In considering such a petition, the court will determine which of the dissenting shareholders have complied with the provisions of the TBCA and are entitled to the payment of the fair value of their shares and will appoint one or more qualified appraisers to determine the fair value of the shares. The appraisers will also allow us and the dissenting shareholders to submit to them evidence as to the fair value of the shares.

     Upon receipt of the appraisers' report, the court will determine the fair value of the shares of the dissenting shareholders and will direct the payment by us to the dissenting shareholders of the amount of the fair value of their respective shares, with interest from the date 91 days after the effectiveness of the merger to the date of the judgment. The judgment shall be paid immediately to holders of uncertificated shares and shall be payable to holders of shares represented by certificates only upon receipt of the dissenting shareholder's duly endorsed share certificates. Upon payment of the judgment, the dissenting shareholders will no longer have any interest in the shares.

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     Any dissenting shareholder may withdraw his or her demand at any time before receiving payment for the shares or before a petition has been filed seeking determination of the fair value of the shares. No dissenting shareholder may withdraw his or her demand after payment has been made or, unless we consent to the withdrawal, where a petition has been filed.

     Any dissenting shareholder that has properly demanded payment for his or her shares of common stock will not have any rights as a shareholder, except the right to receive payment for the shares and the right to claim that the transactions contemplated by the merger agreement, including the merger, were fraudulent.

     If you are considering dissenting from the merger, you are urged to consult your own legal counsel.

VOTING AGREEMENT

     As an inducement and a condition to entering into the merger agreement, Level 3 and Eldorado Acquisition have required that Ms. Odom and PCM enter into a voting agreement. The following is a summary of the material terms of the voting agreement. The summary is qualified in its entirety by reference to the voting agreement, a copy of which is attached as Exhibit A to the merger agreement which is contained in Appendix A to this proxy statement and is incorporated herein by reference.

     As of the record date for the special meeting, Ms. Odom was the beneficial owner of 166,114 shares of Software Spectrum common stock and PCM had dispositive and voting power over 796,542 shares of Software Spectrum common stock, subject to the right of PCM's clients to revoke such power, which together constituted approximately 30% of the outstanding shares of common stock of Software Spectrum. Under the voting agreement, Ms. Odom and PCM have agreed:

     - to vote FOR the adoption of the merger agreement, the merger and any matter necessary for consummation of the transactions contemplated by the merger agreement; and

     - to vote against:

          - any takeover proposal;

          - any proposal for action or agreement that would result in a breach of a covenant, representation or warranty or any other obligation under the merger agreement or which is reasonably likely to result in any conditions to Level 3's or Eldorado Acquisition's obligations under the merger agreement not being fulfilled;

          - any change in the directors or present capitalization, and any material change in the corporate structure or business of Software Spectrum;

          - any amendment to Software Spectrum's by-laws or articles of incorporation; and

          - any other action reasonably expected to impede the transactions contemplated by the merger agreement.

     In the voting agreement, Ms. Odom and PCM agreed to revoke all prior proxies or powers of attorney with respect to their shares of Software Spectrum common stock and to appoint Level 3 and Eldorado Acquisition as their proxy to vote such shares as their proxy with respect to the matters set forth in the voting agreement. The proxy granted to Level 3 and Eldorado Acquisition is irrevocable throughout the term of the merger agreement, except that PCM may revoke such proxy to the extent that one or more of the ultimate beneficial owners of PCM's shares of Software Spectrum common stock revokes PCM's authority.

     Ms. Odom and PCM also agreed to not solicit a takeover proposal, participate in discussions for a takeover proposal or enter into any agreement with respect to a takeover proposal with any third party as well as to inform Level 3 regarding any takeover proposal by a third party. The voting agreement, however, specifies that Ms. Odom is not limited in taking any actions in her capacity as a Director of Software Spectrum.

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                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated herein by reference. We encourage you to read the merger agreement because it, and not this summary, is the legal document that governs the merger.

STRUCTURE AND EFFECTIVE TIME

     The merger agreement provides for the merger of Eldorado Acquisition with and into Software Spectrum upon the terms and subject to the conditions of the merger agreement. Software Spectrum will survive the merger and continue to exist after the merger as an indirect wholly owned subsidiary of Level 3.

     Shares of Software Spectrum common stock representing approximately 30% of the voting power of Software Spectrum have been committed to vote in favor of adopting the merger agreement and the merger. See "The Merger -- Voting Agreement."

     Immediately prior to consummation of the merger, Level 3 will provide us with the necessary funds and we will repay all of our indebtedness for borrowed money and terminate our obligations under contracts involving such indebtedness. In addition, we will transfer all of our foreign subsidiaries into a newly formed wholly owned subsidiary, and sell such subsidiary to Eldorado Acquisition. This series of events is referred to as the "initial transactions."

     The closing of the merger will occur no later than the second business day after the satisfaction or waiver of all of the conditions in the merger agreement. The parties will file a certificate of merger with the Delaware Secretary of State and deliver articles of merger to the Texas Secretary of State on the closing date. The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State and a certificate of merger is issued by the Texas Secretary of State. We refer to such time as the "effective time."

     We cannot assure you when, or if, all the conditions for the completion of the merger will be satisfied or waived. See "The Merger Agreement -- Conditions to the Merger." We intend to complete the merger as promptly as practicable subject to receipt of Software Spectrum shareholder approval and all requisite regulatory approvals.

MERGER CONSIDERATION

     The merger agreement provides that each share of Software Spectrum common stock outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $37 per share in cash, without interest, from Eldorado Acquisition. We refer to this amount as the "per share amount."

     Each holder of a certificate representing shares of Software Spectrum common stock will have no further rights with respect to such shares, other than the right to receive the per share amount applicable to those shares.

     Shares of Software Spectrum common stock that are outstanding immediately prior to the merger and held by any dissenting shareholder who properly perfects his or her appraisal rights will not be converted into the right to receive $37 in cash, but rather the dissenting shareholder will be entitled to payment of the fair value of his or her dissenting shares in accordance with and subject to the TBCA.

PAYMENT PROCEDURES

     At the effective time, Eldorado Acquisition will select a bank or trust company with capital exceeding $500 million to act as a paying agent. The paying agent will make payment of the per share amount in exchange for certificates representing the outstanding shares of Software Spectrum common stock. Level 3 will provide or cause Eldorado Acquisition to provide sufficient cash to the paying agent on or prior to the

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

effective time in order to permit the payment of the per share amount. As soon as practicable after the effective time, the paying agent will send to our shareholders a letter of transmittal and instructions explaining how to send their stock certificates to the paying agent. The paying agent will pay the appropriate per share amount (without interest), minus any backup withholding taxes required by law, to our shareholders promptly following the paying agent's receipt and processing of Software Spectrum stock certificates and properly completed transmittal documents.

     Please do not send your stock certificate at this time.

TREATMENT OF SOFTWARE SPECTRUM STOCK OPTIONS

     At the effective time all outstanding options to purchase shares of Software Spectrum common stock (whether vested or unvested) will be cancelled in exchange for the right to receive, for each share subject to an option, an amount in cash equal to the excess of $37 over the per share exercise price of the option, net of applicable withholding taxes and payable as soon as practicable after the effective time. No consideration will be payable to the holders of any stock option which has an exercise price that exceeds the per share amount.

CHARTER AND BY-LAWS

     The merger agreement provides that the articles of incorporation of Software Spectrum immediately prior to the effective time of the merger will be the articles of incorporation of the surviving corporation after the merger and that the by-laws of Eldorado Acquisition immediately prior to the effective time of the merger will be the by-laws of the surviving corporation after the merger, in each case until amended as provided by law and such articles of incorporation and by-laws.

DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Eldorado Acquisition immediately prior to the effective time of the merger will be the directors of the surviving corporation after the merger and that the officers of Software Spectrum immediately prior to the effective time of the merger will be the officers of the surviving corporation after the merger, in each case until their respective successors are duly elected and qualified.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties by us that cover, among other things, our organization, business, lack of conflicts, financial statements, undisclosed liabilities, reports to the Securities and Exchange Commission, capital structure, absence of certain changes, properties, compliance with legal requirements, affiliate agreements, material contracts, intellectual property, employee benefits, labor relations, litigation, environmental matters, tax matters, and customers and suppliers. The merger agreement also contains representations and warranties by Level 3, which relate principally to its ability to effectuate the merger. None of the representations and warranties will survive beyond the effective time.

COVENANTS; CONDUCT OF THE BUSINESS OF SOFTWARE SPECTRUM PRIOR TO THE MERGER

     The merger agreement includes various affirmative and negative covenants with respect to our operations during the period from the date of the merger agreement to the earlier of consummation of the merger and termination of the merger agreement. During this time period we must conduct our business in the ordinary course and must obtain the prior written consent of Level 3 to, among other things, change our charter documents, make capital expenditures beyond a threshold level, change accounting practices or tax elections, incur certain liabilities, liens or indebtedness, acquire or dispose of assets beyond a certain amount and provide certain employee benefits.

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

NO SOLICITATION

     Software Spectrum and its subsidiaries, officers, directors, employees and other representatives are not permitted to solicit, initiate or encourage, or engage in any discussions or provide any information in connection with takeover proposals. A "takeover proposal" is any inquiry, proposal or offer from a third party relating to an "alternative transaction" which is defined to include: (i) a merger; (ii) a sale of more than 10% of the consolidated assets of Software Spectrum and its subsidiaries; (iii) the issuance, sale or disposition of securities representing more than 10% of our voting power; or (iv) a transaction in which a person acquires beneficial ownership of 15% or more of our outstanding common stock.

     If a third party makes an unsolicited superior proposal, we may participate in negotiations with such third party and may also furnish information (after executing a confidentiality agreement similar to our confidentiality agreement with Level 3) to such third party, if our Board of Directors determines in good faith after consultation with outside legal counsel, that it is necessary to do so in order to comply with our Board of Directors' fiduciary duties under applicable law. In addition, we must promptly notify Level 3 of such inquiry and the material terms of any proposal.

     A "superior proposal" is a bona fide written offer by a third party for all outstanding shares of our common stock in which each shareholder has the right to receive a per share consideration exceeding $37 payable in cash or marketable securities, which our Board of Directors determines in good faith is more favorable to our shareholders than the merger from a financial point of view and is reasonably likely to be completed.

     If our Board of Directors intends to approve or recommend a superior proposal or enter into an agreement regarding a superior proposal, before doing so it must notify Level 3 and negotiate in good faith with Level 3 for a period of five business days to try to reach agreement on revising terms of the merger. After the five business days, if Level 3 and Software Spectrum cannot agree on adjustments to the merger agreement which would permit us to consummate the merger and the related transactions, then we can enter into an agreement for the superior proposal subject to us placing in escrow $6 million (the amount of the termination fee and the expense reimbursement). At any time after we have entered into an agreement for the superior proposal, Level 3 may elect to terminate the merger agreement and obtain a termination fee of $5 million (the "termination fee") plus an expense reimbursement of up to $1 million (the "expense reimbursement"), from the escrow account. If Level 3 chooses not to terminate the merger agreement, then we would continue to be obligated to submit the Level 3 merger proposal to a shareholder vote.

EMPLOYEE BENEFITS

     Level 3 has agreed to honor all management continuity agreements between us and our executives in effect immediately prior to the closing date. Level 3 has also agreed that, for a period of three months following the closing date, it will provide severance benefits to terminated Software Spectrum employees on a basis no less favorable than those in existence prior to the merger.

     Until December 31, 2002, Software Spectrum employees (other than hourly employees) will be provided with benefits not less favorable taken as a whole than those applicable to Level 3's employees engaged in the telecommunications business. Software Spectrum employees will also receive full credit for all service with us or our subsidiaries under any employee benefit plan in which such employee participates after the closing date.

     Subject to consummation of the merger, we will terminate our long-term incentive program effective April 30, 2002, and make payments for the award cycle ending April 30, 2003, on a pro-rated basis as soon as practicable following the merger.

INDEMNIFICATION AND INSURANCE

     The merger agreement includes indemnification provisions whereby Software Spectrum as the surviving corporation is required to indemnify current and former directors and officers of Software

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

Spectrum to the fullest extent permitted under our current articles of incorporation and by-laws or any indemnification agreement, against all losses, claims, liabilities, costs or expenses arising out of acts or omissions occurring prior to the consummation of the merger.

     For a period of six years, the surviving corporation's by-laws and articles of incorporation may not be amended in any manner that would adversely affect the indemnification rights contained therein of directors and officers of Software Spectrum at the time of the consummation of the merger. In addition, for three years after the effective time, the surviving corporation is required to maintain directors' and officers' liability insurance with coverage up to $15 million and other terms that are not materially less favorable than the terms of our current policy; provided, that the surviving corporation is not required to spend more than 200% of our current annual premium.

SOFTWARE SPECTRUM'S BOARD RECOMMENDATION; SHAREHOLDER'S MEETING

     The merger agreement provides that our Board will recommend that our shareholders vote in favor of the approval and adoption of the merger agreement and the merger. However, our Board may withdraw or modify its recommendation if our Board determines in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with its fiduciary obligations. Notwithstanding any such withdrawal or modification, we are required to submit the merger agreement to a shareholder vote unless the merger agreement is terminated in accordance with its terms.

     If the Board withdraws or adversely modifies its recommendation, and Level 3 then terminates the merger agreement, Level 3 would then be entitled to the expense reimbursement and half of the termination fee, with the other half of the termination fee to be paid to Level 3 if we enter into an agreement for an alternative transaction within nine months following such termination. See "The Merger Agreement -- Termination" and " -- Termination Fee."

     The merger agreement requires us to take steps necessary to call, give notice of, convene and hold a special meeting of our shareholders for the purpose of securing our shareholders' approval of the merger agreement and the merger.

CONDITIONS TO THE MERGER

     Each party's obligation to consummate the merger is conditioned upon the satisfaction of the following conditions:

     - all waiting periods under U.S. or applicable foreign antitrust laws have expired or been terminated;

     - there is no injunction or other governmental order restraining or prohibiting the merger; and

     - the merger has been approved by holders of at least two-thirds of our outstanding common stock.

     On May 15, 2002, Software Spectrum and Level 3 were notified that they had received early termination of the Hart-Scott-Rodino waiting period.

     Level 3 and Eldorado Acquisition's obligation to consummate the merger is also conditioned upon the satisfaction of the following conditions:

     - our representations and warranties are true and correct in all material respects on and as of the closing date;

     - we have complied with our material obligations under the merger agreement;

     - there is no injunction or other governmental order restraining or prohibiting the merger or imposing material limitations on Level 3's acquisition, ownership or operation of Software Spectrum;

     - there is no action commenced under any applicable law, including antitrust laws, which would reasonably be expected to restrain or prohibit the merger or imposing material limitations on Level 3's acquisition, ownership or operation of Software Spectrum;

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

     - there is no declaration of a banking moratorium in the U.S. or limitation by any U.S. governmental authority on the extension of credit generally by banks; and

     - the consummation of initial transactions described in Section 7.6 of the Merger Agreement (other than delivery of the funds to us by Level 3 required to complete the initial transactions).

TERMINATION

     The merger agreement may be terminated as follows:

     - by mutual written consent of Level 3 and Software Spectrum;

     - by Level 3 or Software Spectrum if there is a final and non-appealable injunction or other order permanently enjoining the transaction;

     - by Level 3 or Software Spectrum if our shareholders fail to approve the merger upon the taking of a vote at a duly held meeting of our shareholders;

     - by Level 3 or Software Spectrum if the merger is not consummated on or before September 3, 2002 (provided that the terminating party is not in material breach of the merger agreement), as such date may be extended if we enter into an agreement regarding a superior proposal;

     - by Level 3 if:

          - any person commences a tender or exchange offer to purchase shares of Software Spectrum, such that such person would control 33% or more of the then outstanding common stock, and our Board of Directors fails to recommend against acceptance of such offer within ten business days; or

          - (A) Software Spectrum enters into an agreement for an alternative transaction or (B) our Board of Directors (x) recommends an alternative transaction or (y) withdraws or adversely modifies its recommendation of the merger;

     - by Level 3 if Software Spectrum is in breach of its representations and warranties in any material respect or fails to comply with the no solicitation of alternative transactions covenant (in which case Software Spectrum has limited cure rights) or fails to perform any other material obligation, which breach is not cured by the earlier of the day prior to the shareholders' meeting, and five business days following written notice to us of such breach; or

     - by Software Spectrum if Level 3 is in breach of its representations and warranties in any material respect or fails to perform any material obligation, which breach would have a material adverse effect on the ability of Level 3 or Eldorado Acquisition to consummate the merger and the related transactions and which breach is not cured within five business days following written notice to Level 3 of such breach.

TERMINATION FEE

     Aside from the fees discussed below, whether or not the merger is consummated, expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring those expenses, except that Level 3 and Software Spectrum shall each pay one-half of the filing fees under the Hart-Scott-Rodino Act.

     Software Spectrum has the following termination fee obligations in the event of the termination of the merger agreement.

     - The "termination fee" is $5 million. The "expense reimbursement" is Level 3's reasonable documented out-of-pocket expenses in connection with the merger and related transactions capped at $1 million.

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

     - If Level 3 terminates the merger agreement because Software Spectrum has entered into an agreement for an alternative transaction or our Board of Directors has recommended an alternative transaction, or if either party terminates at a time when Level 3 has that termination right, Software Spectrum shall, within two business days, pay to Level 3 the termination fee and the expense reimbursement.

     - Within two business days of the occurrence of any of the following events, Software Spectrum must pay to Level 3 one half of the termination fee and all of the expense reimbursement. Additionally, if within nine months following the occurrence of any of the events described below, Software Spectrum enters into a definitive agreement providing for or consummates an alternative transaction involving more than 33% of our consolidated assets, voting power or outstanding common stock, then upon the closing of such transaction, Software Spectrum must pay to Level 3 the other half of the termination fee.

          - Level 3 terminates the merger agreement because any person has commenced a tender or exchange offer to purchase shares representing more than 33% of the outstanding shares of Software Spectrum, and our Board of Directors fails to recommend against acceptance of such offer within ten business days.

          - Level 3 terminates the merger agreement because our Board of Directors has withdrawn or adversely modified its recommendation of the merger.

          - Level 3 terminates the merger agreement because Software Spectrum is in material breach of the merger agreement.

          - Software Spectrum terminates the merger agreement for any reason (other than because Level 3 is in material breach of the merger agreement) at a time when Level 3 could have terminated the merger agreement because Software Spectrum is in material breach of the merger agreement.

          - After the date of the merger agreement, there is a publicly disclosed takeover proposal involving more than 10% of our consolidated assets, voting power or outstanding common stock, and thereafter Level 3 or Software Spectrum terminates the merger agreement because our shareholders fail to approve the merger upon the taking of a vote at a duly held meeting of our shareholders or because the merger is not consummated by September 3, 2002.

THE RIGHTS AGREEMENT

     On December 13, 1996, we entered into a rights agreement, as amended by the letter agreement, dated June 7, 1997, with Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C. (as successor to KeyCorp Shareholder Services, Inc.). Our Board of Directors adopted the rights agreement and issued the rights to protect our shareholders from coercive or otherwise unfair takeover tactics. In general, the rights plan works by imposing a significant penalty upon any person or group that acquires 20% or more of the outstanding Software Spectrum common stock without approval of our Board of Directors.

     As required in the merger agreement, we have amended our rights agreement to ensure that the rights will not become exercisable as a result of the merger or the related transactions, and will expire when the merger occurs without the payment of any consideration. Additionally, our Board of Directors has taken all action necessary to render the provisions of the TBCA that restrict business combinations with interested shareholders, and any other applicable state antitakeover laws, inapplicable to the merger, to the extent permitted by law.

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                         CERTAIN FINANCIAL PROJECTIONS

     Software Spectrum does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to Level 3. The projections were not prepared in connection with the merger or with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and Software Spectrum's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Software Spectrum has advised Eldorado Acquisition and Level 3 that its internal financial forecast (upon which the projections provided to Eldorado Acquisition and Level 3 were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions made by our management, with respect to industry performance (including expectations with respect to the pricing environment in the software reselling industry), general business, economic, market and financial conditions and other matters, all of which are difficult to predict, many of which are beyond Software Spectrum's control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The projections do not consider the effect of any future combination of Software Spectrum's business with the business conducted by Corporate Software following the merger. The inclusion of the projections herein should not be regarded as an indication that any of Eldorado Acquisition, Level 3 or Software Spectrum or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. See "Cautionary Statement Regarding Forward-Looking Statements."

     For fiscal year 2002, the projections anticipate revenue of $1,285,616,000, operating expenses of $1,273,358,000, operating profit of $12,258,000, income before taxes of $9,607,000, net income of $9,211,000, and diluted earnings per share of $2.91. For fiscal year 2003, the projections anticipate revenue of $1,380,747,000, operating expenses of $1,365,091,000, operating profit of $15,656,000, income before taxes of $15,456,000, net income of $9,428,000, and diluted earnings per share of $2.92.

     None of Eldorado Acquisition, Level 3 or Software Spectrum or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of Software Spectrum compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made, reflect the occurrence of future events or for any other reason.

                              REGULATORY APPROVALS

     The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. Software Spectrum and Level 3 made the required filings under the Hart-Scott-Rodino Act on May 3, 2002. On May 15, 2002, Software Spectrum and Level 3 were notified that they had received early termination of the Hart-Scott-Rodino waiting period.

     We are also subject to the antitrust laws of several foreign jurisdictions including, among others, Brazil, Finland, Germany and Sweden. We have filed or expect to file promptly all relevant foreign anti-trust filings and we expect to have clearance to proceed with the merger prior to the special meeting (assuming no additional requests are made by the applicable foreign authorities).

                       PRICE RANGE OF STOCK AND DIVIDENDS

     Software Spectrum's common stock is traded on the Nasdaq National Market under the symbol "SSPE". Software Spectrum's initial public offering took place in 1991. The table below sets forth by fiscal quarter, since the first quarter of fiscal 2001, the high and low closing prices of Software Spectrum's common stock on the Nasdaq National Market, as reported by the Nasdaq consolidated reporting system. Software Spectrum's fiscal year ends on April 30.

                                                               High     Low
                                                              ------   ------
Fiscal 2001
     First Quarter                                            $18.19   $12.13
     Second Quarter                                            15.50     7.63
     Third Quarter                                             10.75     6.06
     Fourth Quarter                                            12.75     9.50
Fiscal 2002
     First Quarter                                            $12.47   $11.00
     Second Quarter                                            11.90     9.15
     Third Quarter                                             18.90    10.10
     Fourth Quarter                                            19.95    15.00
Fiscal 2003
     First Quarter (through May 17, 2002)                     $36.30   $16.65

     On May 1, 2002, the last full trading day prior to the public announcement of the merger agreement, the high and low sale prices of Software Spectrum's common stock as reported on the Nasdaq National Market were $16.65 and $16.05, respectively. On May 17, 2002, the closing price of Software Spectrum's common stock as reported on the Nasdaq National Market was $36.30. You are encouraged to obtain current market quotations for Software Spectrum.

     Software Spectrum paid no cash dividends in fiscal 2001, 2002 or to date in fiscal 2003.

                   STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     In the table below, we show you how much of our common stock was beneficially owned on May 9, 2002 by each person we know to beneficially own more than 5% of our common stock.

     NAME AND ADDRESS OF BENEFICIAL OWNER        SHARES BENEFICIALLY OWNED(1)   PERCENT OF CLASS
     ------------------------------------        ----------------------------   ----------------
Judy C. Odom(2)................................           215,114(5)                   6.68%
Private Capital Management, L.P.,..............           822,189(6)                  25.93
  Bruce S. Sherman and
  Gregg J. Powers(3)
Dimensional Fund Advisors Inc.(4)..............           269,400(7)                   8.50

---------------

(1) Unless otherwise indicated, to our knowledge, the owner of all shares reflected in the table above owns her or its shares directly and has sole voting and dispositive power with respect to the shares.

(2) Ms. Odom's address is 2140 Merritt Drive, Garland, Texas 75041.

(3) The address of Private Capital Management, L.P., Mr. Sherman, et al. is 8889 Pelican Bay Blvd., Suite 500, Naples, Florida 34108.

(4) The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5) Includes 49,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(6) Mr. Sherman is Chief Executive Officer of Private Capital Management, and Mr. Powers is president of Private Capital Management. Messrs. Sherman and Powers exercise shared dispositive power with such entity, and they both disclaim beneficial ownership of the shares. PCM has informed us that it has dispositive power only over 25,647 of such shares, and both voting and dispositive power over 796,542 of such shares.

(7) This information is based on a Schedule 13G of Dimensional Fund Advisors Inc., dated February 12, 2002. Dimensional Fund Advisors Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of the shares.

                         STOCK OWNERSHIP OF MANAGEMENT

     In the table below, we show you how much of our common stock was beneficially owned on May 9, 2002 by each director and each of the chief executive officer and the four other most highly paid executive officers of Software Spectrum, and by all directors and executive officers as a group.

           NAME OF BENEFICIAL OWNER              SHARES BENEFICIALLY OWNED(1)   PERCENT OF CLASS
           ------------------------              ----------------------------   ----------------
Judy C. Odom, Chairman and.....................            215,114(2)                 6.68%
  Chief Executive Officer
Brian N. Dickie, Director......................              9,500(3)               *
Frank Tindle, Director.........................             13,427(4)               *
Robert P. Lee, Director........................              8,000(5)               *
Keith R. Coogan, President,....................             48,011(6)                 1.49
  Chief Operating Officer and Director
Roger J. King, Executive Vice..................             38,419(7)                 1.20
  President and President of Product Services
Robert D. Graham, Vice President...............             21,160(8)               *
  Strategic Relationships, General Counsel and
     Secretary
James W. Brown, Vice President.................             18,267(9)               *
  and Chief Financial Officer
All directors and executive officers as a group
  (15 persons).................................            423,982(10)               12.47

---------------

* Indicates less than one percent.

(1) Unless otherwise indicated, to our knowledge, the owner of all shares reflected in the table above owns his or her shares directly and has sole voting and investment power with respect to the shares.

(2) Includes 49,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(3) Includes 7,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(4) These shares are held by FTJT, L.P., of which Mr. Tindle and his spouse are the sole partners. As such Mr. Tindle has shared investment and voting power for these shares. Includes 11,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(5) Includes 3,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(6) Includes 42,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(7) Includes 33,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(8) Includes 19,500 shares that are subject to options exercisable within 60 days of May 9, 2002.

(9) Includes 17,000 shares that are subject to options exercisable within 60 days of May 9, 2002.

(10) Includes 229,300 shares that are subject to options exercisable within 60 days of May 9, 2002.

                          FUTURE SHAREHOLDER PROPOSALS

     If the merger is consummated, there will be no public shareholders of Software Spectrum and no public participation in any future meetings of shareholders of Software Spectrum. However, if the merger is not completed, Software Spectrum will hold a 2002 annual meeting of shareholders. If such meeting is held, for a shareholder proposal to be considered for inclusion in Software Spectrum's proxy statement for the 2002 annual meeting, the proposal must have been received at Software Spectrum's offices no later than April 18, 2002. SEC Rule 14a-8 contains standards as to what shareholder proposals are to be included in a proxy statement.

     In addition, our by-laws require a shareholder who desires to bring business before an annual meeting to give our Secretary written notice of that business not less than sixty nor more than ninety days prior to the anniversary date of the prior annual meeting. The notice must comply with other requirements contained in our by-laws.

                      WHERE YOU CAN FIND MORE INFORMATION

     Software Spectrum files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at The Woolworth Building, 233 Broadway, New York, New York 10279. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. You may inspect information that Software Spectrum files with the Nasdaq at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, D.C. 20006. The Securities and Exchange Commission allows Software Spectrum to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents are incorporated by reference into this proxy statement and are deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement:

SOFTWARE SPECTRUM SEC FILINGS     PERIOD OR DATE FILED
Annual Report on Form 10-K        Year ended April 30, 2000
Quarterly Reports on Form 10-Q    Quarter ended July 31, 2001,
                                  October 31, 2001 and January 31,
                                  2002
Current Report on Form 8-K        Filed on May 3, 2002

     All documents filed by Software Spectrum pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the special meeting shall be deemed to be incorporated by reference into this proxy statement.

     Our shareholders may obtain the above-mentioned documents by requesting them in writing or by telephone from the appropriate party at the following addresses:

                            Software Spectrum, Inc.
                               2140 Merritt Drive
                              Garland, Texas 75041
                         Attention: Investor Relations
                           Telephone: (972) 840-6600

     If you would like to request documents from us, please do so by June 1, 2002 to receive them before the special meeting.

     You should rely only on the information contained in this proxy statement or other documents to which we refer to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 20, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to shareholders shall not create any implication to the contrary.

     Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Please call our information agent, D.F. King & Co., Inc., toll free at (800) 628-8510, or our investor relations department at (972) 840-6600; if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

                                   APPENDIX A

    ------------------------------------------------------------------------

                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                  MAY 1, 2002

                                  BY AND AMONG

                         LEVEL 3 COMMUNICATIONS, INC.,

                        ELDORADO ACQUISITION THREE, INC.

                                      AND

                            SOFTWARE SPECTRUM, INC.

    ------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I. THE MERGER.............................................................    1
     Section 1.1.     The Merger..................................................    1
     Section 1.2.     Effective Time of the Merger................................    1
     Section 1.3.     Articles of Incorporation...................................    2
     Section 1.4.     By-Laws.....................................................    2
     Section 1.5.     Board of Directors; Officers................................    2
     Section 1.6.     Effects of Merger...........................................    2
     Section 1.7.     Closing.....................................................    2
ARTICLE II. CONVERSION OF COMMON STOCK............................................    2
     Section 2.1.     Conversion of Common Stock..................................    2
     Section 2.2.     Stock Options...............................................    3
     Section 2.3.     Closing of Company Transfer Books...........................    3
     Section 2.4.     Exchange of Certificates....................................    4
     Section 2.5.     Funding of Paying Agent.....................................    4
     Section 2.6.     No Further Ownership Rights in Common Stock.................    5
     Section 2.7.     Dissenting Shareholders.....................................    5
     Section 2.8.     Assistance in Consummation of the Transactions..............    5
ARTICLE III. COMPANY ACTION WITH RESPECT TO THE MERGER............................    6
     Section 3.1.     Company and Board Approval; Fairness Opinion................    6
     Section 3.2.     Proxy Statement.............................................    6
     Section 3.3.     Meeting of Shareholders of the Company......................    7
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................    8
     Section 4.1.     Organization of the Company.................................    8
     Section 4.2.     Authority and Binding Effect................................    8
     Section 4.3.     No Conflict or Violation; Consents..........................    9
                      SEC Filings; Financial Statements; Undisclosed
     Section 4.4.     Liabilities.................................................    9
     Section 4.5.     Capital Structure...........................................   10
     Section 4.6.     Subsidiaries................................................   10
     Section 4.7.     Accounts Receivable.........................................   11
     Section 4.8.     Absence of Certain Changes or Events........................   11
     Section 4.9.     Properties..................................................   11
     Section 4.10.    Compliance with Legal Requirements..........................   12
     Section 4.11.    Affiliate Agreements and Liabilities........................   13
     Section 4.12.    Material Contracts..........................................   13
     Section 4.13.    Intellectual Property.......................................   14
     Section 4.14.    Labor Relations.............................................   16
     Section 4.15.    Employee Benefits...........................................   16
     Section 4.16.    Litigation..................................................   17
     Section 4.17.    Environmental Matters.......................................   17
     Section 4.18.    Tax Matters.................................................   18
     Section 4.19.    Brokers.....................................................   19
     Section 4.20.    Books and Records of the Company............................   19
     Section 4.21.    Customers and Suppliers.....................................   19
     Section 4.22.    Certain Payments............................................   20
     Section 4.23.    Proxy Statement.............................................   20

     Section 4.24.    State Takeover Statutes Inapplicable........................   20
     Section 4.25.    Statements True and Correct.................................   20
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.................   21
     Section 5.1.     Organization, Standing and Power............................   21
     Section 5.2.     Authority; No Violations; Consents and Approvals............   21
     Section 5.3.     Litigation..................................................   22
     Section 5.4.     Proxy Statement.............................................   22
     Section 5.5.     Ownership of Company Shares.................................   22
     Section 5.6.     No Prior Activities; Assets of Purchaser....................   22
     Section 5.7.     Statements True and Correct.................................   22
     Section 5.8.     Brokers.....................................................   22
     Section 5.9.     Financing...................................................   22
ARTICLE VI. CONDUCT OF BUSINESS PENDING THE MERGER................................   22
     Section 6.1.     Conduct of Business by the Company Pending the Merger.......   22
     Section 6.2.     No Solicitation.............................................   25
     Section 6.3.     Rights Agreement............................................   27
     Section 6.4.     Access and Information......................................   27
     Section 6.5.     Notification of Certain Matters.............................   27
     Section 6.6.     Employee Stock Purchase Plan................................   28
ARTICLE VII. ADDITIONAL AGREEMENTS................................................   28
     Section 7.1.     Indemnification of Company Officers and Directors...........   28
     Section 7.2.     HSR Act; Foreign Filings....................................   29
     Section 7.3.     Additional Agreements Regarding Consents and Approvals......   29
     Section 7.4.     Efforts; Further Assurances.................................   30
     Section 7.5.     Takeover Statutes...........................................   30
     Section 7.6.     Initial Transactions........................................   30
     Section 7.7.     Employee Matters............................................   31
ARTICLE VIII. CONDITIONS PRECEDENT................................................   32
     Section 8.1.     Conditions to Each Party's Obligation to Effect the
                      Merger......................................................   32
     Section 8.2.     Conditions for the Obligation of Parent and Purchaser.......   33
ARTICLE IX. TERMINATION AND FEES..................................................   34
     Section 9.1.     Termination.................................................   34
     Section 9.2.     Effect of Termination.......................................   35
     Section 9.3.     Fees and Expenses...........................................   35
ARTICLE X. GENERAL PROVISIONS.....................................................   36
     Section 10.1.    Non-Survival of Representations, Warranties and
                      Agreements..................................................   36
     Section 10.2.    Amendment...................................................   36
     Section 10.3.    Notices.....................................................   36
     Section 10.4.    Specific Performance........................................   37
     Section 10.5.    Publicity...................................................   37
     Section 10.6.    Interpretation..............................................   37
     Section 10.7.    Counterparts................................................   38
     Section 10.8.    Entire Agreement; No Third Party Beneficiaries..............   38
     Section 10.9.    Severability................................................   38
     Section 10.10.   Governing Law...............................................   38
     Section 10.11.   Assignment..................................................   38
     Section 10.12.   Descriptive Headings........................................   38

EXHIBITS

A     Form of Voting Agreement
B     Form of Promissory Note

SCHEDULES

Schedule 4.1       Organization of the Company
Schedule 4.3       No Conflict or Violation; Consents
Schedule 4.4       SEC Filings; Financial Statements
Schedule 4.5       Capital Structure
Schedule 4.6       Subsidiaries
Schedule 4.8       Absence of Certain Changes or Events
Schedule 4.9       Properties
Schedule 4.10(a)   Violation of Legal Requirements
Schedule 4.10(b)   Necessary Permits
Schedule 4.11      Affiliate Agreements and Liabilities
Schedule 4.12      Material Contracts
Schedule 4.13      Intellectual Property
Schedule 4.14      Labor Relations
Schedule 4.15      Employee Benefit Plans
Schedule 4.16      Litigation
Schedule 4.17      Compliance with Environmental Laws
Schedule 4.18      Tax Matters
Schedule 4.19      Brokers
Schedule 4.21      Suppliers
Schedule 6.1       Conduct of Business by Company Pending the Merger
Schedule 7.6       Foreign Subsidiaries

DEFINED TERM                                                   LOCATION
------------                                                   --------
Accounts Receivable.........................................   sec.4.7
Adverse Recommendation......................................   sec.9.1
Affiliate...................................................   sec.3.1
Agreement...................................................   Preamble
Alternative Transaction.....................................   sec.6.2
Articles of Incorporation...................................   sec.1.3
Balance Sheet...............................................   sec.4.7
Board of Directors..........................................   Recitals
Business Day................................................   sec.1.7
By-Laws.....................................................   sec.4.3
Certificates of Merger......................................   sec.1.2
Closing.....................................................   sec.1.7
Closing Date................................................   sec.1.7
Code........................................................   sec.4.18
Commission..................................................   sec.3.2
Common Stock................................................   Recitals
Company.....................................................   Preamble
Company Representatives.....................................   sec.6.2
Competing Agreement.........................................   sec.6.2
Confidentiality Agreement...................................   sec.6.2
Contract....................................................   sec.4.12
D&O Insurance...............................................   sec.7.1
DGCL........................................................   Recitals
Dissenting Shares...........................................   sec.2.7
Effective Time..............................................   sec.1.2
Employees...................................................   sec.4.14
Employee Stock Purchase Plan................................   sec.6.6
Environmental Laws..........................................   sec.4.17
ERISA.......................................................   sec.4.15
ERISA Affiliate.............................................   sec.4.15
Escrow Procedures...........................................   sec.6.2
Exchange Act................................................   sec.2.2
Expense Reimbursement.......................................   sec.9.3
Foreign Plans...............................................   sec.4.15
Foreign Subsidiary Sale.....................................   sec.7.6
Foreign Subsidiary Stock....................................   sec.7.6
Former Employees............................................   sec.4.15
GAAP........................................................   sec.4.4
Governmental Agency.........................................   sec.4.25
Hazardous Materials.........................................   sec.4.17
HSR Act.....................................................   sec.5.2
Indebtedness................................................   sec.4.12
Indemnified Parties.........................................   sec.7.1
Initial Transaction Time....................................   sec.7.6

DEFINED TERM                                                   LOCATION
------------                                                   --------
Initial Transactions........................................   sec.7.6
Intellectual Property.......................................   sec.4.13
Knowledge...................................................   sec.10.6
Leases......................................................   sec.4.9
Legal Requirement...........................................   sec.2.6
Liability...................................................   sec.4.4
Lien........................................................   sec.4.9
LTIP........................................................   sec.7.7
Major Supplier..............................................   sec.4.21
Material Contracts..........................................   sec.4.12
Merger......................................................   Recitals
New LLC.....................................................   sec.7.6
New LLC Purchase Price......................................   sec.7.6
Option Plans................................................   sec.2.2
Options.....................................................   sec.2.2
Order.......................................................   sec.2.6
Parent......................................................   Preamble
Paying Agent................................................   sec.2.4
Per Share Amount............................................   sec.2.1
Permit......................................................   sec.4.3
Permitted Lien..............................................   sec.4.9
Person......................................................   sec.2.4
Plan........................................................   sec.4.15
Prohibited Effect...........................................   sec.4.1
Prohibited Result...........................................   sec.8.2
Proxy Statement.............................................   sec.3.2
Purchaser...................................................   Preamble
Release.....................................................   sec.4.17
Rights......................................................   sec.3.1
Rights Agreement............................................   sec.3.1
Salaried Employee...........................................   sec.6.1
SEC Reports.................................................   sec.4.4
Securities Act..............................................   sec.2.1
Shareholders................................................   Recitals
Special Meeting.............................................   sec.3.3
Subsequent Transactions.....................................   sec.4.2
Subsidiary..................................................   sec.2.1
Superfund...................................................   sec.4.17
Superior Proposal...........................................   sec.6.2
Surviving Corporation.......................................   sec.1.1
Takeover Proposal...........................................   sec.6.2
Tax.........................................................   sec.4.18
Tax Return..................................................   sec.4.18
Taxes.......................................................   sec.4.18

DEFINED TERM                                                   LOCATION
------------                                                   --------
Taxing Authority............................................   sec.4.18
TBCA........................................................   Recitals
Telecom Employees...........................................   sec.7.7
Termination Fee.............................................   sec.9.3
Third Party.................................................   sec.6.2
Trade Secrets...............................................   sec.4.13
Transaction Documents.......................................   sec.4.2
Transactions................................................   sec.4.2
Vendor Excluded Indebtedness................................   sec.7.6
Voting Agreement............................................   Recitals

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of May 1, 2002, by and among Level 3 Communications, Inc., a Delaware corporation ("Parent"), Eldorado Acquisition Three, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and Software Spectrum, Inc., a Texas corporation (the "Company"):

                              W I T N E S S E T H:

     WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the holders (the "Shareholders") of the shares of common stock, $0.01 par value, of the Company (the "Common Stock") for Purchaser to merge with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the Texas Business Corporation Act ("TBCA") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the board of directors of each of Parent and Purchaser has determined that the Merger is in the best interests of Parent and Purchaser, and the Merger has been approved by the sole stockholder of Purchaser;

     WHEREAS, immediately prior to the consummation of the Merger, the parties desire to effect the Initial Transactions (as defined in Section 7.6);

     WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, certain Shareholders have entered into Voting Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Voting Agreement") pursuant to which each such Shareholder has, among other things, agreed to grant to Parent a proxy with respect to the voting of such shares, in each case upon the terms and subject to the conditions set forth in the Voting Agreement; and

     WHEREAS, the Board of Directors has approved this Agreement and the Voting Agreement and has determined that the consideration to be paid for each share of Common Stock (excluding the Dissenting Shares (as defined in Section 2.7)) upon consummation of the Merger is fair to the holders of such shares and has resolved to recommend that the holders of Common Stock approve this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL and the TBCA, at the Effective Time, Purchaser shall be merged into the Company and the separate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and an indirect wholly-owned subsidiary of Parent, and shall continue its corporate existence under the laws of the State of Texas.

     SECTION 1.2. EFFECTIVE TIME OF THE MERGER. On the Closing Date, the Company and Purchaser shall file a certificate of merger with the Secretary of State of the State of Delaware and deliver articles of merger to the Secretary of State of the State of Texas in accordance with the DGCL and TBCA and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at the date and time (the "Effective Time") when a properly executed certificate of merger is filed with the Secretary of State of the State of Delaware and a certificate of merger is issued to the Surviving Corporation by the Secretary of State of the State of Texas or at such later time as is specified in the respective certificates of merger. The certificates and articles of merger filed with the Secretary of States of the States of Delaware and Texas are referred to throughout the remainder of this Agreement as the "Certificates of Merger."

     SECTION 1.3. ARTICLES OF INCORPORATION. At the Effective Time the Second Restated Articles of Incorporation ("Articles of Incorporation") of the Company, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation upon and after the Effective Time until thereafter amended as provided by law and such Articles of Incorporation.

     SECTION 1.4. BY-LAWS. The By-laws of Purchaser as in effect immediately before the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

     SECTION 1.5. BOARD OF DIRECTORS; OFFICERS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     SECTION 1.6. EFFECTS OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of DGCL and TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.7. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 no later than 10:00 a.m. on the second business day (as such term is defined in Rule 14d-1 under the Exchange Act (a "Business Day")) after the conditions set forth in Article VIII have been satisfied (or, to the extent permitted by law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between Parent and the Company (the "Closing Date").

                                  ARTICLE II.

                           CONVERSION OF COMMON STOCK

     SECTION 2.1. CONVERSION OF COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any Shareholder:

          (a) All shares of Common Stock issued and outstanding immediately prior to the Effective Time which are held by the Company or any Subsidiary of the Company, and any shares of Common Stock issued and outstanding immediately prior to the Effective Time owned by Parent, Purchaser or any other Subsidiary of Parent, shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto. As used in this Agreement, "Subsidiary" means any "subsidiary" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (b) Each remaining share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall automatically be cancelled and extinguished and be converted into and become solely a right to receive $37.00 per share (the "Per Share Amount") in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such share. From and after the Effective Time, each holder of a certificate or certificates representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Amount, without interest, upon the surrender of such certificate in accordance with Section 2.4 hereof.

          (c) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted and exchanged into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     SECTION 2.2. STOCK OPTIONS

          (a) Prior to the consummation of the Merger, the Company shall take all actions necessary, and obtain any required consents, to provide that,
     (i) effective as of the Effective Time each then outstanding option to purchase Common Stock granted under any of the Company's stock option plans referred to in Section 4.5 (collectively, the "Option Plans"), and (ii) any and all other outstanding options, stock warrants and rights to acquire Common Stock, whether or not granted pursuant to such Option Plans, whether or not then exercisable or vested (the "Options") shall be cancelled by virtue of the Merger, shall cease to exist and shall be of no further force or effect; provided, however, that each holder of an Option, whether vested or unvested, shall be entitled to receive, for each share of Common Stock issuable on exercise of such Option, an amount in cash equal to the excess of (x) the Per Share Amount over (y) the per share exercise price of the Option as in effect immediately prior to the Effective Time. Such amount shall be subject to reduction by any applicable tax withholding. The Company and Parent agree that such amounts are the sole payments that will be made with respect to or in relation to the Options. No consideration shall be payable with respect to any Option which has an exercise price that exceeds the Per Share Amount.

          (b) The consideration due under this Section 2.2 shall be payable as soon as practicable after the Effective Time without interest after (x) verification by the Paying Agent of the ownership and terms of the particular Option by reference to the Company's records, and (y) delivery in the manner provided in Section 2.4 of a written instrument duly executed by the owner of the applicable Option, in a form provided by the Paying Agent and setting forth (i) the aggregate number of Options owned by that person and their respective issue dates and exercise prices, (ii) a representation by the person that he or she is the owner of all Options described pursuant to clause (x), that none of those Options has expired or ceased to be exercisable prior to the Effective Time, and (iii) a consent to the treatment of such Options pursuant to this Section 2.2 in full satisfaction of all rights relating to such Options.

          (c) Except as provided herein or as otherwise agreed to by the parties, the Company shall cause the Option Plans to terminate effective not later than the Effective Time, and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of its Subsidiaries shall be terminated effective not later than the Effective Time.

          (d) The Company represents and warrants that all of the Option Plans provide that the Company can take the actions described in this Section 2.2 without obtaining the consent of any holders of Options.

          (e) The Company shall take any reasonable action required to cause the disposition of the Options in accordance with this Section 2.2 to be exempt from the provisions of 16(b) of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the "Exchange Act").

          (f) Pursuant to the terms of the Company's Non-Employee Directors' Retainer Stock Plan, all share equivalents credited to participant deferral accounts shall be cancelled in exchange for an amount in cash equal to the Per Share Amount multiplied by the equivalents so cancelled. The Company shall pay such amount as soon as practicable after the Effective Time.

     SECTION 2.3. CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to Common Stock issued and outstanding immediately prior to the Effective Time and no further transfer of such Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, valid certificates previously representing such Common

Stock are presented to the Surviving Corporation or the Paying Agent, they shall be exchanged as provided in Section 2.4.

     SECTION 2.4. EXCHANGE OF CERTIFICATES. Prior to the Effective Time, Purchaser shall designate a bank or trust company with capital exceeding $500 million to act as agent (the "Paying Agent") for the Shareholders to receive the funds necessary to effect the exchange for cash of certificates which, immediately prior to the Effective Time, represented Common Stock entitled to payment pursuant to Section 2.1(b). As soon as practicable after the Effective Time, the Paying Agent shall mail a transmittal form to each holder of record of certificates theretofore representing such Common Stock advising such holder of the procedure for surrendering to the Paying Agent such certificates. If a check or wire transfer for the Per Share Amount is to be issued in the name of any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity (each, a "Person") other than the Person in whose name the certificates for Common Stock surrendered for exchange are registered on the books of the Company, it shall be a condition of the exchange that the Person requesting such exchange shall pay to the Paying Agent all transfer or other taxes, if any, required by reason of the issuance of such check or wire transfer in the name of a Person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. Upon the surrender and exchange of a certificate theretofore representing Common Stock, the holder shall be paid by check or wire transfer, without interest thereon, the Per Share Amount to which such holder is entitled hereunder, less only such amount, if any, required to be withheld under applicable backup withholding federal income tax regulations, and such certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the Per Share Amount into which the Common Stock it theretofore represented shall have been converted pursuant to Section 2.1, without interest, and the Surviving Corporation shall not be required to pay the holder thereof the Per Share Amount to which such holder otherwise would be entitled. If any certificates representing any Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Agency), the payment in respect of such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of certificates theretofore representing Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. In the event that any holder is unable to deliver the certificate which formerly represented such holder's Common Stock, then Parent or Purchaser, in the absence of actual notice that any Common Stock represented by any such certificate has been acquired by a bona fide purchaser, shall deliver to such holder the Per Share Amount to which Shareholder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) an affidavit or other evidence that the certificate has been lost, wrongfully taken or destroyed; (ii) evidence that such Person is the beneficial owner of the certificate claimed by such Person to be lost, wrongfully taken or destroyed and that such Person is the person who would be entitled to present such certificate for exchange pursuant to this Agreement and (iii) reasonable indemnity against the claims of any third party claiming to be the beneficial owner of such lost, wrongfully taken or destroyed certificate.

     SECTION 2.5. FUNDING OF PAYING AGENT.

          (a) Parent shall provide or cause to be provided to Purchaser, and Purchaser shall transmit by wire transfer, or other acceptable means to the Paying Agent, at or prior to the Effective Time funds required for the exchange of all Common Stock and cancellation of all Options in accordance with this Agreement. The Paying Agent shall agree to hold such funds in trust and deliver such funds (in the form of checks of the Paying Agent or wire transfers) in accordance with this Section 2.5 and Sections 2.2 and
     2.4. Any portion of such funds which has not been paid to holders of the Common Stock or Options pursuant to Section 2.2 or 2.4 within six months after the Effective Time shall promptly be paid to the party which provided such funds, and thereafter holders of certificates representing the right to receive the cash into which Common Stock or Options formerly represented by such certificates shall have been converted pursuant to Section 2.1(b) or 2.2 who have not theretofore complied with
     Section 2.2 or 2.4 shall look solely to the Surviving Corporation for payment of the amount of cash to which they are entitled pursuant to this Agreement.

          (b) The Paying Agent shall invest the funds, as directed by Purchaser, prior to the Effective Time, and as directed by the Surviving Corporation, on or after the Effective Time, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation or
     (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the funds shall be the property of and paid over to the Surviving Corporation as and when requested by the Surviving Corporation; provided, however, that any such investment or any such payment of earnings may not delay the receipt by holders of certificates of any Per Share Amount.

     SECTION 2.6. NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. From and after the Effective Time, the Shareholders shall cease to have any rights with respect to the Common Stock except as otherwise provided in this Agreement or by any federal, state, local, municipal, foreign, international, multinational, or other Order, constitution, law, rule, ordinance, permit, principle of common law, regulation, statute, or treaty (each, a "Legal Requirement"). All cash paid upon the surrender of certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Common Stock. For purposes of this Agreement, the term "Order"means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Agency.

     SECTION 2.7. DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Shareholders who (i) have not voted such shares in favor of the Merger, (ii) have otherwise complied with the relevant provisions of Section 5.13 of the TBCA and (iii) as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting Shareholder ("Dissenting Shares") shall not be converted into a right to receive the Per Share Amount described in Section 2.1(b). The holders thereof shall be entitled only to such rights as are granted by Section 5.13 of the TBCA. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 5.13 of the TBCA shall receive payment therefor from the Surviving Corporation in accordance with the TBCA; provided, however, that if any such holder of Dissenting Shares
(i) shall have failed to establish his entitlement to relief as a dissenting Shareholder as provided in Section 5.13 of the TBCA, (ii) shall have withdrawn his demand for relief as a dissenting Shareholder with respect to such Dissenting Shares or lost his right to relief as a dissenting Shareholder and payment for his Dissenting Shares under Section 5.13 of the TBCA or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in
Section 5.13 of the TBCA, such holder shall forfeit the right to relief as a dissenting Shareholder with respect to such Dissenting Shares and each such Dissenting Share shall be converted into the right to receive the Per Share Amount from the Surviving Corporation as provided in Section 2.4. The Company shall give Parent prompt notice of any demands received by the Company prior to the Effective Time, any attempted withdrawals of such demands and any other instruments served pursuant to the TBCA and received by the Company relating to Shareholders' rights of appraisal, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 2.8. ASSISTANCE IN CONSUMMATION OF THE TRANSACTIONS. Each of Parent, Purchaser and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger and the other Transactions as soon as possible in accordance with the terms and conditions of this Agreement. Parent shall cause Purchaser to perform all of its obligations in connection with this Agreement required to be performed by it on or prior to the Effective Time.

                                  ARTICLE III.

                   COMPANY ACTION WITH RESPECT TO THE MERGER

     SECTION 3.1. COMPANY AND BOARD APPROVAL; FAIRNESS OPINION.

          (a) The Company hereby approves of and consents to the Merger and represents and warrants that the Board of Directors, at a meeting duly called and held on May 1, 2002, at which all the Directors were present duly and unanimously: (i) approved and adopted this Agreement and the Transactions, including the Merger, (ii) resolved to recommend that the Shareholders approve this Agreement and the Transactions, including the Merger, provided that such recommendation may be withdrawn, modified or amended to the extent that the Board of Directors determines in good faith following consultation with outside legal counsel that failure to take such action would constitute a breach of the Board of Directors' fiduciary obligations under applicable law, (iii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Shareholders, (iv) took all action necessary to render Section 13.03 of the TBCA and the Rights inapplicable to the Merger, the Voting Agreement, this Agreement, and any of the Transactions and Subsequent Transactions, (v) elected, to the extent permitted by law, not to be subject to any "moratorium," "control share acquisition," "business combination," "fair price" or other form of corporate anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement, and (vi) approved the execution, delivery and performance of this Agreement, such approval constituting approval of the foregoing for purposes of Section 5.03 of the TBCA.

          (b) The Company further represents and warrants that SunTrust Robinson Humphrey, as financial advisor to the Board of Directors has delivered to the Board of Directors a written opinion, dated as of the date of this Agreement (or an oral opinion which will be promptly confirmed in writing), to the effect that the Per Share Amount to be received by Shareholders (other than Parent or any "affiliate" as defined in Rule 405 promulgated under the Securities Act ("Affiliate")) pursuant to the Merger is fair to such holders from a financial point of view. The Company hereby represents and warrants that it has been authorized by its financial advisor to permit the inclusion in its entirety of the fairness opinion (and, subject to prior review and consent by the financial advisor, references thereto) in the Proxy Statement. The Company has been advised by each of its directors who owns shares of Common Stock that such person intends to vote all shares of Common Stock owned by such person in favor of the Merger.

          (c) The Company has irrevocably taken all necessary action, including, without limitation, amending the Rights Agreement, dated as of December 13, 1996, as amended, between the Company and Mellon Investor Services, LLC, as rights agent (the "Rights Agreement"), with respect to all of the outstanding rights issued pursuant to the Rights Agreement (the "Rights") to ensure that (i) Parent and Purchaser, or either of them, are not deemed to be an Acquiring Person (as defined in the Rights Agreement) and (ii) the Rights will not become exercisable, in any such case, by reason of the execution and delivery of the Voting Agreement, this Agreement or the consummation of the Merger and the Subsequent Transactions. The Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the Rights Agreement have been previously provided or made available to Purchaser.

     SECTION 3.2. PROXY STATEMENT.

          (a) As promptly as practicable following the date of this Agreement, the Company shall prepare a preliminary proxy statement (the "Proxy Statement") relating to the Special Meeting and a form of proxy for use at the Special Meeting relating to the vote of the Shareholders with respect to the Merger. Parent shall be afforded a reasonable opportunity to comment on the Proxy Statement. The

     Proxy Statement shall comply in all material respects with the provisions of the Exchange Act, and shall be in form and substance reasonably satisfactory to Parent.

          (b) The Company shall cause the preliminary Proxy Statement to be filed with the Securities and Exchange Commission (the "Commission") at the earliest practicable date after the date of this Agreement, and in any event not more than 14 days after the date hereof.

          (c) The Company shall promptly notify Parent of the receipt of any comments of the Commission with respect to the preliminary Proxy Statement and of any requests by the Commission for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the Commission. As promptly as practicable after comments are received from the Commission with respect to the preliminary Proxy Statement, the Company shall use its commercially reasonable efforts to respond to the comments of the Commission and, to the extent comments of the Commission relate to Parent or Purchaser, Parent and Purchaser shall use their commercially reasonable efforts to respond to the comments of the Commission. The Company shall give Parent and its counsel the reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments of the Commission prior to their being filed with or sent to the Commission, and Parent and Purchaser shall provide the Company with such information about them as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the Commission.

          (d) After all the comments received from the Commission have been cleared by the Commission staff and all information required to be contained in the Proxy Statement has been included therein by the Company, the Company shall file with the Commission the definitive Proxy Statement and the Company shall use its commercially reasonable efforts to have the Proxy Statement cleared by the Commission as soon thereafter as practicable. The definitive Proxy Statement shall contain the fairness opinion of the financial advisor for the Company pursuant to Section 3.1(b). The Company shall cause the Proxy Statement to be mailed to record holders of the Common Stock as promptly as practicable after clearance by the Commission.

          (e) The Proxy Statement shall contain the determination and recommendation of the Board of Directors referred to in and subject to
     Section 3.1; provided, however, that any withdrawal or change in its recommendation must be made in compliance with Section 6.2(c), if applicable, and subject to the requirement that the Board of Directors submit this Agreement and the Transactions, including the Merger, to a shareholder vote in accordance with Section 3.3(c).

          (f) The Company shall prepare and revise the Proxy Statement so that, at the date mailed to the Shareholders, at the time of the Special Meeting, and at the Closing Date the Proxy Statement shall (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that the Company shall not be responsible under this paragraph with respect to statements made therein based on information supplied by Parent or Purchaser expressly for inclusion in the Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     SECTION 3.3. MEETING OF SHAREHOLDERS OF THE COMPANY.

          (a) The Company shall promptly take all action necessary in accordance with the TBCA and its Articles of Incorporation and By-Laws to duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of considering and taking action upon the approval of the Merger and the authorization and adoption of this Agreement (the "Special Meeting") as promptly as practicable following the date hereof, and in no event more than 21 Business Days following the clearance of the Proxy Statement by the Commission.

          (b) The vote required for approval of the Merger will be two-thirds or more of the outstanding Common Stock. Subject to the right of the Board of Directors to withdraw, modify or amend its recommendation of the Merger in accordance with Section 3.1(a), the Company shall use its reasonable best efforts to solicit from Shareholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Purchaser, advisable to secure any vote of Shareholders required by the TBCA and the Articles of Incorporation to effect the Merger.

          (c) The Company shall call and hold the Special Meeting whether or not the Board of Directors at any time subsequent to the date hereof determines that this Agreement or the Transactions, including the Merger, is no longer advisable, recommends the rejection thereof by the Shareholders, or otherwise makes an Adverse Recommendation.

          (d) At the Special Meeting, Parent and Purchaser shall vote or cause to be voted all of the Common Stock then owned or as to which they have voting control by Parent, Purchaser or their Subsidiaries in favor of adoption of this Agreement and the Company shall vote or cause to be voted all shares of Common Stock with respect to which proxies in the form distributed by the Company have been given, and not voted against the adoption of this Agreement, in favor of adoption of this Agreement.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser as of the date of this Agreement as follows:

     SECTION 4.1. ORGANIZATION OF THE COMPANY.

          (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and except as set forth on Schedule 4.1 in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in the states in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a Prohibited Effect.

          (b) For the purposes of this Agreement, a "Prohibited Effect" means:
     (i) a material adverse change in or effect with respect to the business, revenues, results of operations, properties, or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change or effect resulting from or attributable to (A) the announcement or pendency of this Agreement or the Transactions, (B) any decrease in the market price of the Common Stock (but not any change or effect underlying such decrease to the extent that it would otherwise constitute a Prohibited Effect), (C) changes, effects, conditions, events or circumstances that generally affect the industries in which the Company or its Subsidiaries operate (including legal and regulatory changes), or (D) general economic conditions or changes, effects, conditions or circumstances affecting the securities markets generally, including any change in general economic conditions due to any act or war, terrorism, or threat of war or terrorism; or (ii) notice from a Major Supplier after the date of this Agreement that it intends to materially alter its relationship with the Company or any of its Subsidiaries in a manner that would be materially adverse to the Company's business taken as a whole other than any such notice arising directly from a request to amend or delete provisions of Contracts designated as Vendor Excluded Indebtedness pursuant to Section 7.6.

     SECTION 4.2. AUTHORITY AND BINDING EFFECT.

          (a) The Company has the requisite corporate power to execute and deliver this Agreement and all other agreements and documents contemplated hereby or executed in connection herewith to which it is a party (the "Transaction Documents") and subject, with respect to the consummation of the Merger, to the approval of Shareholders holding at least two-thirds of the outstanding Common

     Stock, to consummate the Initial Transactions, the Merger and the other transactions contemplated hereby and thereby (collectively, the "Transactions"), and to consummate the subsequent merger of Parent's wholly owned subsidiary engaged in the same line of business with and into the Surviving Corporation (the "Subsequent Transactions").

          (b) The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize Transaction Documents or to consummate the Transactions (other than with respect to the consummation of the Merger, the adoption of this Agreement by Shareholders holding at least two-thirds of the outstanding Common Stock).

          (c) This Agreement has been, and each other Transaction Document at the time of its execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Transaction Documents each constitute a valid and binding obligation of Parent and Purchaser) this Agreement constitutes, and each such other Transaction Document at the time of execution will constitute, the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity.

     SECTION 4.3. NO CONFLICT OR VIOLATION; CONSENTS.  Except as set forth on
Schedule 4.3, neither the execution and delivery of the Transaction Documents nor the consummation or performance of the Transactions will, directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with, or result in a violation of (i) any provision of the Articles of Incorporation or the Second Amended and Restated By-Laws (the "By-Laws") of the Company or the equivalent organizational documents of any of its Subsidiaries, or (ii) any resolution adopted by the Board of Directors or the Shareholders;

          (b) contravene, or conflict with, or result in a violation of any material Legal Requirement to which the Company or any of the assets owned or used by the Company, may be subject;

          (c) contravene, or conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or materially modify any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Legal Requirement (each, a "Permit") that is material and is held by the Company or any of its Subsidiaries;

          (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any Material Contract or material Permit;

          (e) result in the imposition or creation of any material Lien upon or with respect to any of the material assets owned or used by the Company; or

          (f) require any material consent, approval, or authorization of, or material registration or filing with, any Governmental Agency or any other Person.

     SECTION 4.4. SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The Company has filed all forms, reports and documents (including all exhibits thereto) required to be filed with the Commission since April 30, 1999, and has heretofore made available to Parent, in the form filed with the Commission, its (i) Annual Report on Form 10-K for the fiscal year ended April 30, 2001, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2001, October 31, 2001 and January 31, 2002, (iii) all proxy statements relating to the Company's meetings of Shareholders (whether annual or special) held since April 30, 1999 and (iv) all other reports or registration statements filed by the Company with the Commission since April 30, 1999 (collectively, the "SEC Reports"). Except as set forth in Schedule 4.4, the SEC Reports (i) at the time filed complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of the Company is required to file any statements or reports with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which in the aggregate are not material in amount).

          (c) Except as (i) set forth on Schedule 4.4, (ii) incurred in the ordinary course of business consistent with past practice since April 30, 2001, (iii) set forth in the financial statements or notes thereto or in the Management's Discussion and Analysis of Financial Condition and Results of Operations, in each case, included in the SEC Reports filed after April 30, 2001 and prior to the date of this Agreement, (iv) relating to performance obligations under Contracts in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, or (v) liabilities or obligations contained in this Agreement, the Company and its Subsidiaries have no material liabilities or obligations (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) (each, a "Liability") of any nature (whether accrued, absolute, contingent or otherwise).

     SECTION 4.5. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share. As of the date of this Agreement: (a) no shares of Series A Junior Participating Preferred Stock are issued and outstanding; (b) 3,170,912 shares of Common Stock are issued and outstanding; and (c) 691,240 shares of Common Stock are reserved for issuance pursuant to outstanding Options. Schedule 4.5 sets forth a list of all Option Plans, together with all Options outstanding as of the date of this Agreement and the number of shares of Common Stock issuable upon exercise of such Options, and the exercise price thereof. Each outstanding share of capital stock of the Company is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights and was not issued in violation of any preemptive rights or federal or state securities laws. Except for the Options and the periodic options granted prior to the date of this Agreement under the Employee Stock Purchase Plan, there are no, and at Closing there will be no, outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type granted or issued by the Company relating to the issuance, sale or transfer by the Company of any securities of the Company, nor will there be outstanding any voting securities of the Company or any securities of the Company which are convertible into or exchangeable for any shares of capital stock of the Company, and the Company will have no obligation of any kind to issue any additional capital stock or voting securities.

     SECTION 4.6. SUBSIDIARIES.

          (a) Except as set forth on Schedule 4.6, the Company does not own any stock of, or any equity participation in, any Person (other than those held by Plans, or acquired in connection with the settlement of outstanding accounts receivable subsequent to the date of this Agreement).

          (b) Schedule 4.6 sets forth a correct and complete list of all Subsidiaries of the Company. The Company has made available to Parent and Purchaser, true and correct copies of the certificates of incorporation and by-laws or similar organizational documents of each Subsidiary as amended to date.

          (c) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid, and non-assessable, and except as set forth on Schedule 4.6 are owned by the Company or a Subsidiary of the Company as set forth on Schedule 4.6, free and clear of any Lien.

          (d) Except as set forth on Schedule 4.6, operations of the Company and its Subsidiaries conducted outside of the United States are conducted by the Subsidiaries listed on Schedule 4.6.

          (e) There are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character
     (i) evidencing the right to purchase or subscribe for any shares of capital stock of a Subsidiary of the Company and set forth on Schedule 4.6 or (ii) obligating any Subsidiary of the Company to issue any additional shares of its capital stock.

     SECTION 4.7. ACCOUNTS RECEIVABLE. The accounts receivable of the Company and its Subsidiaries reflected on the consolidated balance sheet of the Company dated as of January 31, 2002 which is included in the SEC Reports filed prior to the date of this Agreement ("Balance Sheet") or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Account Receivable reserves are adequate and calculated in accordance with GAAP.

     SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly permitted by this Agreement or as set forth in Schedule 4.8 hereto, (i) since April 30, 2001, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, (ii) since April 30, 2001, there have not occurred any events or changes or developments having, or which would reasonably be expected to have, individually or in the aggregate, a Prohibited Effect, and (iii) since January 31, 2002, neither the Company nor any of its Subsidiaries has taken, or committed to take any action which would have been prohibited under Section 6.1 if such section applied to the period since January 31, 2002.

     SECTION 4.9. PROPERTIES.

          (a) Neither the Company nor any of its Subsidiaries own any real property.

          (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Prohibited Effect, each of the Company and its Subsidiaries has good and marketable title to all the properties and assets owned by the Company or any of its Subsidiaries or, in the case of property held under Lease or other Contract, each of the Company and its Subsidiaries have a valid and subsisting leasehold interest in or a legal, valid and enforceable right to use, free and clear of all Liens except Permitted Liens.

          (c) All material leases, subleases, licenses and other occupancy agreements together with any amendments thereto, any option agreements and any subordination, nondisturbance and attornment agreements (the "Leases"), with respect to all real property leased or subleased by the Company or any of its Subsidiaries are in full force and effect. Neither the Company or any of its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in default under any of the Leases (and no event has occurred which, with due notice or lapse of time or both, would constitute such a default), except for such defaults which, individually or in the aggregate, would not reasonably be expected to have a Prohibited Effect. The Company has made available to Parent true correct and complete copies of each Lease required to be listed on Schedule 4.12.

          (d) The assets of the Company and its Subsidiaries in the aggregate are adequate to conduct the operations of the Company and its Subsidiaries in substantially the manner currently conducted.

          (e) The tangible personal property of the Company and its Subsidiaries is in good condition and repair (ordinary wear and tear excepted) and is adequate for the uses to which it is being put and for the conduct of the business of the Company and its Subsidiaries as currently conducted.

          (f) For purposes of this Agreement, the term "Lien" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. In addition, the term "Permitted Liens" means, with respect to any asset, (i) covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other imperfections of title (other than a Lien securing any Indebtedness) with respect to such asset which, individually or in the aggregate, does not materially detract from the value of, or materially interfere with the present occupancy or use of, such asset and the continuation of the present occupancy or use of such asset; (ii) the matters set forth on Schedule 4.9; (iii) unfiled mechanic's, materialmen's and similar liens with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings; (iv) liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and, for those existing on the date of the Balance Sheet, for which adequate reserves in accordance with GAAP are reflected on the Balance Sheet, or arose subsequent to the date of the date of the Balance Sheet in the ordinary course of business; and (v) liens securing rental payments under operating leases and capital lease arrangements, which capital lease arrangements if existing on the date of the Balance Sheet were reflected on the Balance Sheet, or arose subsequent to the date of the Balance Sheet in the ordinary course of business.

     SECTION 4.10. COMPLIANCE WITH LEGAL REQUIREMENTS.

          (a) Except as set forth on Schedule 4.10(a), the Company and its Subsidiaries have complied in all material respects with all material Legal Requirements, and, to the Company's Knowledge, no event has occurred which with or without notice could reasonably be expected to constitute a material violation of any material Legal Requirements. Since April 30, 2001, except as set forth on Schedule 4.10(a), neither the Company nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Agency or any other Person regarding
     (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature, nor to the Company's Knowledge is there any basis for any such notice or other communication.

          (b) All material Permits, except as noted on Schedule 4.10(b), are in full force and effect and no proceeding is pending or, to the Company's Knowledge, threatened, to revoke or materially limit any such Permit, nor is there a basis for any such revocation. Except as set forth on Schedule 4.10(b):

             (i) the Company and its Subsidiaries are, and at all times since April 30, 2001 have been, in material compliance with all of the terms and requirements of each material Permit;

             (ii) since April 30, 2001, neither Company nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Agency or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any material Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to any such material Permit, nor is there any basis for such notice or other communication; and

             (iii) all applications required to have been filed for the renewal of the material Permits have been duly filed on a timely basis with the appropriate Governmental Agencies, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Agencies.

     SECTION 4.11. AFFILIATE AGREEMENTS AND LIABILITIES.  Except as set forth on
Schedule 4.11 or those solely among the Company and its wholly owned
Subsidiaries:

          (a) there are no written or oral Contracts between the Company and any Affiliate of the Company including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Affiliate, or by any such Affiliate to the Company; and

          (b) (i) since the date of the Balance Sheet, there have been and (ii) from the date of this Agreement to the Closing Date there will be no material transactions, agreements or arrangements made upon or containing terms and provisions less favorable to the Company than could have been obtained on an arm's length basis from a Third Party between the Company and (x) any Affiliate of the Company, (y) any director or officer of the Company or of any Affiliate of the Company or (z) any member of the immediate family of any individual described in clause (x) or (y) of this sentence.

     SECTION 4.12. MATERIAL CONTRACTS.

          (a) The Company has made available to Parent true, correct and complete copies of all of, the following written Contracts (and all amendments thereto) (or a summary of the material terms of any oral Contracts) to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound as of the date of this
     Agreement:

             (i) mortgage, indenture, note, letter of credit, reimbursement or installment obligation, or other instrument for or relating to Indebtedness in excess of $250,000;

             (ii) (x) guaranty of any obligation in excess of $250,000 for borrowings or performance, or (y) guaranty or warranty of products or services, excluding endorsements or guaranties of instruments made in the ordinary course of business, including in connection with the deposit of items for collection, and statutory warranties;

             (iii) Contract for the sale or lease of any of its assets in excess of $250,000 other than in the ordinary course of business;

             (iv) Contract for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $250,000;

             (v) Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts in excess of $250,000;

             (vi) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies;

             (vii) distribution, dealership, representative, broker, sales agency, advertising or consulting Contract pursuant to which in excess of $5,000,000 in annual gross revenues are recognized by the Company, in the case of any such Contract with a Person primarily engaged in the software publishing, distribution or resale business, and $250,000, in the case of any other such Contract; excepting in each case any such Contract that is terminable at will, or by giving notice of 30 days or less, without Liability;

             (viii) Lease for the use of real or personal property with rent in excess of $250,000 per year;

             (ix) Contract imposing non-competition or exclusive dealing obligations on it;

             (x) Contract in excess of $250,000 providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

             (xi) Contract for the employment of any Shareholder, director, officer, consultant or key employee not terminable without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

             (xii) Contract relating to cleanup, abatement or other actions in connection with environmental liabilities; or

             (xiii) Contract which (A) involves future payment by or to the Company or the applicable Subsidiary in excess of $250,000 or (B) is otherwise material to the extent relating to the conduct of the business of the Company and its Subsidiaries ((i) through (xiii) collectively, the "Material Contracts").

          (b) Schedule 4.12 sets forth a list of all (i) Material Contracts, excluding customer contracts entered into in the ordinary course of business and (ii) all Contracts described in Section 4.12(a)(i) relating to Indebtedness for borrowed money regardless of whether the amount thereof is in excess of or less than $250,000. Each Material Contract is valid, binding and enforceable against the Company or the applicable Subsidiary, and to the Company's Knowledge the other parties thereto in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity), and is in full force and effect. The Company or the applicable Subsidiary has performed all material obligations required to be performed by it to date under each of the Material Contracts. Except as set forth in
     Schedule 4.12, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in material breach of or default under any Material Contract (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default).

          (c) For the purposes of this Agreement, the term "Contract" means, collectively, all contracts, agreements, commitments, instruments and guaranties to which the Company or any Subsidiary is a party. For the purposes of this Agreement, the term "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (ii) the principal, premium, if any, and interest of such Person with respect to obligations evidenced by bonds, debentures, notes or, except for accrued liabilities arising in the ordinary course of business, other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (other than trade payables which are not overdue or in default), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or in default), (v) every capital lease obligation (determined in accordance with GAAP) of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any sale-leaseback transaction to which such Person is a party, payable through the stated maturity of such sale-leaseback transaction, (viii) factoring arrangements of such Person, whether or not such arrangements appear on the balance sheet of such Person; and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person the payment of which, in any case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

     SECTION 4.13. INTELLECTUAL PROPERTY.

          (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect, the Company and its Subsidiaries own all right, title and interest in and to, or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted.

          (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect, the use of any Intellectual Property by the Company or its Subsidiaries does not infringe or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property.

          (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect, no Person or Intellectual Property of any Person is challenging, infringing or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its Subsidiaries.

          (d) Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other notice of any assertion or claim with respect to any Intellectual Property owned or used by the Company or any of its Subsidiaries other than as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect.

          (e) No Intellectual Property owned or licensed by the Company or any of its Subsidiaries is being used by the Company or any of its Subsidiaries in a manner that would result in the cancellation or unenforceability of such Intellectual Property, nor is the Company or any of its Subsidiaries failing to use any Intellectual Property in a manner that would result in the abandonment of such Intellectual Property, in each case other than as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect. For purposes of this Agreement, "Intellectual Property" means (i) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction;
     (iii) trade secrets, customer lists, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof by any Person (collectively "Trade Secrets"),
     (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (v) all mask works and all applications, registrations and renewals in connection therewith, in any jurisdiction; (vi) all computer software (including data and related documentation); (vii) Internet Web sites, Web pages, domain names and applications and registrations pertaining thereto;
     (viii) any similar intellectual property or proprietary rights; and (ix) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing. Schedule 4.13 contains a list of all of the Company's patent and patent applications and all trademark, copyright and domain name applications and registrations, including patent registrations, and the application number (except with respect to domain names), record owner and jurisdiction as to each.

          (f) Except as would not reasonably be expected to have, individually or in the aggregate, a Prohibited Effect, the Company and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

          (g) No Former Employee or Employee, officer or director of the Company or any of its Subsidiaries holds any right, title or interest, directly or indirectly, in whole or in part, in or to any material Intellectual Property.

          (h) The Intellectual Property is sufficient, in all material respects for the Company and its Subsidiaries to carry on their business as presently conducted.

     SECTION 4.14. LABOR RELATIONS. Except as set forth on Schedule 4.14, neither the Company nor its Subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its Subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its Subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's Knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its Subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Prohibited Effect. To the Company's Knowledge, except as set forth on Schedule 4.14, no organizational effort is presently being made or to the Company's Knowledge, threatened by or on behalf of any labor union.

     SECTION 4.15. EMPLOYEE BENEFITS.

          (a) Schedule 4.15 lists all employee benefit plans as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute for Employees or individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company ("Former Employees"). Each of the employee benefit plans, practices and arrangements set forth on Schedule
     4.15 (with the exception of Foreign Plans, as defined in subsection (j) below) shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

          (b) Copies of the following documents, with respect to each of the Plans, as applicable, have been made available to Parent by the Company:
     (i) all plan and related trust documents, and amendments thereto; (ii) the most recent IRS Form 5500; (iii) the most recent IRS determination letter;
     (iv) summary plan descriptions; and (v) the most recent actuarial report.

          (c) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any Liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any Liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any Liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's Knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

          (d) Each Plan has been administered in material compliance with its terms, and other Legal Requirements including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's Knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

          (e) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax or penalty imposed by Section 4975 of the Code or
     Section 502(i) of ERISA with respect to any Plan that has not been satisfied in full.

          (f) Each Plan which is intended to qualify under Section 401(a) of the Code has received an IRS determination letter concluding that such Plan so qualifies in form, and to the Company's Knowledge, no event has occurred and no condition exists that could cause such letter to be revoked.

          (g) Except as set forth on Schedule 4.15 or as may be required under
     Section 4980B of the Code, or Section 601 of ERISA, neither the Company nor any of its Subsidiaries has any Liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

          (h) Except as provided in Section 2.2 of this Agreement or as set forth on Schedule 4.15, the consummation of the Transactions will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan or Contract.

          (i) Except as set forth on Schedule 4.15, no amount payable by the Company or any of its Subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

          (j) All employee benefits practices or arrangements which are maintained by the Company or any of its Subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any Governmental Agency have been registered and have been maintained in good standing with such Governmental Agency.

     SECTION 4.16. LITIGATION. Except as set forth on Schedule 4.16 there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the Company's Knowledge threatened, before any Governmental Agency against the Company or any of its Subsidiaries that (i) challenges the validity of this Agreement or any action taken or to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or in connection with the Transactions, or (ii) individually or in the aggregate, are or would be expected to be material. There is no material Order or material judgment outstanding against the Company or any of its Subsidiaries.

     SECTION 4.17. ENVIRONMENTAL MATTERS.

          (a) For purposes of this Agreement, the term "Environmental Laws" shall mean all Legal Requirements with respect to the protection of the public health, safety or the environment, including, without limitation, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste, or waste water, water, soil, air, pollution, the protection, preservation or restoration of natural resources, plant and animal life or human health or the environment, or waste management, regulation or control, including without limitation the following Legal Requirements:

             (i) The Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901

             (ii) The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C. sec. 4611; 42 U.S.C. sec. 9601 ("Superfund").

             (iii) The Superfund Amendments and Reauthorization Act of 1986.

             (iv) The Clean Air Act, 42 U.S.C. sec. 7401.

             (v) The Clean Water Act, 33 U.S.C. sec. 1251.

             (vi) The Safe Drinking Water Act, 42 U.S.C. sec. 300f.

             (vii) The Toxic Substances Control Act, 15 U.S.C. sec. 2601.

             (viii) The Hazardous Materials Transportation Act, 49 U.S.C. sec. 1801 et seq.

             (ix) Applicable state mining laws.

          (b) Except as set forth on Schedule 4.17:

             (i) Except for matters which, individually or in the aggregate, would not reasonably be expected to have a Prohibited Effect, the Company and its Subsidiaries are and since April 30, 2001 have been, in compliance with all Environmental Laws;

             (ii) Except for matters which, individually or in the aggregate, would not reasonably be expected to have a Prohibited Effect, the Company and its Subsidiaries have no Liability under any Environmental Law; and

             (iii) no written notice, notification, demand, request for information, Governmental Agency inquiry, demand letter, notice of violation or alleged violation of, non-compliance or alleged non-compliance with or any Liability under, any Environmental Law by or relating to operations or properties of the Company or any of its Subsidiaries has been received by or threatened in writing against the Company or any of its Subsidiaries which has not been resolved or which is or would be reasonably likely to be material to the Company and its Subsidiaries, taken a whole.

          (c) For purposes of this Agreement, the following terms shall have the meanings specified below:

             (i) "Hazardous Materials" means each and every element, compound, chemical mixture, pollutant, contaminant, material, waste or other substance which is defined, designated, regulated, determined, classified or identified as hazardous, radioactive, harmful or toxic under any Environmental Law, or the Release of which is prohibited or regulated under any Environmental Law, or which to the Knowledge of the Company could reasonably be expected to cause, whether now or with the passage of time, damage to Persons, property, flora, fauna or the environment. Without limiting the generality of the foregoing, the term shall include any "toxic substance," "hazardous substance," "hazardous waste," or "hazardous material" as defined in any Environmental Law, and any explosive or radioactive material, asbestos, asbestos-containing material, waste water, sludge, untreated dye, other effluent, coal ash, polychlorinated biphenyls, special waste, petroleum or any derivative or byproduct thereof, and toxic waste.

             (ii) "Release" means any spilling, leaking, pumping, releasing, depositing, pouring, emitting, emptying, migrating, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, disposing or moving into the environment.

     SECTION 4.18. TAX MATTERS.

          (a) Except as set forth in Schedule 4.18, (i) the Company and its Subsidiaries have timely filed with the appropriate Taxing Authority all material Tax Returns required to be filed by or with respect to the Company, its Subsidiaries or their operations or assets, and such Tax Returns are true, correct and complete in all material respects; (ii) all material Taxes due with respect to taxable years for which the Company's and its Subsidiaries' Tax Returns were filed, all material Taxes required to be paid on an estimated or installment basis, and all material Taxes required to be withheld with respect to the Company or any of its Subsidiaries or their Employees, operations or assets have been timely paid or, if applicable, withheld and paid to the appropriate Taxing Authority in the manner provided by Legal Requirements; (iii) the reserve for Taxes set forth on the balance sheet of the Company as of January 31, 2002 is adequate for the payment of all material Taxes through the date thereof and no material Taxes have been incurred after January 31, 2002 which were not incurred in the ordinary course of business; (iv) there are no Liens (other than Permitted Liens) for Taxes upon the assets of the Company or any of its Subsidiaries; (v) no federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries and there are no outstanding deficiencies or assessments asserted or proposed, and any such proceedings, deficiencies or assessments shown in Schedule 4.18 are being contested in good faith through appropriate proceedings diligently conducted and the Company has made or will make available to Purchaser copies of all revenue agent reports (or similar reports) and related schedules relating to pending income tax audits of the Company or any of its Subsidiaries; (vi) there are no outstanding agreements, consents or waivers extending the statutory periods of limitation applicable to the assessment of any material Taxes or deficiencies against the Company or any of its Subsidiaries, or with respect to their operations or assets; (vii) the federal income Tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including April 30, 1999; (viii) the Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (x) change in method of accounting for a taxable period ending on or prior to the Closing Date, or (y) "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or prior to the Closing Date, or (z) any ruling received from the Internal Revenue Service;
     (ix) neither the Company or any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code; and (x) the Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
     Section 897(c)(1)(A)(ii) of the Code.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Taxes" means all federal, state, local and foreign taxes, including, without limitation, income, gross income, gross receipts, unincorporated business, production, excise, employment, sales, use, transfer, ad valorem, profits, license, capital stock, franchise, severance, stamp, withholding, social security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto, imposed by any Governmental Agency ("Taxing Authority") whether disputed or not; and "Tax" shall mean any one of them.

          (d) "Tax Return" means any report, return, information return, filing, claim for refund or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

     SECTION 4.19. BROKERS.  Except for the financial advisory fees set forth on
Schedule 4.19, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or any such Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker's fees, commissions or finder's fees in connection with any of the Transactions.

     SECTION 4.20. BOOKS AND RECORDS OF THE COMPANY. The books of account, minute books, stock record books, and other records of the Company and each of its Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects, accurately reflect in all material respects the transactions to which the Company or such Subsidiary is a party or by which its properties are bound in accordance with GAAP and have been maintained in all material respects in accordance with sound business practices (and, with respect to the books and records of the Company, the requirements of Section 13(b)(2) of the Exchange Act), including the maintenance of an adequate system of internal controls. The minute books of the Company and each of its Subsidiaries contain accurate and materially complete records of meetings held of, and corporate action taken by, their respective shareholders, boards of directors, and committees of such boards of directors.

     SECTION 4.21. CUSTOMERS AND SUPPLIERS. For the twelve calendar months ended March 31, 2002, there were no customers of the Company or any of its Subsidiaries whose purchases from the Company and its Subsidiaries together constituted greater than 5% of the Company's consolidated revenue (or in the case of customers with respect to which the Company receives a commission from the publisher, greater than 5% of the Company's consolidated gross profit for such twelve-month period). Schedule 4.21 lists each of the Company's vendors, suppliers and publishers, the sale of whose product constituted greater than 7% of the Company's consolidated revenue for the twelve calendar months ended March 31, 2002 (or in the case of customers with respect to which the Company receives a commission from the publisher, the consolidated gross profit for such twelve month period) (each a "Major Supplier") and the amount of consolidated revenue (or consolidated gross profit, as applicable) attributable to each Major Supplier during such twelve-month period. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is engaged in any material dispute with any Major Supplier or since January 31, 2002, has received notice from a Major Supplier that it intends to materially alter its relationship with the Company or any of its Subsidiaries in a manner that would be materially adverse to the Company and its Subsidiaries taken as a whole.

     SECTION 4.22. CERTAIN PAYMENTS. Since April 30, 2001, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or, to the Company's Knowledge, agents, Employees, Former Employees or, any other Person associated with or acting for or on behalf of the Company or any such Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries, or (iv) in violation of any Legal Requirement, provided that the foregoing clauses (a)(i), (ii) and (iii) shall not be deemed to include any ordinary course activities customarily engaged in by sales personnel in the applicable jurisdictions in which the Company or the applicable Subsidiary operates that comply with all applicable Legal Requirements, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     SECTION 4.23. PROXY STATEMENT. The Proxy Statement to be sent to the Shareholders in connection with the Special Meeting, and any other schedule or document required to be filed by the Company in connection with the Merger, will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is being made by the Company with respect to statements made therein based on information supplied by Parent or Purchaser specifically for inclusion therein. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the Commission or first sent to Shareholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to any information that has been supplied by Parent, Purchaser or their accountants, counsel or other authorized representatives specifically for use in any of the foregoing documents.

     SECTION 4.24. STATE TAKEOVER STATUTES INAPPLICABLE. The Board of Directors has approved the transactions to be effected in accordance with this Agreement pursuant to Article 13.03A(1) of the TBCA, and determined that such approval satisfies the requirements of Article 13.03A(1) of the TBCA and, as a result, renders the other provisions of Article 13.03 of the TBCA inapplicable to the Transactions and to the Subsequent Transactions.

     SECTION 4.25. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by the Company or any of its Subsidiaries to any Governmental Agency in connection with the transactions contemplated hereby will, at the respective time such documents are supplied, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication to any Governmental Agency. For purposes of this Agreement, "Governmental Agency" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                                   ARTICLE V.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser, jointly and severally, represent and warrant to the Company as of the date of this Agreement as follows:

     SECTION 5.1. ORGANIZATION, STANDING AND POWER. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not reasonably be expected to have a material adverse effect on Parent and its subsidiaries taken as a whole.

     SECTION 5.2. AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

          (a) Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver the Transaction Documents and consummate the Transactions.

          (b) The execution and delivery of the Transaction Documents by each of Parent and Purchaser and the consummation by the each of Parent and Purchaser of the Transactions have been duly and validly authorized by their respective board of directors, and by the sole stockholder of Purchaser, and no other corporate proceedings on the part of each of Parent and Purchaser are necessary to authorize the Transaction Documents or to consummate the Transactions.

          (c) This Agreement has been, and any other Transaction Document at the time of its execution will have been, duly and validly executed and delivered by each of Parent and Purchaser, and (assuming this Agreement and such Transaction Documents each constitute a valid and binding obligation of the Company) this Agreement constitutes, and each such other Transaction Document at the time of execution will constitute, the valid and binding obligations of each of Parent and Purchaser, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity.

          (d) The execution and delivery of the Transaction Documents and the consummation of the Transactions by each of Parent and Purchaser will not
     (i) violate, conflict with or result in any breach of any provision of the Certificate or Certificates of Incorporation or Bylaws of Parent or Purchaser, (ii) conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Parent or Purchaser is a party or to which any of their assets is subject, or (iii) violate any Order or Legal Requirements applicable to Parent or Purchaser, except with respect to clauses (ii) or (iii) such defaults and violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Parent or Purchaser to consummate the Transactions.

          (e) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Agency, is required by or with respect to Parent, or Purchaser in connection with the execution and delivery of this Agreement by each of Parent and Purchaser or the consummation by each of Parent or Purchaser of any of the Transactions, except for: (A) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any filings required to be made with any foreign antitrust authorities; (B) the filing of the Certificates of Merger with the Secretary of State of the States of Delaware and Texas; (C) such filings and approvals as may be required by any applicable federal or state securities laws; and (D) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits the failure of which to be obtained or made would not reasonably be expected to have a material adverse effect on the ability of Parent and Purchaser to consummate the Transactions.

     SECTION 5.3. LITIGATION. There are no actions, causes of action, claims, suits, proceedings or Orders pending or, to the Knowledge of Parent, threatened against Parent at law, in equity, in admiralty or otherwise, or before or by any Governmental Agency, which (i) seeks to restrain or enjoin the consummation of the Transactions or (ii) would reasonably be expected to have a material adverse effect on Parent and its Subsidiaries, taken as a whole, or the ability of Parent or Purchaser to consummate the Transactions.

     SECTION 5.4. PROXY STATEMENT. None of the information supplied by Parent, Purchaser or any Affiliate of Parent or Purchaser specifically for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to Shareholders, at the time of the Special Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading.

     SECTION 5.5. OWNERSHIP OF COMPANY SHARES. To the Knowledge of Parent, none of Parent, Purchaser or any of their respective controlled Affiliates beneficially owns more than 100 shares of Common Stock in the aggregate.

     SECTION 5.6. NO PRIOR ACTIVITIES; ASSETS OF PURCHASER. Purchaser was formed solely for the purpose of the Merger and engaging in the other Transactions. As of the date of this Agreement and the Effective Time, except for (A) obligations or liabilities incurred in connection with its incorporation or organization, (B) the Transactions and activities, agreements or arrangements in connection with the Transactions, and (C) activities, agreements, arrangements, obligations and liabilities in connection with Purchaser being a guarantor under Parent's senior credit facility, Purchaser has not and will not have (i) incurred, directly or indirectly through any of its Subsidiaries or Affiliates, any material obligations or liabilities, (ii) engaged in any business or activities of any type or kind whatsoever or (iii) entered into any material agreements or arrangements with any Person.

     SECTION 5.7. STATEMENTS TRUE AND CORRECT. None of the information (including this Agreement) supplied or to be supplied by Parent or Purchaser to any Governmental Agency connection with the Transactions will, at the respective time such documents are supplied, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication to any Governmental Agency.

     SECTION 5.8. BROKERS. Neither Parent nor Purchaser nor any of their respective officers or directors on behalf of Parent or Purchaser has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker's fees, commissions or finder's fees in connection with any of the Transactions or that would result in any reduction of the consideration payable to the Shareholders.

     SECTION 5.9. FINANCING. Parent has or has available to it and, subject to the terms and conditions herein, will make available to Purchaser, all funds necessary to consummate all of the Transactions and pay the related fees and expenses of Parent and Purchaser.

                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as set forth in Schedule 6.1 or as provided for in this Agreement, during the period from the date of this Agreement to the earliest to occur of the date of termination of this Agreement, or the Effective Time, unless Parent shall otherwise agree in writing:

          (a) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary and usual course in substantially the same manner as previously conducted and in compliance with all applicable Legal Requirements and, to the extent consistent therewith, shall use its reasonable best efforts to preserve its business organization intact in all material respects, to keep available generally the services of its present officers and employees and to maintain in all material respects its existing relations with customers, suppliers, creditors and business partners and other Persons having business dealings with it;

          (b) the Company shall not, directly or indirectly, amend or propose to amend its or any of its Subsidiaries' certificate of incorporation or bylaws or similar organizational documents;

          (c) the Company shall not, and it shall not permit its Subsidiaries to: (i) (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary to its parent, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its Subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Common Stock issued upon the exercise of Options listed on Schedule 4.5; (iii) split, combine or reclassify the outstanding capital stock of the Company or of its Subsidiaries; (iv) make any loan or advance to, or payment (including with respect to outstanding Indebtedness) for the benefit of, any direct or indirect beneficial owner of any Common Stock or Options, other than payment of salary and benefits to Employees, in the ordinary course of business, consistent with past practice, and advances permitted under Section 6.1(e)), or (v) enter into or effect any transaction with any Affiliate of or advisor to the Company in which the cash value (measured on a transaction by transaction basis) of the goods or services received by the Company or such Subsidiary is less than the greater of (x) the amount which the Company or the applicable Subsidiary would have had to pay in a comparable transaction with a Third Party entered into on an arm's-length basis, or (y) the cash value of the goods and services paid by the Company or such Subsidiary in such transaction.

          (d) the Company shall not, and it shall not permit its Subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any material assets, either by purchase, merger, consolidation, sale of shares in any of its Subsidiaries or otherwise, except for (v) the acquisition of furniture, equipment and other property in the ordinary course of business in an aggregate amount not to exceed $500,000, (w) purchases of software for resale in the ordinary course of business, consistent with past practice, (x) purchases and sales of inventory in the ordinary course of business, consistent with past practice, (y) sales of obsolete equipment in the ordinary course of business, in an aggregate amount not to exceed $50,000, and (z) sales of excess equipment in an amount in any single transaction or series of related transactions, not to exceed $100,000;

          (e) neither the Company nor its Subsidiaries shall: (i) grant any bonuses or special compensation or any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, directors or key employees, except (x) in the case of key employees who are not officers or directors, increases in the ordinary course of business, or (y) pursuant to contracts or plans in effect as of the date of this Agreement; or (ii) make or agree to make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any Employee whose compensation is determined other than by multiplying the number of hours worked by an hourly rate (a "Salaried Employee"), or general increase in the salary or bonus payable or to become payable by the Company or any of its Subsidiaries to any Employee other than Salaried Employees (other than increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific Employees and not generally to a class or group thereof); or (iii) (A) adopt any new, (B) except as may be required by applicable Legal Requirements or the terms of any Plan, grant any award under, or (C) except as required by applicable Legal Requirements or the terms of any Plan as in effect on the date of this Agreement, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing Plan; or (iv) enter into or modify or amend any employment or severance agreement with or, except as required by applicable Legal Requirements or the terms of any Plan as in effect on the date of this Agreement and listed on Schedule 6.1, grant any severance or termination rights to any officer, director or employee of the Company or any of its Subsidiaries; or (v) enter into any collective bargaining agreement, or (vi) except as may be required by applicable Legal Requirements or the terms of any Plan as in effect on the date of this Agreement, make any loan to, any director, executive officer or employee of the Company other than advances permitted under Section 6.1(g)(D)(2);

          (f) neither the Company nor any of its Subsidiaries shall modify, amend or terminate in any material respect, any Material Contract or waive, release or assign any material rights or claims thereunder, except for modifications, amendments, terminations, waivers, releases or assignments that do not materially increase the financial commitment of or burden on the Company or any of its Subsidiaries under such Material Contract or the duration of the obligations of the Company or any of its Subsidiaries thereunder;

          (g) neither the Company nor any of its Subsidiaries shall: (A) incur, become subject to or assume or agree to incur, become subject to or assume any material Liability (other than as expressly permitted by Section 6.1(f)) or Indebtedness other than Indebtedness with respect to working capital in amounts consistent with past practice; (B) materially modify any Indebtedness or other material Liability (other than as expressly permitted by Section 6.1(f)); (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a Subsidiary of the Company), other than immaterial amounts in the ordinary course of business, and other than the endorsement of negotiable instruments for collection in the ordinary course of business; or (D) make any loans, advances or capital contributions to, or investments in, any other Person (other than to (1) wholly owned Subsidiaries of the Company or (2) customary advances to Employees in accordance with past practice and in an individual amount not in excess of $2,500 for any individual or $25,000 in the aggregate);

          (h) neither the Company nor any of its Subsidiaries shall change any of the accounting methods, practices or policies used by it, unless required by generally accepted accounting principles or rules and regulations of the Commission;

          (i) the Company and its Subsidiaries shall not make or agree to make any single capital expenditure in excess of $150,000 or capital expenditures in excess of $500,000 in the aggregate;

          (j) the Company shall not, and it shall not permit its Subsidiaries to, make or change any material election related to Taxes (unless required by law) or settle or compromise any material Liability related to Taxes;

          (k) the Company shall not, and it shall not permit its Subsidiaries to, (i) waive the benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party, or (ii) pay, discharge or satisfy any proceeding, other than a payment, discharge or satisfaction (A) involving payments by the Company or its Subsidiaries of less than $100,000, or (B) for which liabilities are reflected on or are reserved against in the Balance Sheet, but not to exceed the reserve therefor, in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter, of actions, suits, proceedings or claims;

          (l) the Company shall not, and it shall not permit its Subsidiaries to, make any payments or incur any Liability or obligation for the purpose of obtaining any consent from any third party to the

     Transactions, other than (i) filing fees paid to Governmental Agencies in connection with the Transactions and (ii) payments not in excess of $10,000 in the aggregate;

          (m) the Company shall keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date of this Agreement;

          (n) the Company shall not incur, and shall not permit any of its Subsidiaries to incur any Lien on any of their assets other than Permitted Liens;

          (o) the Company shall not take any action that would reasonably be expected to cause any of the representations and warranties made by the Company in this Agreement not to remain materially true and materially correct; and

          (p) neither the Company nor any of its Subsidiaries shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     SECTION 6.2. NO SOLICITATION.

          (a) The Company shall, and shall cause its Subsidiaries, officers, directors, employees, counsel, investment bankers, financial advisers, accountants, other representatives and agents (collectively, the "Company Representatives") to immediately as of the date of this Agreement cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal. The Company shall not, and shall not authorize or permit any Company Representative to, (i) solicit, initiate or encourage, directly or indirectly (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (ii) participate in any discussions or negotiations regarding any Takeover Proposal; or (iii) enter into any agreement with respect to any Takeover Proposal; provided, however, that, if at any time prior to the Effective Time, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties under applicable Legal Requirements, the Company may, in response to an unsolicited bona fide Superior Proposal, and subject to compliance with Section 6.2(b), (x) furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms and conditions similar to the Confidentiality Agreement, dated April 9, 2002 (the "Confidentiality Agreement") between the Company and Parent (provided that such confidentiality agreement may not include any provision granting any such Person an exclusive right to negotiate with the Company) and (y) participate in negotiations regarding such Superior Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Company Representative shall be deemed to be a breach of this
     Section 6.2(a) by the Company. The Company shall not release any Third Party from, or waive any provision of, any such confidentiality agreement or any other similar confidentiality or standstill agreement to which the Company is a party. "Third Party" means any Person or group other than Parent, Purchaser or any Affiliate thereof.

          (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.2, the Company shall promptly advise Parent orally and in writing of any request for information, proposal, discussion, negotiation or inquiry received after the date of this Agreement in connection with any Takeover Proposal and the Company will promptly (but in any event within one Business Day) communicate to Parent the material terms and conditions of any such proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussions or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company or any of its Subsidiaries provided to any other Person which was not previously provided to Parent. The Company will keep Parent informed of the status and material details (including amendments or proposed amendments) of any such Takeover Proposal.

          (c) If the Board of Directors or any committee thereof intends: (i) to approve or recommend, or propose to approve or recommend, any Superior Proposal; or (ii) to cause the Company to enter into any agreement with respect to any Superior Proposal (other than any confidentiality agreement as contemplated by Section 6.2(a)), (a "Competing Agreement"), then at least five Business Days prior to taking such action: (A) the Company shall provide Parent with written notice advising Parent that the Board of Directors has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person or Persons making such Superior Proposal, and (B) the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions on such adjusted terms. If following the completion of such five Business Day period the Company and Parent have been unable to agree upon such adjustment in the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions, then, after compliance with the Escrow Procedures, the Board of Directors or any committee thereof may: (i) approve or recommend, or propose to approve or recommend, such Superior Proposal; or (ii) cause the Company to enter into a Competing Agreement with respect to such Superior Proposal. So long as any Competing Agreement expressly provides that the existence of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the Transactions shall not constitute a breach or default under the Competing Agreement, then the existence of the Competing Agreement and the performance by the Company of its obligations thereunder relating to the Superior Proposal, the consummation of the Superior Proposal and the amendment of the Rights Plan in connection with the Competing Agreement shall not be deemed to be a breach or default under this Agreement. Subject to compliance with the Escrow Procedures, if required by the second preceding sentence, nothing contained in this
     Section 6.2 shall prohibit the Company or the Board of Directors from taking and disclosing to the Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

          (d) "Takeover Proposal" means any inquiry, proposal or offer from any Third Party, whether in writing or otherwise, relating to any "Alternative Transaction", which is defined as any one of the following transactions with or by a Third Party: (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, tender offer, share exchange or otherwise of assets of the Company or its Subsidiaries representing 10% or more of the consolidated assets of the Company and its Subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, tender offer, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company or (D) transaction in which any Person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding Common Stock, in each case for avoidance of doubt, other than the transactions with Parent contemplated by this Agreement, and except for any Person that beneficially owns more than 15% of the outstanding Common Stock as of the date of this Agreement, unless such Person's beneficial ownership increases by more than 1% of the outstanding Common Stock; provided that the term "Alternative Transaction" shall not include sales of products and services in the ordinary course of business, and following termination of this Agreement, shall not include any acquisition of securities by an underwriter or broker-dealer in connection with a bona fide public offering of such securities.

          (e) "Superior Proposal" means any bona fide written offer for an Alternative Transaction (i) by a Third Party that the Board of Directors determines in its good faith judgment has the good faith intent to proceed with negotiations, (ii) for all outstanding shares of Common Stock, (iii) that would provide the Shareholders the right to receive a higher per share consideration than the Per Share Amount, payable in cash or marketable securities, (iv) on terms which the Board of Directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) are more favorable to the Shareholders than the Merger from a financial point of view and (v) that the Board of Directors determines in good faith judgment is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

          (f) "Escrow Procedures" means that the Company shall have performed the following:

             (i) the Company shall have entered into an escrow agreement, in form and substance reasonably satisfactory to Parent, with an escrow agent reasonably satisfactory to Parent, providing for among other things: (A) the deposit into the escrow account by the Company of $6 million, (B) the release of such escrowed funds to Parent, to the extent Parent is entitled thereto pursuant to Section 9.3, upon notice from Parent to the escrow agent that Parent has terminated this Agreement pursuant to Section 9.1(e)(ii)(A) or (B)(x), and (C) the release of such funds to the Company (or its designee) or Parent to the extent Parent is entitled thereto pursuant to Section 9.3, upon evidence reasonably satisfactory to the escrow agent of the termination of this Agreement pursuant to any other provision of this Agreement.

             (ii) the Company shall have deposited $6 million with the escrow agent.

     SECTION 6.3. RIGHTS AGREEMENT.  Except for the amendments contemplated by
Section 3.1(c) hereof or amendments approved in writing by Parent or Purchaser, the Company shall not, from and after the date of this Agreement, amend the Rights Agreement in any manner. In addition the Company covenants and agrees that it shall not redeem the Rights unless such redemption is consented to in writing by Parent prior to such redemption or unless it is ordered to do so by a court of competent jurisdiction.

     SECTION 6.4. ACCESS AND INFORMATION. From the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall (a) afford to Parent and Purchaser and their accountants, counsel and other representatives reasonable access at all reasonable times (and at such other times as the parties may mutually agree) and upon reasonable notice to all of their properties, books, contracts, commitments, records and personnel, and (b) during such period, furnish promptly to Parent and Purchaser (i) a copy of each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Nothing in this Section 6.4 shall require the Company to provide access to or disclose information where such access or disclosure would conflict with applicable laws or result in the loss of any attorney-client privilege; provided that, with respect to any such information subject to attorney-client privilege, the Company shall use all reasonable efforts to disclose or provide access to such information or to substantively equivalent or similar information in a manner that will not result in the loss of such privilege. Parent shall hold, and shall cause its employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement.

     SECTION 6.5. NOTIFICATION OF CERTAIN MATTERS.

          (a) The Company shall give prompt notice to Parent of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (A) any representation or warranty of the Company contained in this Agreement to be materially untrue or inaccurate at any time from the date of this Agreement to the Effective Time or (B) any condition set forth in Article VIII to be unsatisfied in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the Company, or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5(a) shall not limit or otherwise affect the remedies available hereunder to Parent.

          (b) Parent shall give prompt notice to the Company of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause any representation or warranty of Parent and Purchaser contained in this Agreement to be materially untrue or inaccurate at any time from the date of this Agreement to the Effective Time or (ii) any action, proceeding, injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction applicable to Purchaser, but not to the Company, in connection with the Merger and the Transactions and (iii) any failure of Parent or Purchaser, or any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5(b)shall not limit or otherwise affect the remedies available hereunder to the Company.

     SECTION 6.6. EMPLOYEE STOCK PURCHASE PLAN. From and after the date of this Agreement, no further purchases of Common Stock shall occur under the Company's Second Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") nor shall any issuances of rights to purchase shares of Common Stock be granted thereunder, except for purchases made with payroll deductions taken prior to the date of this Agreement.

                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

     SECTION 7.1. INDEMNIFICATION OF COMPANY OFFICERS AND DIRECTORS.

          (a) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger is consummated, indemnify, defend and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless, the present and former officers and directors of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties"), from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims (and involving claims by or in the right of the Company), damages or liabilities resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder resulting from or arising out of actions or omissions of such Indemnified Parties as officers or directors of the Company or any of its Subsidiaries occurring on or prior to the Effective Time (including, without limitation, the Transactions) to the fullest extent permitted or required under (i)(A) the Articles of Incorporation or By-Laws of the Company in effect on the date of this Agreement, including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit, or (B) any indemnification agreement between the Indemnified Party and the Company in effect immediately prior to the date of this Agreement; and (ii) advance to any Indemnified Parties expenses incurred in defending any action or suit with respect to such matters, in each case to the extent such Indemnified Parties are entitled to indemnification or advancement of expenses under the Company's Articles of Incorporation and By-Laws in effect on the date of this Agreement and subject to the terms of such Articles of Incorporation and By-Laws.

          (b) Any Indemnified Party wishing to claim indemnification under
     Section 7.1(a) shall provide notice to the Surviving Corporation promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Surviving Corporation (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Surviving Corporation who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Surviving Corporation of its indemnification obligation under this Agreement, except to the extent that such omission results in a failure of actual notice to the Surviving Corporation, and the Surviving Corporation is actually prejudiced as a result of such failure to give notice. In the event that the Surviving Corporation does not accept the defense of any matter as above provided, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of one such counsel for all the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); provided, further, however, that the Surviving Corporation shall not be responsible for the fees and expenses of more than one counsel for all of the Indemnified Parties unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction and the Surviving Corporation shall be responsible for the fees and expenses of each such counsel. In any event, the Surviving Corporation and the Indemnified Parties shall cooperate in the defense of any action or claim. The Surviving Corporation shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

          (c) The articles of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Articles of Incorporation and By-Laws, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

          (d) This Section 7.1 is intended for the benefit of, and to grant third party rights to, persons entitled to indemnification under this
     Section 7.1 whether or not parties to this Agreement, and each of such persons shall be entitled to enforce the covenants contained in this
     Section 7.1.

          (e) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements with the Company's directors and officers existing at or immediately prior to the Effective Time.

          (f) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than three years after the Effective Time, the Company's current directors and officers (as defined to mean those person insured under such policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") in an aggregate amount of at least $15,000,000, and that is in the aggregate not materially less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much of such coverage as possible for such amount.

     SECTION 7.2. HSR ACT; FOREIGN FILINGS. The Company and Parent shall use their best efforts to file as soon as practicable notifications under the HSR Act and under any applicable foreign antitrust laws in connection with the Merger and the transactions contemplated thereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice or any applicable foreign governmental antitrust authority for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Agency in connection with antitrust matters.

     SECTION 7.3. ADDITIONAL AGREEMENTS REGARDING CONSENTS AND APPROVALS.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Agencies, including foreign antitrust authorities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) subject to the appropriate vote of the Shareholders. Notwithstanding the foregoing, (i) without Parent's prior written consent, the Company shall not obtain any consent that will affect Parent or the Company or any of their respective Subsidiaries to the economic detriment of any of them in any material way (other than payments permitted pursuant to Section 6.1(l)), including any material modification of any Material Contract or material Permit and (ii) neither Parent nor Purchaser shall be obligated to dispose of or forfeit material incidents of control of all or any material portion of the business or assets of the Company or any of its Subsidiaries, or to divest, hold separate, or place in trust all or any portion of its assets or businesses or those of any of its Subsidiaries or those of the Company or any of its Subsidiaries, or to incur a Prohibited Result. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Agency regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Agency in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Agency, the opportunity to attend and participate.

          (b) Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other Taxes and any other fees and similar Taxes which become payable in connection with the Merger.

     SECTION 7.4. EFFORTS; FURTHER ASSURANCES.

          (a) Parent and Purchaser on the one hand, and the Company, on the other (i) shall not take any action that would reasonably be expected to cause any of their respective representations and warranties in this Agreement not to remain materially true and materially correct and (ii) shall use their respective reasonable best efforts to cause each of their respective representations and warranties in this Agreement to be materially true and materially correct as of the Closing Date.

          (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

     SECTION 7.5. TAKEOVER STATUTES. If any "moratorium," "control share acquisition," "business combination," or "fair price" statute or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each party hereto and the members of the Board of Directors shall, to the extent consistent with applicable Legal Requirements, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby.

     SECTION 7.6. INITIAL TRANSACTIONS.

          (a) Upon the request of Parent, the Company shall furnish to Parent its reasonable, good faith estimate of the amount that the Company will be required to pay pursuant to Section 7.6(b)(i) and (ii) and of cash on hand of the Company and its Subsidiaries on the Closing Date.

          (b) At such time as all of the conditions set forth in Article VIII,other than Section 8.2(f), shall have been satisfied or irrevocably waived by Parent (the "Initial Transaction Time"), the Company shall:

             (i) repay all Indebtedness for borrowed money of the Company and its Subsidiaries (other than Vendor Excluded Indebtedness), including such Indebtedness under Contracts set forth on Schedule 4.12, and terminate all of its obligations under the Contracts governing such

        Indebtedness which if not terminated would cause a default under Parent's senior credit facility upon the occurrence of the Effective Time;

             (ii) cash collateralize all outstanding letters of credit on terms and conditions reasonably satisfactory to Parent;

             (iii) contribute to a newly formed entity, formed in a non-U.S. jurisdiction reasonably acceptable to Parent, which has timely elected to be treated as a disregarded entity in accordance with United States Treasury Regulation Section 301.7701-3 for United States federal income tax purposes and that is wholly owned by the Company ("New LLC") all of the outstanding capital stock of each of the Company's Subsidiaries listed in Schedule 7.6(b)(iii)(the "Foreign Subsidiary Stock"), such that immediately following such contribution all of the Company's Subsidiaries that are organized in a jurisdiction outside of the United States shall be wholly owned, directly or indirectly, by New LLC.

             (iv) sell to Purchaser all of the membership interests in New LLC for their book value (the "New LLC Purchase Price"), subject to the requirement that the Surviving Corporation purchase all of the Foreign Subsidiary Stock from New LLC immediately following the Effective Time for a purchase price equal to the New LLC Purchase Price, plus interest thereon from and after the Foreign Subsidiary Sale at the rate of eight percent (8%) per annum. The Company shall deliver to Purchaser such documents as Purchaser shall reasonably request relating to the contribution of the Subsidiaries referenced in clause (iii) of this paragraph (b), and such instruments of transfer of all of the membership interests in New LLC as Purchaser shall reasonably request.

          (c) Prior to the Initial Transaction Time, Parent may designate one or more Contracts related to Indebtedness for borrowed money extended by publishers who supply the Company as "Vendor Excluded Indebtedness." The Company shall use its reasonable best efforts to have the Vendor Excluded Indebtedness amended to delete any provisions contained therein that would, if not so amended or deleted, cause a default under Parent's senior credit facility upon the occurrence of the Effective Time. Parent shall cooperate with the Company in seeking such amendments or deletions. If, notwithstanding the Company's reasonable best efforts, the provisions are not so amended or deleted as of the Initial Transaction Time, such Contracts shall no longer be deemed to be Vendor Excluded Indebtedness, and shall be repaid as provided in Section 7.6(b)(i).

          (d) At the Initial Transaction Time, Parent shall extend a loan to the Company in an amount equal to (i) the amount necessary to make the payments required by Section 7.6(b)(i) and (ii), plus (ii) $10 million, minus (iii) the Company's estimate of the cash on hand at the Closing Date provided pursuant to paragraph (a) above. In exchange therefor, the Company shall execute and deliver to Parent a promissory note in the form of Exhibit B hereto.

          (e) The transactions described in Section 7.6(b)(iii) and (iv) are referred to collectively herein as the "Foreign Subsidiary Sale." To the extent requested by Parent, the parties to this Agreement shall either (i) abandon and not undertake the Foreign Subsidiary Sale, or (ii) restructure the Foreign Subsidiary Sale in a manner not materially adverse to the Shareholders and which will not reduce the Per Share Amount or delay the consummation of the Merger.

          (f) The transactions described in this Section 7.6 are referred to collectively herein as the "Initial Transactions".

     SECTION 7.7. EMPLOYEE MATTERS.

          (a) Any Employee whose employment is terminated by the Company or any of its Subsidiaries without cause during the period beginning on the Closing Date and ending three months thereafter, shall be entitled to severance benefits on a basis no less favorable than those described on
     Schedule 6.1(e); and shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent or any of its Subsidiaries (including the Surviving Corporation, as applicable) for which they are eligible.

          (b) For a period beginning on the Closing Date through December 31, 2002, Parent shall cause each Salaried Employee whose employment is not terminated in accordance with subsection (a) above, to be provided with benefits no less favorable, taken as a whole, than those provided from time to time to employees of Parent's Subsidiaries engaged in the telecommunications business ("Telecom Employees"), provided that any employee benefit plan may be amended prior to December 31, 2002, in accordance with its terms in such a way that does not cause the benefits extended to the Employees to be less favorable, taken as a whole, than those provided to Telecom Employees. With respect to any Foreign Plans, the principles set forth above shall apply to the extent the application of such principles does not violate applicable Legal Requirements. This paragraph (b) shall not apply with respect to Employees who are paid by the hour.

          (c) Parent shall cause each Employee to be given full credit for all service with the Company and its Subsidiaries before the Closing Date for all purposes under any employee benefit plan, practice or arrangement in which the Employee participates on or after the Closing Date (except to the extent necessary to avoid the duplication of benefits or for the purpose of benefit accrual under any defined benefit pension plan).

          (d) For purposes of determining the terms and conditions of an Employee's participation on and after the Closing Date in any employee benefit plan, practice or arrangement that is an employee welfare benefit plan, Parent shall, and shall cause its Subsidiaries to, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Employee or his or her dependents under such plans, other than to the extent limitations or waiting periods that are already in effect with respect to the Employee or his or her dependents have not been satisfied as of the Closing Date, and (ii) provide each Employee with full credit for any copayments and deductibles paid in any plan year under a predecessor plan in satisfying any deductible or out-of-pocket requirements under any successor plan (on a pro-rata basis in the event of a difference in plan years).

          (e) The Company shall take all actions necessary to terminate its long-term incentive program (the "LTIP") effective as of April 30, 2002, subject to the consummation of the Merger, provided that the Company will be permitted to make payments for the award cycle ending April 30, 2003, on a pro-rated basis equal to amounts previously accrued for performance achieved under the LTIP through April 30, 2002, and the Company may pay such awards as soon as practicable after April 30, 2002.

          (f) All management continuity agreements between the Company and Employees in effect immediately before the Closing Date set forth on
     Schedule 4.15, shall be honored after the Closing Date, in accordance with their terms, until such time as amended or terminated, in accordance with their terms.

          (g) Nothing contained in this Section 7.7 shall be deemed to create any legally enforceable rights in favor of any Person not a party to this Agreement.

                                 ARTICLE VIII.

                              CONDITIONS PRECEDENT

     SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The waiting period under the HSR Act and under any applicable foreign antitrust law shall have expired or been terminated with respect to the Transactions.

          (b) No preliminary or permanent injunction or other Order by, or Legal Requirement of, any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted).

          (c) The Merger shall have been approved and adopted by the affirmative vote of Shareholders owning at least two-thirds of the outstanding Common Stock.

     SECTION 8.2. CONDITIONS FOR THE OBLIGATION OF PARENT AND PURCHASER. The obligations of Parent and Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) The representations and warranties of the Company contained in the Agreement which are qualified as to Prohibited Effect are true and correct, and the other representations and warranties of the Company contained in the Agreement are true and correct in all material respects, in either case, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. Parent and Purchaser shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to the foregoing effects.

          (b) The Company shall have performed all material obligations and complied with all material agreements and material covenants to be performed or complied with by it under the Agreement (without giving effect to any materiality qualification or standard contained in any such agreements or covenants). Parent and Purchaser shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to the foregoing effects.

          (c) There shall not be in effect an Order or Legal Requirement by a Governmental Agency nor shall a Legal Requirement have been promulgated or enacted by a Governmental Agency which in any such case (i) restrains or prohibits the consummation of the Merger, (ii) either (x) prohibits or materially restricts the ownership or operation by Parent (or any of its Affiliates or Subsidiaries) of any portion of its or the Company's (or any of their respective Subsidiaries) business or assets which is material to the business of the Company and its Subsidiaries taken as a whole (and which injunction, order, decree, judgment or ruling in the case of Parent was entered or granted in connection with this Agreement or the Transactions), or (y) compels Parent (or any of its Affiliates or Subsidiaries) to dispose of or hold separate any portion of its business that is in the same line of business as the Company or the Company's (or any of its Subsidiaries) business or assets which is material to such line of business of Parent or to the business of the Company and its Subsidiaries taken as a whole, or (iii) imposes any material limitations on the ability of Parent or any of its affiliates or Subsidiaries effectively to control in any material respect the business and operations of the Company and its Subsidiaries (each of clauses (i) through (iii) being referred to as a "Prohibited Result").

          (d) No action or a proceeding shall have been commenced under federal or state antitrust laws or any other applicable Legal Requirement before any Governmental Agency which would reasonably be expected to result in a Prohibited Result.

          (e) There shall not have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), or (ii) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions.

          (f) The Initial Transactions shall have been consummated in accordance with Section 7.6 other than those set forth in Section 7.6(d)which shall not be a condition.

                                  ARTICLE IX.

                              TERMINATION AND FEES

     SECTION 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Shareholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if any Governmental Agency shall have issued an Order or taken any other action (which Order or other action each party hereto shall use its reasonable best efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action shall have become final and non-appealable.

          (c) by either Parent or the Company if the Shareholders fail to approve the Merger upon the taking of a vote at a duly held meeting of the Shareholders or any adjournment thereof.

          (d) after September 3, 2002, by either Parent or the Company if the Merger shall not have been consummated by such date for any reason; provided that in such case the terminating party is not in material breach of its representations, warranties, covenants or agreements under this Agreement; and provided further, if the Company enters into a Competing Agreement, such date shall be extended (but not shortened) to the earlier of (x) one (or if the requisite Shareholder vote in favor of the Merger is obtained at the Special Meeting, five) Business Day following the Special Meeting, or (y) unless the requisite Shareholder vote in favor of the Merger shall have been obtained, the termination of the Competing Agreement.

          (e) by Parent, if any of the following shall have occurred:

             (i) any Person (other than Parent or any Subsidiary of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), a tender offer or exchange offer to purchase any Common Stock or securities convertible into such shares such that, upon consummation of such offer, such person would own or control thirty-three percent (33%) or more of the then outstanding Common Stock, and the Board of Directors within ten Business Days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its Shareholders; or

             (ii) (A) the Company shall have entered into an agreement with respect to an Alternative Transaction (other than a confidentiality agreement permitted by Section 6.2), or (B) the Board of Directors shall have (x) authorized, recommended or publicly announced an intention to authorize or recommend an Alternative Transaction, including pursuant to the last sentence of Section 6.2(c), or (y) withdrawn or modified in a manner adverse to Parent the recommendation of the Board of Directors that the Shareholders approve this Agreement and the Merger (an "Adverse Recommendation"), it being understood and agreed that any communication by the Company or the Board of Directors to the Shareholders that the Board of Directors had determined not to withdraw or modify such recommendation, in whole or in part, because such action would or might give rise to a right on the part of Parent to terminate this Agreement and/or obligate the Company to pay the Termination Fee and/or the Expense Reimbursement shall nevertheless be deemed to be an Adverse Recommendation.

          (f) by Parent if: (i) any of the representations and warranties of the Company contained in this Agreement which are qualified as to Prohibited Effect shall not be true and correct, (ii) any of the other representations and warranties of the Company contained in this Agreement shall not be true and correct in all material respects, (iii) the Company shall have failed to comply with the provisions of Section 6.2 hereof, or (iv) the Company shall have failed to perform any material obligation or to comply with any material agreement or material covenant to be performed or complied with by it under this Agreement (without giving effect to any materiality qualification or standard contained in any such agreements or covenants), subject to (A) in the case of clauses (i), (ii)or (iv) which breach is not cured by the earlier of (x) the day prior to the Special Meeting, and (y) five (5) Business Days following written notice to the Company and (B) in the case of clause (iii), only with respect to breaches arising from isolated, discrete actions taken by non-executive employees of the Company or its Subsidiaries without the actual Knowledge of the Company which breach is not cured within one (1) Business Day following the Company obtaining actual Knowledge of such breach; or

          (g) by the Company if (i) any of the representations and warranties of Parent or Purchaser contained in this Agreement which are qualified as to material adverse effect shall not be true and correct, (ii) any of the other representations and warranties of Parent or Purchaser contained in this Agreement shall not be true and correct in all material respects, or
     (iii) Parent or Purchaser shall have failed to perform any material obligation or to comply with any material agreement or material covenant to be performed or complied with by it under this Agreement (without giving effect to any materiality qualification or standard contained in any such agreements or covenants), and in any case which breach is not cured following written notice to Parent by the earlier of (x) the day prior to the Special Meeting, and (y) within five (5) Business Days following written notice to Parent, except for such breaches which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Parent and Purchaser to consummate the Transactions.

     SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and of no further force and effect; provided, however, that (a) each of the parties shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available to it at law or in equity for any breach of any covenant, agreement or other obligation under this Agreement which occurred prior to such termination (but not for breach of any representation or warranty), provided that if the Company pays to Parent the Termination Fee and Expense Reimbursement pursuant to
Section 9.3(c)(ii)(A)(y) or 9.3(c)(ii)(B), including any subsequent payment due pursuant to Section 9.3(d), such amounts shall be deemed satisfaction in full for any and all damages incurred by Parent or Purchaser in connection with any breaches of the Company giving rise to such termination, and (b) Sections 9.2, 9.3, 10.3, 10.4, 10.6, 10.8, 10.10 and 10.12 shall survive the termination.

     SECTION 9.3. FEES AND EXPENSES.

          (a) Except as provided in paragraphs (b), (c) and (d) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses (including broker's or finders fees and the expenses of its representatives). Notwithstanding the preceding sentence, Parent shall pay one-half and the Company shall pay one-half of the HSR Act filing fee.

          (b) If any of the conditions set forth in paragraphs (c) or (d) below are satisfied, then the Company shall, subject to and in accordance with such paragraphs (c) and (d), pay to Parent, by wire transfer of immediate available funds to an account specified by Parent, (i) an amount equal to $5,000,000 (the "Termination Fee") plus (ii) all of Parent's reasonable documented out-of-pocket expenses incurred in connection with the Transactions and the Transaction Documents, up to a maximum aggregate amount of $1,000,000 (the "Expense Reimbursement").

          (c) The Company shall be obligated to pay the Termination Fee (or the portion thereof described below) and the Expense Reimbursement as follows:

             (i) if Parent terminates this Agreement pursuant to the provisions of Section 9.1(e)(ii)(A) or (B)(x), or if either party terminates this Agreement at a time when Parent had the right to terminate pursuant to
        Section 9.1(e)(ii)(A) or (B)(x) the Company shall, within 2 (two) Business Days following such termination, pay the Termination Fee and the Expense Reimbursement; or

             (ii) if (A) Parent has terminated this Agreement pursuant to (x) any of the other provisions of Section 9.1(e) or (y) Section 9.1(f) or
        (B) the Company terminates this

        Agreement other than pursuant to Section 9.1(g) and, at the time of such termination, Parent had the right to terminate pursuant to Section 9.1(f)(without giving effect to any notice and cure right in favor of the Company) but not pursuant to Section 9.1(e)(ii)(A) or (B)(x) (which shall be governed by Section 9.3(c)(i)), the Company shall, within 2
        (two) Business Days following such termination, pay (A) one half of the Termination Fee (i.e., an amount equal to $2,500,000) and (B) the Expense Reimbursement; or

             (iii) if a Takeover Proposal is publicly disclosed after the date of this Agreement, and thereafter Parent or the Company terminates this Agreement pursuant to Section 9.1(c) or (d), the Company shall, within 2
        (two) Business Days following such termination, pay (A) one half of the Termination Fee (i.e., an amount equal to $2,500,000) and (B) the Expense Reimbursement.

          (d) In the event of a termination to which clauses (ii) or (iii) of paragraph (c) above is applicable, and, within nine (9) months following such termination, the Company enters into a definitive agreement providing for, or consummates, an Alternative Transaction, the Company shall, upon consummation of such Alternative Transaction, pay the remaining portion of the Termination Fee not previously paid pursuant to such clauses (ii) or
     (iii), as applicable. For the purpose of this Section 9.3(d), "Alternative Transaction" shall have the meaning assigned to such term in Section 6.2, except that references to "10%" or "15%" in such definition shall be deemed to be references to 33%.

          (e) The Company shall be discharged from its obligation to pay the Termination Fee and Expense Reimbursement to the extent that Parent actually receives such amounts pursuant to the escrow agreement established pursuant to the Escrow Procedures.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. All representations and warranties set forth in this Agreement shall terminate at the Effective Time. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

     SECTION 10.2. AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the Shareholders of the Company, but, after such approval, no amendment shall be made which changes the Per Share Amount or which in any way materially adversely affects the rights of such Shareholders or which by applicable law requires the approval of such Shareholders, without the further approval of such Shareholders. Notwithstanding any other provision of this Agreement, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.3. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, or (c) one Business Day after the date when sent to the recipient by reputable same or next day courier service (charges prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to the Company:

              Software Spectrum, Inc.
              2140 Merritt Drive
              Garland, TX 75041
              Attention: Judy C. Odom
                         Chairman of Board and Chief Executive Officer Robert D. Graham
                         Vice President of Strategic Relationships and General Counsel
              Telecopy No.: (972) 864-7889

              With a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              1440 New York Avenue, N.W.
              Washington, D.C. 20005-2111
              Attention: C. Kevin Barnette
              Telecopy No.: (202) 393-5760

              If to Parent or Purchaser:

              Level 3 Communications, Inc.
              1025 Eldorado Boulevard
              Broomfield, CO 80021
              Attention: General Counsel
              Telecopy No.: (720) 888-5619

              With a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attention: John S. D'Alimonte, Esq.
              Telecopy No.: (212) 728-8111

     SECTION 10.4. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the necessity of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.5. PUBLICITY. Each party's initial press release with respect to the execution of this Agreement has been previously approved by the other parties. Following such initial press releases, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other parties, except as may be required by Legal Requirement or by any listing agreement with a national securities exchange or trading market.

     SECTION 10.6. INTERPRETATION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "$" means the currency of the United States of America; and (g) "Knowledge" of any Person that is an entity means the actual knowledge of its executive officers after reasonable inquiry of the subordinates for the relevant matter. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

     SECTION 10.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.8. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than the provisions of Section 7.1 hereof, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any Transaction.

     SECTION 10.9. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and intent to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     SECTION 10.10. GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

     SECTION 10.11. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Purchaser of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 10.12. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                          LEVEL 3 COMMUNICATIONS, INC.

                                          /s/ JAMES Q. CROWE
                                          --------------------------------------
                                          By: James Q. Crowe
                                          Title: Chief Executive Officer

                                          ELDORADO ACQUISITION THREE, INC.

                                          /s/ THOMAS C. STORTZ
                                          --------------------------------------
                                          By: Thomas C. Stortz
                                          Title: Group Vice President

                                          SOFTWARE SPECTRUM, INC.

                                          /s/ JUDY C. ODOM
                                          --------------------------------------
                                          By: Judy C. Odom
                                          Title: Chief Executive Officer

                                                                       EXHIBIT A

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of May   , 2002 (the "Agreement"), by and among
Level 3 Communications, Inc., a Delaware corporation ("Parent"), Eldorado Acquisition Three, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), Software Spectrum, Inc., a Texas corporation (the "Company"), Private Capital Management, L.P., a Delaware limited partnership ("PCM") and Judy C. Odom, an individual ("JO" and, together with PCM, the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Purchaser with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, each Shareholder owns (beneficially and of record) or has dispositive and voting control with respect to the number of shares of the Company's common stock, par value $.01 per share (the "Company Common Stock"), set forth opposite such Shareholder's name on Schedule I hereto (all such shares so owned or from time to time controlled and which may hereafter be acquired or from time to time controlled by such Shareholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Shareholder's "Shares");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required that the Shareholders enter into this Agreement; and

     WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Shareholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                      OTHER COVENANTS OF THE SHAREHOLDERS

     SECTION 1.1. VOTING OF SHARES. From the date hereof until the occurrence of a Termination Event (as defined in Section 4.2) (the "Term"), at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each Shareholder shall vote (or cause to be voted) its Shares (a) in favor of approval of the Merger and the Merger Agreement (as amended from time to time), (b) against (i) any Takeover Proposal (as defined in the Merger Agreement), (ii) any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions to the Parent's and Purchaser's obligations under the Merger Agreement not being fulfilled, (iii) any change in the directors of the Company, (iv) any change in the present capitalization of the Company, (v) any amendment to the Company's Second Restated Articles of Incorporation or the Second Amended and Restated By-Laws,
(vi) any other material change in the Company's corporate structure or business, or (vii) any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (c) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability of Purchaser or its nominees to vote such Shares directly.

     SECTION 1.2. NO INCONSISTENT ARRANGEMENTS. Except as contemplated by this Agreement and the Merger Agreement, and, with respect to PCM, except to the extent PCM's dispositive and voting power over its Shares is revoked after the date hereof by the ultimate beneficial owner of such Shares, each Shareholder shall not during the Term (a) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Shareholder's Shares or any interest therein, or create or permit to exist any Encumbrance (as defined below) on such Shares, (b) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, (d) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (e) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding the foregoing, in the case of an individual Shareholder, such Shareholder may transfer any or all of its Shares to a charitable trust or foundation; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to Parent and Purchaser a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement.

     SECTION 1.3. PROXY. Each Shareholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Shareholder's Shares and constitutes and appoints Purchaser and Parent, or any nominee of Purchaser and Parent, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Section 1.1 and to vote each of such Shares as its Proxy, as provided in Section 1.1, at every annual, special, adjourned or postponed meeting of the shareholders of the Company, including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the Company that Texas law may permit. Each Shareholder represents and warrants that (a) it has not granted power of attorney to any other Person with respect to the Shares and (b) any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies have been revoked.

     THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM, PROVIDED THAT PCM MAY REVOKE SUCH PROXY AND POWER SOLELY TO THE EXTENT THAT ONE OR MORE ULTIMATE BENEFICIAL HOLDERS OF PCM'S SHARES REVOKES PCM'S AUTHORITY WITH RESPECT TO SUCH SHARES.

     SECTION 1.4. DISCLOSURE. Each Shareholder hereby authorizes Parent, Purchaser and the Company to publish and disclose in any Form 8-K, Schedule 13D and the Proxy Statement (including all documents and schedules filed with the Commission), its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement. Parent and Purchaser shall permit each Shareholder to disclose the terms of this Agreement in such Shareholder's Schedule 13D with respect to the Shares.

     SECTION 1.5. WAIVER OF APPRAISAL RIGHTS. Each Shareholder hereby waives with respect to its Shares any rights of appraisal or rights to dissent from the Merger.

     SECTION 1.6. SPOUSAL CONSENT. If a Shareholder is or may be subject to the community property laws of any state or other jurisdiction, such Shareholder shall use its reasonable best efforts to cause

                                      A-A-2
his/her spouse to execute an acknowledgment and consent consenting to and agreeing to the transactions contemplated by this Agreement. Such consent shall survive until the occurrence of a Termination Event.

     SECTION 1.7. STOP TRANSFER. Prior to a Termination Event, each Shareholder shall not request that the Company register, and the Company shall not register, the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement.

     SECTION 1.8. NO SOLICITATION.

          (a) During the Term, each Shareholder shall not, and it shall cause its subsidiaries, officers, directors, employees, counsel, investment bankers, financial advisers, accountants, other representatives and agents (collectively, the "Representatives") not to, (i) solicit, initiate, or encourage, directly or indirectly (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, each Shareholder shall, and it shall cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Each Shareholder shall promptly advise Parent orally and in writing of any request for information, proposal, discussion, negotiation or inquiry received by such Shareholder after the date of this Agreement, and each Shareholder shall promptly (but in any event within one Business
     Day) communicate to Parent the material terms and conditions of any such proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Parent copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Notwithstanding any provision of this
     Section 1.8 to the contrary, if any Shareholder or any of its Representatives is a member of the Board of Directors of the Company (the "Board of Directors"), such member of the Board of Directors may take actions in such capacity.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder hereby represents and warrants to Parent and Purchaser as follows:

     SECTION 2.1. DUE AUTHORIZATION, ETC. Such Shareholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser and Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser and Parent as such Shareholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by or on behalf of such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

                                      A-A-3

     SECTION 2.2. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) contravene, conflict with or violate any law applicable to such Shareholder or by which such Shareholder or any of such Shareholder's properties is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Shareholder, including, without limitation, such Shareholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Shareholder of such Shareholder's obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of such Shareholder's obligations under this Agreement.

     SECTION 2.3. TITLE TO SHARES. JO is the sole record and beneficial owner of her Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than restrictions imposed by the securities laws or pursuant to this Agreement and the Merger Agreement, or has voting and dispositive control with respect to its Shares. PCM has voting and dispositive control with respect to its Shares, which control may be revoked at any time by the ultimate beneficial owner of such Shares.

     SECTION 2.4. NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company, Parent, or any of their respective Subsidiaries, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder. Such Shareholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission from the Company, Parent, or any of their respective Subsidiaries in connection with the transactions contemplated hereby or by the Merger Agreement.

     SECTION 2.5. RELIANCE BY PARENT AND PURCHASER. Shareholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement.

                                  ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

     Parent and Purchaser hereby, jointly and severally, represent and warrant to the Shareholders as follows:

     SECTION 3.1. DUE ORGANIZATION, AUTHORIZATION, ETC. Purchaser and Parent are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Purchaser and Parent have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Purchaser and Parent have been duly authorized by all necessary corporate action on the part of Purchaser and Parent, respectively. This

                                      A-A-4

Agreement has been duly executed and delivered by each of Purchaser and Parent and constitutes a legal, valid and binding obligation of each of Purchaser and Parent, enforceable against Purchaser and Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

     SECTION 3.2. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by each of Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, (i) contravene, conflict with or violate any law applicable to Parent or Purchaser or by which Parent or Purchaser or any of their respective properties is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of Parent or Purchaser, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by Parent or Purchaser of their respective obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for those that will be made within the required time period or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent or Purchaser of their respective obligations under this Agreement.

                                  ARTICLE IV.

                                 MISCELLANEOUS

     SECTION 4.1. DEFINITIONS. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

     SECTION 4.2. TERMINATION. This Agreement shall terminate and be of no further force and effect upon the first to occur of (i) the completion of a valid vote of the Shareholders on the Merger and the Merger Agreement at the Special Meeting; (ii) the termination of the Merger Agreement by any party thereto in accordance with its terms; or (iii) the amendment of the Merger Agreement without the written consent of the Shareholders that (x) provides for a reduction in the Per Share Amount below $37.00 or (y) changes the form of the payment of the Per Share Amount to other than cash (each a "Termination Event"). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

     SECTION 4.3. FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

     SECTION 4.4. CERTAIN EVENTS. JO agrees that this Agreement and JO's obligations hereunder shall attach to her Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, JO's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

                                      A-A-5

     SECTION 4.5. SPECIFIC PERFORMANCE. Each Shareholder acknowledges that if such Shareholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent and Purchaser for which money damages would not be an adequate remedy. In such event, each Shareholder agrees that each of Parent and Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent or Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Shareholder hereby waives the claim or defense that Parent or Purchaser, as the case may be, has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     SECTION 4.6. NOTICE. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, confirmation received, and (ii) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

        (a) If to Parent or Purchaser:

              Level 3 Communications, Inc.
              1025 Eldorado Blvd.
              Broomfield, CO 80021
              Attention: Robert M. Yates
              Facsimile: (720) 888-5619

              With a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              New York, New York 10019
              Attention: John S. D'Alimonte, Esq.
              Facsimile: (212) 728-8111

        (b) If to a Shareholder, at the address set forth below such Shareholder's name on Schedule I hereto.

              With a copy to:

              Software Spectrum, Inc.
              2140 Merritt Drive
              Garland, Texas 75041
              Attention: Judy C. Odom
                         Robert D. Graham
              Facsimile: (972) 864-7889

              and

              Skadden, Arps, Slate, Meagher & Flom LLP
              1440 New York Avenue, N.W.
              Washington, D.C. 20005-2111
              Attention: C. Kevin Barnette
              Facsimile: (202) 393-5760

     SECTION 4.7. EXPENSES. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     SECTION 4.8. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
                                      A-A-6

     SECTION 4.9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 4.10. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 4.11. ASSIGNMENT. This Agreement shall not be assigned by operation or law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Parent or Purchaser may assign all or any of its rights hereunder to any wholly owned Subsidiary of Parent provided that no such assignment shall relieve such assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     SECTION 4.12. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

     SECTION 4.13. JURISDICTION: SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the parties in the courts of the State of New York located in the City of New York, or if it has subject matter jurisdiction, the U.S. federal district court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 4.14. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 4.15. WAIVER. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 4.16. EFFECTIVENESS. This Agreement shall become effective only upon the execution and delivery of the Merger Agreement by the Company, Parent and Purchaser.

     SECTION 4.17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                                      A-A-7

     IN WITNESS WHEREOF, Parent, Purchaser, the Company and the Shareholders have caused this Agreement to be executed as of the date first written above.

                                          LEVEL 3 COMMUNICATIONS, INC.

                                          By:
                                            ___________________________________
                                              Name:
                                              Title:

                                          ELDORADO ACQUISITION THREE, INC.

                                          By:
                                            ___________________________________
                                              Name:
                                              Title:

                                          SOFTWARE SPECTRUM, INC.

                                          By:
                                             ___________________________________
                                              Name:
                                              Title:

                                             ___________________________________
                                              Judy C. Odom

                                          PRIVATE CAPITAL MANAGEMENT, L.P.

                                          By: PCM Holdings, Inc., its general
                                          partner

                                          By:
                                             __________________________________
                                              Name: Gregg J. Powers
                                              Title: President

                                      A-A-8

                                   SCHEDULE I

NAME AND ADDRESS                               NUMBER OF SHARES FOR WHICH SHAREHOLDER
OF SHAREHOLDER                                   HAS DISPOSITIVE AND VOTING CONTROL
----------------                               --------------------------------------
Judy C. Odom................................                  166,114
2140 Merritt Drive
Garland, Texas 75041
Facsimile: (972) 864-7889

Private Capital Management, L.P.............                  796,542
8889 Pelican Bay Blvd., Suite 500
Naples, FL 34108
Attention: Gregg Powers
           Lisa Gallagher
Facsimile: (239) 254-2558
           (239) 254-2559

                                                                       EXHIBIT B
                                                           to Agreement and Plan
                                                                       of Merger

                                PROMISSORY NOTE
$_________________
New York, New York                                   __________________ __, 2002

     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Software Spectrum, Inc., a Texas corporation ("Maker"), hereby unconditionally promises to pay to Level 3 Communications, Inc., a Delaware corporation, or its assigns ("Holder"), upon demand by Holder and at such place as may be designated by Holder, the principal sum of ____________ Dollars ($________), together with interest thereon at a rate per annum equal to ____________ percent (____%) (computed on the basis of a 360-day year) from and after __________________ __, 2002. Maker may prepay all or any portion of this Note at any time without penalty. All payments received from Maker hereunder shall be applied first, to the payment of any expenses due to Holder pursuant to the terms of this Note, second, to the payment of interest accrued and unpaid on this Note, and third, to reduce the principal balance hereunder.

     Any payments of expenses, principal or interest shall be made in U.S. dollars.

     Maker agrees to pay to Holder all expenses incurred by Holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

     This Note is binding on Maker and its respective successors and assigns, and Maker hereby waives presentment, demand, notice and protest and any defense by reason of an extension of time for payment or other indulgences. Failure of Holder to assert any right herein shall not be deemed to be a waiver thereof.

     This Note is being executed and delivered by Maker in connection with the transactions described in Section 7.6 of that certain Agreement and Plan of
Merger dated as of May   , 2002, by and among Parent, Eldorado Acquisition
Three, Inc., a Delaware corporation, and Maker.

     This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of Maker.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof.

                                          SOFTWARE SPECTRUM, INC.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                   APPENDIX B

                                  May 1, 2002

Board of Directors
Software Spectrum, Inc.
2140 Merritt Drive
Garland, Texas 75041

     Lady and Gentlemen:

     We understand that Software Spectrum, Inc. (the "Company") intends to enter into an Agreement and Plan of Merger dated as of May 1, 2002 (the "Agreement"), with Level 3 Communications, Inc. ("Parent") and Eldorado Acquisition Three, Inc., an indirect wholly-owned subsidiary of Parent ("Purchaser"). We understand that under the Agreement, Parent will acquire the Company through a merger of Purchaser with and into the Company (the "Proposed Transaction"). Pursuant to the Agreement, at the effective time of the merger, the Company's issued and outstanding common shares, other than any shares with respect to which appraisal rights are properly exercised, will be converted into the right to receive $37.00 in cash per common share. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

     We have been requested by the Company to render our opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the Company's common shareholders (other than Parent or any "affiliate" as defined in Rule 405 promulgated under the Securities Act) of the consideration to be received in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement dated April 30, 2002 and a draft of the Voting Agreement dated April 30, 2002 by and among Parent, Purchaser, the Company and certain shareholders of the Company; (2) publicly available information concerning the Company which we believe to be relevant to our inquiry; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) a trading history of the Company's common stock from July 12, 1991 to the present and a comparison of that trading history with those of other publicly traded companies which we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of publicly traded companies which we deemed relevant; (6) historical data relating to percentage premiums paid in acquisitions of publicly traded companies from January 1, 2001 to the present; and (7) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. In addition, we have had various discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or discussed with us we have assumed, at the direction of the management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have conducted only a limited inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities contingent or otherwise, of the Company. We have also assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any material adverse effect on the Company or on the

Board of Directors
Software Spectrum, Inc.
May 1, 2002
Page 2

expected benefits of the Proposed Transaction. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the future performance or long-term viability of the Company.

     The Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the forgoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received in the Proposed Transaction is fair to the common shareholders of the Company (other than Parent or any "affiliate" as defined in Rule 405 promulgated under the Securities Act). This opinion is being rendered at the behest of the Board of Directors and is for the benefit of the Board of Directors of the Company in its evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any shareholder should act or vote with respect to any matters relating to the Proposed Transaction.

                                          Very truly yours,

                                          /s/ SUNTRUST ROBINSON HUMPHREY
                                          --------------------------------------

                                               SUNTRUST ROBINSON HUMPHREY,
                                                      a Division of
                                              SUNTRUST CAPITAL MARKETS, INC.

                                   APPENDIX C

                      ARTICLES 5.11, 5.12 AND 5.13 OF THE

                         TEXAS BUSINESS CORPORATION ACT

ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

          (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

             (a) listed on a national securities exchange;

             (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

             (c) held of record by not less than 2,000 holders;

          (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

          (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

             (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

                   (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

                   (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

                   (iii) held of record by not less than 2,000 holders;

             (b) cash in lieu of fractional shares otherwise entitled to be received; or

             (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty

     (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                [SPECTRUM LOGO]

                            SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             SOFTWARE SPECTRUM, INC.

                 SPECIAL MEETING OF SHAREHOLDERS - JUNE 18, 2002


               The undersigned hereby appoints Judy C. Odom and Robert D. Graham and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the special meeting of shareholders of Software Spectrum, Inc. ("Software Spectrum") to be held at the offices of Software Spectrum, 2140 Merritt Drive, Garland, Texas, Tuesday, June 18, 2002 at 10:00 a.m. Central time, and at any adjournment or adjournments thereof. If more than one of the above persons shall be in person or by substitution at such special meeting or at any adjournment thereof, either of said persons so present and voting, either in person or by substitution, may exercise all of the powers hereby given.


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN             Please mark
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO            your votes as
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR                  indicated in    [X]
PROPOSAL 1.                                                      this example

The Board of Directors recommends a vote FOR proposal 1.

    1. To approve the Agreement and Plan of Merger, dated as of May 1, 2002, by and among Level 3 Communications, Inc., Eldorado Acquisition Three, Inc., and Software Spectrum, Inc., and to approve the merger of Eldorado Acquisition with and into Software Spectrum, as described in the accompanying proxy statement. In the merger each issued and outstanding share of Software Spectrum's common stock (other than shares held by Level 3 and its subsidiaries and Software Spectrum and its subsidiaries and other than shares held by shareholders of Software Spectrum common stock who perfect dissenters' rights of appraisal under Texas law) will be converted into the right to receive $37 per share in cash, without interest.

                 FOR                  AGAINST              ABSTAIN
                [   ]                  [   ]                [   ]

    2. In their discretion on such other matters as may properly come before the special meeting.


                                            Signature(s):
                                                         -----------------------

                                                         -----------------------
                                            Date Signed:
                                                         -----------------------

                                            Please sign exactly as your name
                                            appears on this proxy. If your stock
                                            is jointly owned both parties must
                                            sign. Fiduciaries and
                                            representatives should so indicate
                                            when signing, and when more than one
                                            is named, a majority should sign.

                                            PLEASE DATE, SIGN AND RETURN THIS
                                            PROXY PROMPTLY IN THE ENCLOSED
                                            ENVELOPE. NO POSTAGE IS REQUIRED.

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                             *FOLD AND DETACH HERE*